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INDEX TO FINANCIAL STATEMENTS

As filed with the Securities and Exchange Commission on May 14, 2018.

Registration No. 333-223832

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Certain co-registrants are identified in the "Table of Additional Registrants"
listed on the next page.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2080 (Primary Standard Industrial Classification Code Number)	98-0517725 (I.R.S. Employer Identification No.)

5301 Legacy Drive
Plano, Texas 75024
(972) 673-7000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

James L. Baldwin, Jr.
Executive Vice President and General Counsel
Dr Pepper Snapple Group, Inc.
5301 Legacy Drive
Plano, Texas 75024
(972) 673-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Neel Lemon
Jonathan B. Platt
Baker Botts L.L.P.
2001 Ross Avenue
Dallas, Texas 75201
(214) 953-6500

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the Registration Statement becomes effective.

            If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

            If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

            If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

            Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of "large accelerated filer," "accelerated filer" "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

            If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

            If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

            Exchange Act Rule 13e-4(i) (Cross-Border IssuerTender Offer) ☐

            Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

3.430% Senior Notes Due 2027	$100,000,000	100%	$100,000,000	$12,450(1)(3)

Guarantees of 3.430% Senior Notes due 2027(2)	—	—	—	—

4.500% Senior Notes Due 2045	$300,000,000	100%	$300,000,000	$37,350(1)(3)

Guarantees of 4.500% Senior Notes due 2045(2)	—	—	—	—

(1)
Calculated in accordance with Rule 457(f) under the Securities Act of 1933, as amended.

(2)
No separate consideration will be received for the guarantees, and no separate fee is payable pursuant to Rule 457(n) under the Securities Act of 1933, as amended.

(3)
Previously paid.

            The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
184 Innovations, Inc.	Delaware	36-4800558
234DP Aviation, LLC(1)	Delaware	27-1028433
A & W Concentrate Company(1)	Delaware	22-2483659
Americas Beverages Management GP(1)	Nevada	74-3218345
AmTrans, Inc.(2)	Illinois	36-2682881
Bai Brands LLC	New Jersey	27-1311310
Beverages Delaware Inc.(1)	Delaware	51-0345374
DP Beverages Inc.(1)	Delaware	04-2492250
DPS Americas Beverages, LLC(1)	Delaware	N/A
DPS Beverages, Inc.(1)	Delaware	55-0883062
DPS Holdings Inc.(1)	Delaware	06-1074905
Dr Pepper/Seven-Up Beverage Sales Company(1)	Texas	75-1554102
Dr Pepper/Seven Up Manufacturing Company(3)	Delaware	74-2690781
Dr Pepper/Seven Up, Inc.(1)	Delaware	75-2233365
Mott's Delaware LLC(1)	Delaware	26-2092489
Mott's LLP(1)	Delaware	90-0237006
MSSI LLC(1)	Delaware	77-0667192
Nantucket Allserve, LLC(1)	Delaware	04-3093808
Snapple Beverage Corp.(1)	Delaware	04-3149065
Splash Transport, Inc.(4)	Delaware	26-2366378
The American Bottling Company(1)	Delaware	36-4223626

(1)
Registrant's address is 5301 Legacy Dr., Plano, TX 75024. Telephone: 972-673-7000.

(2)
Registrant's address is 400 N. Wolf Road, Northlake, IL 60164. Telephone: 708-449-2600.

(3)
Registrant's address is 8900 Page Ave., St. Louis, MO 63114. Telephone: 314-426-8200.

(4)
Registrant's address is 5430 West 81st St., Indianapolis, IN 46268. Telephone: 866-573-3774.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting any offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated May 14, 2018

PROSPECTUS

Offer to Exchange
up to
$100,000,000 of 3.430% Senior Notes due 2027
that have been registered under the Securities Act of 1933
for any and all outstanding
$100,000,000 of 3.430% Senior Notes due 2027
that have not been registered under the Securities Act of 1933 and up to
$300,000,000 of 4.500% Senior Notes due 2045
that have been registered under the Securities Act of 1933
for any and all outstanding
$300,000,000 of 4.500% Senior Notes due 2045
that have not been registered under the Securities Act of 1933

          The exchange offer and withdrawal rights will expire at 11:59 p.m., New York City time, on                , 2018 unless extended.

          We are offering to exchange up to $100,000,000 aggregate principal amount of our outstanding 3.430% Senior Notes due 2027 (the "2027 additional notes") for new notes with substantially identical terms that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and are freely transferable (the "2027 exchange notes") and up to $300,000,000 aggregate principal amount of our outstanding 4.500% Senior Notes due 2045 (the "2045 additional notes" and, together with the 2027 additional notes, the "additional notes") for new notes with substantially identical terms that have been registered under the Securities Act and are freely transferable (the "2045 exchange notes" and, together with the 2027 exchange notes, the "exchange notes"). On December 14, 2016, we issued $400,000,000 aggregate principal amount of the 3.430% Senior Notes due 2027, which were registered under the Securities Act (CUSIP No. 26138E AX7) (the "2027 existing notes"), and on November 9, 2015 we issued $250,000,000 aggregate principal amount of the 4.500% Senior Notes due 2045, which were registered under the Securities Act (CUSIP No. 26138E AT6) (the "2045 existing notes" and, together with the 2027 existing notes, the "existing notes"). We refer to the additional notes, the exchange notes and the existing notes collectively in this prospectus as the "notes." We refer to this exchange as the "exchange offer." We are offering you exchange notes in exchange for additional notes in order to satisfy our registration obligations from the offering of the additional notes.

          The terms of the exchange notes are substantially identical to the additional notes, except that the transfer restrictions, registration rights and provisions for additional interest applicable to the additional notes do not apply to the exchange notes. The exchange notes will represent the same principal amount of debt as the additional notes, and we will issue the exchange notes under the same indenture as the existing notes. The exchange notes will be substantially identical to, and are expected to bear the same CUSIP and ISIN numbers as, the existing notes, but will bear different CUSIP and ISIN numbers from any unexchanged additional notes. The notes will be treated as a single class under the indenture governing them.

          Please read "Risk Factors" on page 17 of this prospectus for a discussion of factors you should consider before participating in the exchange offer.

          We will exchange for an equal principal amount of exchange notes all additional notes that you validly tender and do not validly withdraw before the exchange offer expires. You may withdraw tenders of additional notes at any time prior to the expiration of the exchange offer. The exchange procedure is more fully described in "The Exchange Offer—Procedures for Tendering." If you fail to tender your additional notes, you will continue to hold unregistered notes that you may not be able to transfer freely.

          Please read "Description of the Exchange Notes" for more details on the terms of the exchange notes. We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer.

          Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal, the form of which is set forth in Annex A hereto, states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for additional notes where such additional notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the consummation of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

          Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2018.

        This prospectus incorporates by reference business and financial information about us that is not included in or delivered with this prospectus. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. You may request a copy of any document incorporated by reference in this prospectus (including exhibits to those documents specifically incorporated by reference in this document), at no cost by visiting our website at www.drpeppersnapplegroup.com or by writing or calling us at the following address and telephone number:

Dr Pepper Snapple Group, Inc.
5301 Legacy Drive
Plano, Texas 75024
Attn: Investor Relations
Telephone: (972) 673-7000

        Information contained on our website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

        To obtain timely delivery, you must request the information no later than                        , 2018, or the date which is five business days before the expiration date of this offer.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we have filed with the SEC. We may add, update or change in a prospectus supplement any information contained in this prospectus. You should read this prospectus and any accompanying prospectus supplement, as well as any post-effective amendments to the registration statement of which this prospectus is a part, together with the additional information described under "Where You Can Find More Information" before you make any investment decision.

        We have not authorized anyone to give any information or to make any representations concerning the securities offered hereunder except those which are in this prospectus, any prospectus supplement that is delivered with this prospectus or any documents incorporated by reference into this prospectus. If anyone gives any other information or representation, you should not rely on it. You should not assume that the information in this prospectus or any document incorporated by reference is accurate as of any date other than the date on its front cover. You should not interpret the delivery of this prospectus, or any offer or sale of these securities, as an indication that there has been no change in our affairs since the date of this prospectus. This prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any circumstances in which the offer or solicitation is unlawful.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public from commercial document retrieval services and at the worldwide web site maintained by the SEC at http://www.sec.gov. You may also inspect those reports, proxy statements and other information concerning us at the offices of the NYSE, 20 Broad Street, New York, New York 10005, on which shares of our common stock are currently listed.

        We have filed with the SEC a registration statement on Form S-4 under the Securities Act relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours or one of our subsidiaries, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement and all of its exhibits at the SEC's public reference room in Washington, D.C., as well as through the SEC's web site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows information to be "incorporated by reference" into this prospectus, which means that important information can be disclosed to you by referring you to another document filed separately by us with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the following documents (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules):

  •
  our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on February 14, 2018, as amended by our Annual Report on Form 10-K/A for the year ended December 31, 2017 filed with the SEC on March 20, 2018;

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 filed with the SEC on April 25, 2018; and

  •
  our Current Reports on Form 8-K filed with the SEC on January 31, 2018, February 8, 2018, February 21, 2018 and March 20, 2018, in each case other than information furnished under Items 2.02 or 7.01 of Form 8-K.

        In addition, all documents that we file with the SEC on or after the date hereof under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules) will be incorporated by reference until the offering or offerings to which this prospectus relates are completed.

        As disclosed in Note 1 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, we adopted Accounting Standards Update 2017-07, Compensation—Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit, as of January 1, 2018. The Consolidated Statements of Income for the years ended December 31, 2017, 2016 and 2015 and the quarter ended March 31, 2017 do not reflect the effect of new accounting guidance adopted on January 1, 2018 because management concluded that the impact of adoption was immaterial to all periods presented and will be retrospectively adjusted for the year ended December 31, 2018. The effect of the new accounting guidance would increase our income from operations by $6 million, $7 million and $7 million for these years, respectively. Guarantor financial statements, segments footnote, and selected financial data, will also be correspondingly adjusted as well.

        You may obtain any of the documents incorporated by reference in this prospectus from the SEC as described under the heading "Where You Can Find More Information" above. You may also request a copy of any document incorporated by reference in this prospectus (including exhibits to those documents specifically incorporated by reference in this document), at no cost by visiting our website at www.drpeppersnapplegroup.com or by writing or calling us at the following address and telephone number:

Dr Pepper Snapple Group, Inc.
5301 Legacy Drive
Plano, Texas 75024
Attn: Investor Relations
Telephone: (972) 673-7000

        Information contained on our website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

PROSPECTUS SUMMARY

        This summary highlights information included or incorporated by reference in this prospectus. It may not contain all of the information that is important to you. This prospectus includes information about the exchange offer and the exchange notes and includes or incorporates by reference information about our business and our financial and operating data. Before deciding to participate in the exchange offer, you should read this entire prospectus carefully, including the information incorporated by reference in this prospectus and the "Risk Factors" section beginning on page 17 of this prospectus. In addition, certain statements include forward-looking information that involves known and unknown risks and uncertainties. See "Cautionary Statement Regarding Forward-Looking Statements."

        As used in this prospectus, unless otherwise indicated, "DPS," "our company," "the Company," "we," "us" and "our" refer to Dr Pepper Snapple Group, Inc. and its consolidated subsidiaries, except in each case where otherwise indicated or the context otherwise requires.

About Dr Pepper Snapple Group, Inc.

        Dr Pepper Snapple Group, Inc. is a leading integrated brand owner, manufacturer and distributor of non-alcoholic beverages in the United States ("U.S."), Canada and Mexico with a diverse portfolio of flavored (non-cola) carbonated soft drinks ("CSDs") and non-carbonated beverages ("NCBs"), including ready-to-drink teas, juices, juice drinks, water and mixers. We have some of the most recognized beverage brands in North America, with significant consumer awareness levels and long histories that evoke strong emotional connections with consumers.

        On January 29, 2018, DPS entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among DPS, Maple Parent Holdings Corp. ("Maple") and Salt Merger Sub, Inc. ("Merger Sub"), whereby Merger Sub will be merged with and into Maple, the indirect owner of Keurig Green Mountain, Inc. ("Keurig"), a leading producer of specialty coffee and innovative single serve brewing systems, with Maple surviving the merger as a wholly-owned subsidiary of DPS and the holders of the common stock of Maple immediately prior to the effective time of the merger will receive newly-issued shares of DPS common stock (the "Acquisition Shares") constituting approximately 87% of our outstanding common stock, on a fully diluted basis following the closing of the merger (the "Transaction"). The completion of the Transaction requires the approval by the holders of DPS' common stock of (i) an amendment to the DPS certificate of incorporation to increase the number of authorized shares of common stock and to change DPS' name to "Keurig Dr Pepper Inc." and (ii) the issuance of the Acquisition Shares pursuant to the Merger Agreement (collectively, the "Stockholder Approvals"). DPS expects to seek the Stockholder Approvals at a meeting of stockholders to be scheduled. DPS will prepare, file and mail a definitive proxy statement relating to such meeting. The preliminary proxy statement filed on March 8, 2018 and as amended on April 30, 2018 and May 14, 2018 (the "preliminary proxy statement") contains, and any definitive proxy statement related to such meeting will contain, a more detailed description of the Merger Agreement and the Transaction. The exchange offer is not conditioned on the Transaction, and we expect to consummate the exchange offer prior to the closing of the Transaction. Following the closing of the Transaction, the Company expects for the notes to continue to be outstanding.

        We are a Delaware corporation with our principal executive offices located at 5301 Legacy Drive, Plano, Texas 75024. Our telephone number at such address is (972) 673-7000, and our website is www.drpeppersnapplegroup.com. Information contained on our website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

 The Exchange Offer

        On June 15, 2017, we issued $100 million aggregate principal amount of 3.430% Senior Notes due 2027 and $300 million aggregate principal amount of 4.500% Senior Notes due 2045 in a transaction exempt from or not subject to registration under the Securities Act. As part of that offering, we entered into a registration rights agreement with the initial purchasers of the additional notes in which we agreed, among other things, to prepare and use commercially reasonable efforts to deliver this prospectus to you and to complete an exchange offer for the additional notes on or prior to June 15, 2018. Below is a summary of the exchange offer.

Additional Notes	On June 15, 2017, we issued $100 million aggregate principal amount of 3.430% Senior Notes due 2027 (the "2027 additional notes") and $300 million aggregate principal amount of 4.500% Senior Notes due 2045 (the "2045 additional notes" and, together with the 2027 additional notes, the "additional notes"). The additional notes are unconditionally guaranteed by all of our existing and future direct and indirect subsidiaries that guarantee any of our subsidiaries (other than Merger Sub, which will be merged with and into Maple in connection with the Transaction, and one immaterial subsidiary associated with charitable purposes) (the "Subsidiary Guarantors"). We expect to consummate the Transaction during July 2018. Prior to the consummation of the Transaction and at the effective time of this exchange offer, Maple will not be a guarantor of the notes. Following the consummation of the Transaction, neither Maple nor any of its subsidiaries are expected to become guarantors of the notes; however, if Maple or any of its subsidiaries guarantee indebtedness of the combined company following the Transaction, such entities will become guarantors of the notes pursuant to the terms of the Indenture.

The 2027 additional notes have substantially identical terms, other than with respect to transfer restrictions and registration rights, as our 2027 existing notes (defined below) but are treated as a separate class of debt securities unless and until we consummate this registered exchange offer. The 2045 additional notes have substantially identical terms, other than with respect to transfer restrictions and registration rights, as our 2045 existing notes (defined below), but are treated as a separate class of debt securities unless and until we consummate this registered exchange offer. Any additional notes not exchanged pursuant to this exchange offer will continue to be treated as a separate class of debt securities.

Indenture

The additional notes were issued as additional securities under an indenture (the "Base Indenture") dated December 15, 2009, among us and Wells Fargo Bank, N. A., as the trustee (the "trustee"), as supplemented, in respect of the 2027 additional notes, by the Seventh Supplemental Indenture, dated as of December 14, 2016 (the "Seventh Supplemental Indenture") and in respect of the 2045 additional notes, by the Fifth Supplemental Indenture, dated as of November 9, 2015 (the "Fifth Supplemental Indenture") and as supplemented by a Ninth Supplemental Indenture, dated as of June 15, 2017 (the "Ninth Supplemental Indenture" and, together with the Base Indenture, the Fifth Supplemental Indenture and the Seventh Supplemental Indenture, the "Indenture") between us, the Guarantors and the trustee. The exchange notes will be issued as an additional issuance under the Seventh Supplemental Indenture, as applicable, and the exchange notes will be treated as the same series as the applicable existing notes.

Existing Notes

On December 14, 2016, we issued $400,000,000 aggregate principal amount of the 3.430% Senior Notes due 2027, which were registered under the Securities Act (CUSIP No. 26138E AX7) (the "2027 existing notes"), and on November 9, 2015 we issued $250,000,000 aggregate principal amount of the 4.500% Senior Notes due 2045, which were registered under the Securities Act (CUSIP No. 26138E AT6) (the "2045 existing notes" and, together with the 2027 existing notes, the "existing notes").

Exchange Notes

The notes to be issued upon exchange of the 2027 additional notes (the "2027 exchange notes") will be of the same series as our 2027 existing notes, having terms that are identical in all material respects to the terms of the 2027 additional notes, except that (i) the transfer restrictions and registration rights applicable to the 2027 additional notes do not apply to the 2027 exchange notes and (ii) the 2027 exchange notes will not contain provisions relating to additional interest relating to our registration obligation.

The notes to be issued upon exchange of the 2045 additional notes (the "2045 exchange notes" and, together with the 2027 exchange notes, the "exchange notes") will be of the same series as our 2045 existing notes, having terms that are identical in all material respects to the terms of the 2045 additional notes, except that (i) the transfer restrictions and registration rights applicable to the 2045 additional notes do not apply to the 2045 exchange notes and (ii) the 2045 exchange notes will not contain provisions relating to additional interest relating to our registration obligation.

The exchange notes will be substantially identical to, and are expected to bear the same CUSIP and ISIN numbers as, the existing notes, but will bear different CUSIP and ISIN numbers from any unexchanged additional notes.

Terms of the Exchange Offer

We are offering to exchange (i) up to $100,000,000 of 2027 exchange notes for an equal amount of our 2027 additional notes and (ii) up to $300,000,000 of 2045 exchange notes for an equal amount of our 2045 additional notes, to satisfy our obligations under the registration rights agreement.

Expiration Date	The exchange offer will expire at 11:59 p.m., New York City time, on , 2018, unless we decide to extend it.
Conditions to the Exchange Offer

We will not accept additional notes for exchange if the exchange offer or the making of any exchange by a holder of the additional notes would violate any applicable law or SEC policy. A minimum aggregate principal amount of additional notes being tendered is not a condition to the exchange offer. Please read "The Exchange Offer—Conditions to the Exchange Offer" for more information about the conditions to the exchange offer.

Procedures for Tendering Additional Notes

All of the outstanding notes are held in book-entry form through the facilities of The Depository Trust Company ("DTC"). To participate in the exchange offer, you must follow the automatic tender offer program ("ATOP") procedures established by DTC for tendering notes held in book-entry form. The ATOP procedures require that the exchange agent receive, prior to the expiration date of the exchange offer, a computer-generated message known as an "agent's message" that is transmitted through ATOP and that DTC confirm that:

• DTC has received instructions to exchange your notes; and
• you agree to be bound by the terms of the letter of transmittal in Annex A hereto.
For more details, please read "The Exchange Offer—Terms of the Exchange Offer" and "The Exchange Offer—Procedures for Tendering."

Letters of transmittal should not be sent to us. Such letters should only be sent to the exchange agent. Questions regarding how to tender additional notes and requests for information should be directed to the exchange agent. See "The Exchange Offer—Exchange Agent."

Guaranteed Delivery Procedures	None.
Withdrawal of Tenders

You may withdraw your tender of additional notes at any time prior to the expiration date. To withdraw, you must submit a notice of withdrawal to the exchange agent using ATOP procedures before 11:59 p.m., New York City time, on the expiration date of the exchange offer. Please read "The Exchange Offer—Withdrawal of Tenders."

Acceptance of Additional notes and Delivery of Exchange Notes

If you fulfill all conditions required for proper acceptance of additional notes, we will accept any and all additional notes that you properly tender in the exchange offer before 11:59 p.m., New York City time, on the expiration date. We will return any additional notes that we do not accept for exchange to you without expense promptly after the expiration date. We will deliver the exchange notes promptly after the expiration date. Please read "The Exchange Offer—Terms of the Exchange Offer."

Fees and Expenses	We will bear certain expenses related to the exchange offer. Please read "The Exchange Offer—Fees and Expenses."
Use of Proceeds

The issuance of the exchange notes will not provide us with any new proceeds. We are making the exchange offer solely to satisfy our obligations under the registration rights agreement. See "Use of Proceeds" and "The Exchange Offer—Fees and Expenses."

Consequences of Failure to Exchange Additional Notes

If you do not exchange your additional notes in the exchange offer, you will no longer be able to require us to register the additional notes under the Securities Act, except in the limited circumstances provided under the registration rights agreement. In addition, you will not be able to resell, offer to resell or otherwise transfer the additional notes unless we have registered the additional notes under the Securities Act, or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act. If you fail to exchange your additional notes for exchange notes in the exchange offer, the existing transfer restrictions will remain in effect and the market value of your additional notes likely will be adversely affected because of a smaller float and reduced liquidity.

Certain U.S. Federal Income Tax Consequences	The exchange of additional notes for exchange notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. Please read "Certain U.S. Federal Income Tax Consequences."
Exchange Agent

Wells Fargo Bank, N.A. is serving as the exchange agent in connection with the exchange offer. You should direct questions and requests for assistance and requests for additional copies of this prospectus (including the letter of transmittal) to the exchange agent at the address and telephone and facsimile numbers listed under the heading "The Exchange Offer—Exchange Agent."

Terms of the Exchange Notes

        The exchange notes will be identical to the additional notes, except that (i) the transfer restrictions and registration rights applicable to the additional notes do not apply to the exchange notes, and (ii) the exchange notes will not contain provisions relating to additional interest relating to our registration obligations. The exchange notes will evidence the same debt as the additional notes, and the same indenture will govern the exchange notes and the additional notes. The additional notes will be the same class of securities as the existing notes and are expected to bear the same CUSIP and ISIN numbers as the applicable existing notes. We sometimes refer to both the exchange notes and the additional notes as the "notes."

        The following summary contains basic information about the exchange notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the exchange notes, please read "Description of the Exchange Notes."

Issuer	Dr Pepper Snapple Group, Inc.
Exchange Notes Offered	$100,000,000 aggregate principal amount of 3.430% Senior Notes due 2027. $300,000,000 aggregate principal amount of 4.500% Senior Notes due 2045.
Maturity Date	The 2027 exchange notes will mature on June 15, 2027. The 2045 exchange notes will mature on November 15, 2045.
Relationship with 3.430% Senior Notes due 2027 issued December 14, 2016 and 4.500% Senior Notes due 2045 issued November 9, 2015

The exchange notes will have substantially identical terms, other than with respect to transfer restrictions, registration rights and provisions for additional interest, as our additional notes, and will have substantially identical terms as our existing notes other than with respect to the date of issuance and issue price. The exchange notes will bear different CUSIP and ISIN numbers than any unexchanged additional notes. The exchange notes will bear the same CUSIP and ISIN numbers as, and be fungible with, the applicable series of existing notes. The 2027 exchange notes will be treated as a single series of debt securities with our 2027 existing notes and the 2045 exchange notes will be treated as a single series of debt securities with our 2045 existing notes.

Interest Rate	The 2027 exchange notes bear interest at 3.430% per year. The 2045 exchange notes bear interest at 4.500% per year.
Interest Payment Dates

Interest on the 2027 exchange notes will accrue at the rate of 3.430% per year and be payable on June 15 and December 15 of each year, beginning on June 15, 2018. Interest on the 2027 exchange notes will accrue from December 15, 2017.

Interest on the 2045 exchange notes will accrue at the rate of 4.500% per year and be payable on May 15 and November 15 of each year, beginning on May 15, 2018. Interest on the 2045 exchange notes will accrue from November 15, 2017.

Optional Redemption

We may redeem the 2027 exchange notes, in whole or in part, at any time prior to March 15, 2027 (three months prior to the maturity date of the 2027 exchange notes) and the 2045 exchange notes, in whole or in part, at any time prior to May 15, 2045 (six months prior to the maturity date of the 2045 Notes), in each case, at our option, at a redemption price equal to the greater of:

• 100% of the principal amount of the exchange notes being redeemed; and

•

the sum of the present value of the Remaining Scheduled Payments (as defined herein) of the exchange notes being redeemed discounted to the redemption date on a semi-annual basis (assuming a 360-day year of twelve 30-day months), at the Treasury Rate (as defined herein) plus 20 basis points in the case of the 2027 exchange notes and 25 basis points in the case of the 2045 exchange notes.

plus, in each case, accrued and unpaid interest to the redemption date. See "Description of the Exchange Notes—Optional Redemption."
Offer to Repurchase Upon a Change of Control Triggering Event

Upon the occurrence of certain kinds of Change of Control Triggering Events, we will be required, unless we have exercised our right to redeem the exchange notes, within a specified period, to make an offer to repurchase all of each series of exchange notes at a price equal to 101% of the principal amount, plus any accrued and unpaid interest to the date of repurchase. See "Description of the Exchange Notes—Offer to Repurchase Upon a Change of Control Triggering Event." We do not expect the Transaction to result in a Change of Control Triggering Event because we anticipate maintaining an investment grade rating. However, there can be no assurance that the Transaction will not result in a change of control triggering event. See "Risk Factors—Risks Relating to the Exchange Notes—We may not have the ability to raise the funds necessary to finance the offer to repurchase the notes upon a Change of Control Triggering Event."

Guarantees

The exchange notes will be fully and unconditionally guaranteed by all of our existing and future subsidiaries that guarantee any of our other indebtedness. At the time of issuance, the exchange notes will be guaranteed by all of our domestic subsidiaries (except for Merger Sub, which will be merged into Maple in connection with the Transaction, and one immaterial subsidiary associated with charitable purposes). We expect to consummate the Transaction during July 2018. Prior to the consummation of the Transaction and at the effective time of this exchange offer, Maple will not be a guarantor of the notes. Following the consummation of the Transaction, neither Maple nor any of its subsidiaries are expected to become guarantors of the notes; however, if Maple or any of its subsidiaries guarantee indebtedness of the combined company following the Transaction, such entities will become guarantors of the notes pursuant to the terms of the Indenture. See "Description of the Exchange Notes—Guarantees" and "Description of the Exchange Notes—Certain Covenants."

Ranking

The exchange notes will be our unsecured and unsubordinated obligations and will rank equally with all of our current and future unsecured and unsubordinated indebtedness (including our existing notes and additional notes), including any borrowings under our senior credit facility, and senior to all of our future subordinated debt. Each of the subsidiary guarantees will be the unsecured and unsubordinated obligation of the Subsidiary Guarantor providing such subsidiary guarantee and will rank equally with all of such Subsidiary Guarantor's current and future unsecured and unsubordinated indebtedness, including its guarantee of our senior credit facility, and senior to all of such Subsidiary Guarantor's future subordinated debt. The exchange notes and the subsidiary guarantees will effectively rank junior to any of our or the respective Subsidiary Guarantors' current and future secured indebtedness to the extent of the value of the assets securing such indebtedness. As of December 31, 2017, neither we nor any of the Subsidiary Guarantors had any secured indebtedness (other than capital leases).

The exchange notes will not be guaranteed by all of our subsidiaries and will therefore be effectively subordinated to all existing and future liabilities of our subsidiaries that are not guaranteeing the exchange notes (excluding any amounts owed by such subsidiaries to us). For the year ended December 31, 2017, our non-guarantor subsidiaries accounted for $680 million of our consolidated net sales and $89 million of our consolidated income from operations. As of December 31, 2017, the total liabilities of our non-guarantor subsidiaries were approximately $131 million, including trade payables, and the total assets of such subsidiaries was approximately $463 million. The preceding amounts do not give effect to the Transaction or the related financing transactions.

Certain Covenants	The indenture governing the exchange notes will, among other things, limit our ability to:
• incur indebtedness secured by principal properties;

• enter into certain sale and leaseback transactions with respect to principal properties; and
• enter into certain mergers, consolidations and transfers of substantially all of our assets.
The above restrictions are subject to significant exceptions. See "Description of the Exchange Notes—Certain Covenants." The indenture governing the exchange notes does not prohibit the Transaction.
Form and Denomination of Exchange Notes

We will issue the exchange notes in the form of one or more fully registered global exchange notes registered in the name of the nominee of DTC. Beneficial interests in the exchange notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Clearstream Banking, S.A., and Euroclear Bank, SA/ NV, will hold interests on behalf of their participants through their respective U.S. depositaries, which in turn will hold such interests in accounts as participants of DTC. The exchange notes will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Please read "Description of the Exchange Notes—Book-Entry, Delivery and Form."

Further Issuances

We may from time to time, without notice to or the consent of the holders of any series of exchange notes, create and issue additional debt securities having the same terms (except for the issue date and, in some cases, the public offering price and the first interest payment date) as, and ranking equally and ratably with, the applicable series of exchange notes in all respects, as described under "Description of the Exchange Notes—Further Issuances."

Transfer Restrictions; Absence of a Public Market for the Exchange Notes

The exchange notes generally will be freely transferable. However, although a limited market exists for the existing notes, an active trading market for the exchange notes may not develop and, if one develops, it may not be liquid. We do not intend to make a trading market in the exchange notes after the exchange offer, and we do not intend to apply for listing of the exchange notes on any securities exchange or automated system. Therefore, we cannot assure you as to the development of an active market for the exchange notes or as to the liquidity of any such market.

Risk Factors	See "Risk Factors" for a discussion of certain factors that you should carefully consider before deciding to invest in the exchange notes.
Trustee	Wells Fargo Bank, N.A.
Governing Law	The exchange notes and the indenture relating to the exchange notes will be governed by, and construed in accordance with, the laws of the State of New York.

RISK FACTORS

        Before you invest in the securities covered by this prospectus, you should carefully consider the factors discussed in Item 1A under "Risk Factors" and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2017, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus, together with all of the other information included in this prospectus. See "Incorporation of Certain Information by Reference" herein.

        If any of the risks described in these reports or other documents were to materialize, our business, results of operations, cash flows, financial condition and prospects could be materially and adversely affected. In that case, our ability to make distributions to our stockholders or to pay interest on, or principal of, any debt securities issued by us, may be reduced, the trading prices of any of our publicly traded securities could decline and you could lose all or part of your investment.

        The risks described below are not the only ones facing the Company. Additional risks not presently known to us or that we currently deem immaterial individually or in the aggregate may also impair our business operations.

        This prospectus and documents incorporated by reference herein also contain forward-looking statements that involve risks and uncertainties, some of which are described in the documents incorporated by reference in this prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the risks and uncertainties faced by us described below or incorporated by reference in this prospectus. See "Cautionary Statement Regarding Forward-Looking Statements."

Risks Related to the Exchange Offer

If you fail to exchange additional notes, existing transfer restrictions will remain in effect and the market value of the additional notes may be adversely affected because they may be more difficult to sell.

        If you fail to exchange additional notes for exchange notes under the exchange offer, then you will continue to be subject to the existing transfer restrictions on the additional notes. In general, the additional notes may not be offered or sold unless they are sold in transactions that are registered or exempt from registration under the Securities Act and applicable state securities laws. Except in connection with this exchange offer or as required by the registration rights agreement, we do not intend to register resales of the additional notes.

        The tender of additional notes under the exchange offer will reduce the principal amount of the currently outstanding additional notes. Due to the corresponding reduction in liquidity, this may have an adverse effect upon, and increase the volatility of, the market price of any additional notes that you continue to hold following completion of the exchange offer.

Risks Relating to the Exchange Notes

We are a holding company and our ability to make payments on our outstanding indebtedness, including the notes, is dependent upon the receipt of funds from our subsidiaries by way of interest and principal payments on loans due to us, dividends, fees or otherwise.

        The notes are obligations of Dr Pepper Snapple Group, Inc., which is a holding company with no material operating assets, other than the stock of its subsidiaries and loans to subsidiaries. All of Dr Pepper Snapple Group, Inc.'s revenue and cash flow is generated through its subsidiaries. Accordingly, Dr Pepper Snapple Group, Inc.'s ability to make payments on its indebtedness, including the notes, and to fund its other obligations is dependent not only on the ability of its subsidiaries to generate cash, but also on the ability of its subsidiaries to distribute cash to it in the form of interest and principal payments on loans due to us, dividends, fees or otherwise. Although certain subsidiaries will guarantee Dr Pepper Snapple Group, Inc.'s payment obligations on the notes, these guarantees may be released under certain circumstances.

The notes are effectively subordinated to the indebtedness of our subsidiaries that are not guaranteeing the notes.

        We expect that only certain of our subsidiaries will guarantee our payment obligations on the notes. Our right, and our Subsidiary Guarantors' right, to participate in any distribution of assets of any non-guarantor subsidiary upon that subsidiary's dissolution, winding-up, liquidation, reorganization or otherwise is subject to the prior claims of the creditors of that subsidiary, except to the extent that we or a Subsidiary Guarantor is a creditor of the subsidiary and we or such Subsidiary Guarantor's claims are recognized. Therefore, the notes will be effectively subordinated to all indebtedness and other obligations of our non-guarantor subsidiaries (excluding any amounts owed by such subsidiaries to us). Our non-guarantor subsidiaries are separate legal entities and have no obligations to pay any amounts due on the notes. For the year ended December 31, 2017, our non-guarantor subsidiaries accounted for $680 million of our consolidated net sales and $89 million of our consolidated income from operations. As of December 31, 2017 and March 31, 2018, the total liabilities of our non-guarantor subsidiaries were approximately $131 million and $147 million, respectively, including trade payables, and the total assets of such subsidiaries was approximately $463 million and $471 million, respectively. The preceding amounts do not give effect to the Transaction or the related financing transactions.

        If the notes are not guaranteed by any of our subsidiaries, then the notes will be effectively subordinated to all indebtedness and other obligations of all of our subsidiaries. The Indenture governing the notes does not limit the ability of our subsidiaries to incur additional indebtedness that is equal in right of payment to the notes.

The notes and the subsidiary guarantees are not secured by any assets and any secured creditors would have a priority claim on our or the Subsidiary Guarantor's assets.

        The notes are not secured by any of our assets and the subsidiary guarantees are not secured by any of the assets of the Subsidiary Guarantors. The terms of the Indenture permit us and our subsidiaries to incur a certain amount of secured indebtedness without equally and ratably securing the notes. If we or any of the Subsidiary Guarantors become insolvent or are liquidated, or if payment under any of the agreements governing any secured debt is accelerated, the lenders under our or a Subsidiary Guarantor's secured debt agreements, if any, will be entitled to exercise the remedies available to a secured lender. Accordingly, the lenders will have a priority claim on our or the relevant Subsidiary Guarantor's assets to the extent of their liens, and it is possible that there will be insufficient assets remaining from which claims of the holders of these notes can be satisfied. As of December 31, 2017 and March 31, 2018, neither we nor any of the Subsidiary Guarantors had any secured indebtedness (other than capital leases).

Negative covenants in the Indenture offer only limited protection to holders of the notes.

        The Indenture governing the notes will contain negative covenants that apply to us and our subsidiaries. However, the indenture does not:

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  require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity and, accordingly does not protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations;

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  limit our ability to incur indebtedness that is equal in right of payment to the notes;

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  restrict our ability to repurchase or prepay our securities; or

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  restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes.

        In addition, the limitation on secured indebtedness covenant in the Indenture contains exceptions that will allow us and our subsidiaries to create, grant or incur liens or security interests to secure a certain amount of indebtedness and a variety of other obligations without equally and ratably securing the notes. See "Description of the Exchange Notes—Certain Covenants" for a description of this covenant and related definitions. In light of these exceptions, holders of the notes may be structurally subordinated to new lenders.

Holders of our existing indebtedness may have superior rights under certain circumstances.

        As of March 31, 2018, the Company has approximately $4,225 million of senior notes outstanding (the "outstanding notes"), approximately $125 million of which are the 7.45% Senior Notes due May 1, 2038 (the "2038 notes"). The 2038 notes have the benefit of covenants limiting secured debt and sale and leaseback transactions similar to, but more restrictive than, the limitations on secured debt and sale and leaseback transactions applicable to the additional notes, as described below under "Description of the Exchange Notes—Certain Covenants." In the event the Company incurs secured debt or enters into a sale and leaseback transaction that is excepted from the covenant protection provided to the holders of the notes but not the holders of the 2038 notes, the notes may become effectively subordinated to the claims of the holders of the 2038 notes up to the value of the assets subject to the lien or sale and leaseback transaction. In addition, the Company's senior unsecured credit facility contains a covenant limiting secured debt that is more restrictive than the limitation on secured debt described below under "Description of the Exchange Notes—Certain Covenants." We expect to repay and terminate the Company's senior unsecured credit facility in connection with the Transaction. Following the Transaction, it is expected that the Company will enter into a new credit facility which may have different terms and which may impact the notes.

        Upon the occurrence of a Change of Control Triggering Event (as defined with respect to the additional notes), we will be required to offer to repurchase all of each series of notes. In addition, upon the occurrence of a change of control triggering event (as defined with respect to each series of the outstanding notes), we will be required to offer to repurchase each affected series of the outstanding notes. The definition of Change of Control Triggering Event with respect to the additional notes is similar, but not identical in one or more respects, to the definitions of change of control triggering event with respect to the various series of outstanding notes (other than our 2.53% Senior Notes due 2021 (the "2021 Notes"), 3.13% Senior Notes due 2023 (the "2023 Notes"), 3.40% Senior Notes due 2025 (the "2025 Notes"), 2.55% Senior Notes due 2026 (the "2026 Notes") and 4.42% Senior Notes due 2046 (the "2046 Notes")) and the definition of change of control triggering event varies in certain instances among the various series of outstanding notes. As a result, under certain circumstances, we may be required to make an offer to repurchase one or more series of the outstanding notes but not the additional notes. We do not expect the Transaction to result in a Change of Control Triggering Event with respect to the additional notes, the exchange notes, or any other series of existing notes because we anticipate maintaining an investment grade rating. However, there can be no assurance that the Transaction will not result in a change of control triggering event.

        The events of default under the indenture governing the 2038 notes include a default on any of our indebtedness or that of our subsidiaries that have guaranteed the 2038 notes which default results in the acceleration of such indebtedness in an amount in excess of $100 million without such indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled for a period of 30 days after written notice to us of such default. The indenture governing the additional notes does not contain a similar event of default. As a result, if the acceleration of indebtedness described above occurs, the holders of the additional notes will not have the right to accelerate the maturity of their additional notes even though the holders of the 2038 Notes will have that right.

        At December 30, 2017 and March 31, 2018, Keurig had no indebtedness outstanding under its $700 million revolving credit facility other than $7.5 million and $5.5 million, respectively, in outstanding letters of credit.

        In connection with the execution of the Merger Agreement, Maple has entered into the Bridge Commitment Letter with certain third parties, pursuant to which such third parties have committed to lend, severally but not jointly, initially to Maple an amount up to $13.1 billion in the aggregate in the form of the Bridge Facility, subject to customary conditions as set forth therein. The commitments in respect of the Bridge Facility will be automatically reduced, subject to certain exceptions and limitations, on a dollar-for-dollar basis by (i) the net cash proceeds of any sale or issuance of debt securities by Maple, (ii) the net cash proceeds of the incurrence by Maple of certain other indebtedness for borrowed money, (iii) the net cash proceeds from any issuance of equity securities or equity-linked securities by Maple, (iv) the committed amount or (without duplication) the net cash proceeds of loans under its term loan facility and revolving credit facility and (v) the net cash proceeds of certain sales of assets outside the ordinary course of business, in each case subject to certain exceptions. The bridge financing commitments are currently undrawn and are subject to various customary conditions set forth in the Bridge Commitment Letter.

        On February 28, 2018, Maple entered into (1) a Term Loan Agreement among Maple, the lenders and other financial institutions party thereto and JP Morgan Chase Bank, N/A., as administrative agent, pursuant to which such lenders have committed to provide $2.7 billion in the Term Loan Facility for the purposes of funding (i) the closing of the Transaction and (ii) fees and expenses related to the Transaction and (2) a Credit Agreement among Maple, the revolving lenders and the other financial institutions party thereto and JP Morgan Chase Bank, N/A., as administrative agent, pursuant to which such revolving lenders have committed to provide $2.4 billion in revolving credit facilities, for the purpose of funding (i) the Transaction, (ii) fees and expenses related to the Transaction, (iii) repayment of the Company's and Maple's existing credit facilities and (iv) general corporate needs.

        The balance of the financing in connection with the Transaction could take any of several forms or any combination of them, including but not limited to the following: (i) Maple may issue senior notes in the public and/or private capital markets; (ii) Maple may enter into one or more senior term loan facilities; (iii) Maple may use cash on hand; (iv) Maple may draw funds under the Bridge Facility; and (v) an equity commitment from Maple's equity sponsor, Maple Holdings B.V.

        It is a condition to closing the Transaction that the combined company have no more than $16.9 billion of outstanding indebtedness in the aggregate.

Credit ratings assigned to the notes may not reflect all risks of your investment in the notes.

        The credit ratings assigned to the notes are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by the applicable rating agencies, if, in such rating agency's judgment, circumstances so warrant, including in connection with, or due to, the consummation of the Transaction. Agency credit ratings are not a recommendation to buy, sell or hold any security. Each agency's rating should be evaluated independently of any other agency's rating. Actual or anticipated changes, upgrades or downgrades in the credit ratings assigned to the notes, including any announcement that such ratings are under further review for an upgrade or downgrade, could affect the market value of the notes and, in the event of a downgrade, increase our corporate borrowing costs, including with respect to our outstanding notes.

Federal and state laws regarding fraudulent conveyance allow courts, under specific circumstances, to void debts, including guarantees, and would require holders of the notes to return payments received from us or the Subsidiary Guarantors.

        The notes will be guaranteed by certain of our subsidiaries. If a bankruptcy proceeding or lawsuit were to be initiated by unpaid creditors, the notes and the subsidiary guarantees of the notes could come under review for federal or state fraudulent transfer violations. Under federal bankruptcy law and comparable provisions of state fraudulent transfer laws, obligations under a note or a guaranty could be voided, or claims in respect of a note or a guaranty could be subordinated to all other debts of the Company or guarantor if, among other things, the Company or guarantor at the time it incurred the indebtedness evidenced by its note or guaranty:

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  received less than reasonably equivalent value or fair consideration for the incurrence of the debt or guarantee; and

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  one of the following applies:

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  it was insolvent or rendered insolvent by reason of such incurrence;

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  it was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

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  it intended to incur, or believed that it would incur, debts beyond its ability to pay debts as they mature.

        In addition, any payment by the Company or guarantor under its note or guarantee could be voided and required to be returned to the Company or guarantor, as the case may be, or to a fund for the benefit of the creditors of the debtor or guarantor.

        The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, the Company or a guarantor would be considered insolvent if:

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  the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets;

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  the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

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  it could not pay its debts as they become due.

We may not have the ability to raise the funds necessary to finance the offer to repurchase the notes upon a Change of Control Triggering Event.

        Upon the occurrence of a Change of Control Triggering Event (as defined with respect to the additional notes), we will be required to offer to repurchase all of each series of additional notes. In addition, upon the occurrence of a change of control triggering event (as defined with respect to each series of outstanding notes), we will be required to offer to repurchase each affected series of outstanding notes. The definition of Change of Control Triggering Event with respect to the additional notes is similar, but not identical in one or more respects, to the definition of change of control triggering event with respect to the various series of outstanding notes (other than the 2021 Notes, the 2023 Notes, the 2025 Notes, the 2026 Notes and the 2046 Notes) and the definition of change of control triggering event varies in certain instances among the various series of outstanding notes. We cannot assure you that we will have sufficient funds available to make any required repurchases of the additional notes and, if applicable, the outstanding notes upon such an event. Any failure to repurchase tendered additional notes would constitute a default under the Indenture governing the additional notes and, if applicable, the indentures governing the outstanding notes, which, in turn, would constitute a default under our senior credit facility. A default could result in the declaration of the principal and interest on all the notes, the outstanding notes and our indebtedness outstanding under the senior credit facility to be due and payable. The term "Change of Control Triggering Event" is defined under "Description of the Exchange Notes—Offer to Repurchase Upon a Change of Control Triggering Event." We do not expect the Transaction to result in a Change of Control Triggering Event with respect to the additional notes, the exchange notes, or any other series of existing notes because we anticipate maintaining an investment grade rating. However, there can be no assurances that the Transaction will not result in a change of control triggering event.

There may not be active trading markets for the notes.

        Although the issuance of the exchange notes will be registered under the Securities Act, we do not intend to have the exchange notes listed on a national securities exchange or included in any automated quotation system. If the exchange notes are traded after their initial issuance, they may trade at a discount from the initial offering price of the additional notes at the time they are exchanged for exchange notes. As a result, we cannot ensure you that you will be able to sell any of the exchange notes at a particular time, at attractive prices or at all. Future trading prices of the exchange notes will depend on many factors, including prevailing interest rates, our financial condition and results of operations, the then-current ratings assigned to the exchange notes and the market for similar securities. Trading markets for the exchange notes depend on many factors independent of and in addition to the foregoing, including:

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  time remaining to the maturity of the exchange notes;

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  outstanding amount of the exchange notes;

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  terms related to optional redemption of the exchange notes; and

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  level, direction and volatility of market interest rates generally.

Risks Relating to the Transaction

The closing of the Transaction is subject to many conditions, and if these conditions are not satisfied or waived, the Transaction will not be completed.

        The closing of the Transaction is subject to a number of conditions as set forth in the Merger Agreement that must be satisfied, including the approval by our stockholders of the stock issuance proposal and the charter amendment proposal, the expiration or termination of the waiting period applicable to the Transaction under antitrust laws, including the HSR Act, obtaining certain required foreign regulatory approvals, the absence of any law or injunction prohibiting the consummation of the Transaction, the authorization of the listing on the New York Stock Exchange of the shares of our common stock to be issued in the Transaction and the securing of financing for the Transaction.

        The closing of the Transaction is also subject to the satisfaction or waiver of a number of other conditions, including, among others, the accuracy of representations and warranties in the Merger Agreement (subject to certain materiality qualifiers, other customary exceptions and customary cure rights), the performance in all material respects by us and Maple of our respective obligations under the Merger Agreement, the absence of a material adverse effect on Maple or us, the receipt by us and Maple of officer certificates signed on behalf of Maple, with respect to the certificate to be received by us, and signed on behalf of us and Merger Sub, with respect to the certificate to be received by Maple, certifying the satisfaction of the preceding conditions, receipt by Maple of representations of officers on behalf of DPS and Merger Sub made substantially in the form provided in the Transaction agreement (provided this condition will be deemed not to be satisfied if (i) McDermott Will & Emery LLP has delivered an opinion that, as a result of a change in law occurring after January 29, 2018, it is unable to provide an opinion that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and/or as an exchange described in Section 351(a) of the Code and (ii) Maple is unable to obtain such opinion from an alternative tax counsel), and receipt by our Board of Directors (the "Board") of the solvency opinion from our solvency advisor. In addition, it is a condition to our obligation to close under the Merger Agreement that the total indebtedness (other than relating to capital leases) of the combined company, after giving effect to the Transaction and the other transactions contemplated by the Merger Agreement, does not exceed $16.9 billion in the aggregate.

        For the complete conditions that must be satisfied or waived prior to completion of the Transaction, see the Merger Agreement filed as an exhibit to our Current Report on Form 8-K filed on January 31, 2018.

        There can be no assurance as to whether or when the conditions to the closing of the Transaction will be satisfied or waived or as to whether or when the Transaction will be consummated.

        The exchange offer is not a condition to closing the Transaction, and the closing of the exchange offer is not conditioned on the closing of the Transaction. We expect to consummate the exchange offer prior to the closing of the Transaction.

The termination of the Merger Agreement could negatively impact us.

        The Merger Agreement may be terminated at any time prior to the effective time, whether before or after receipt of the approval of DPS stockholders of the stock issuance proposal and the charter amendment proposal or the effectiveness of the Maple stockholder consent or Merger Sub stockholder consent, by action taken or authorized by the board of directors of the terminating party or parties, (i) by mutual consent of Maple and DPS, (ii) by either Maple or DPS if any governmental entity of competent jurisdiction shall have issued a final and nonappealable order permanently enjoining or otherwise prohibiting the consummation of the Transaction and other transactions contemplated by the Transaction, except that no party may seek to terminate for this reason if such party's breach of its obligations under the Merger Agreement proximately contributed to the occurrence of such order, (iii) by either Maple or DPS if DPS fails to obtain the approval of DPS stockholders of the stock issuance proposal or the charter amendment proposal, (iv) by either Maple or DPS if the Transaction shall not have been consummated on or before October 29, 2018 except that no party may seek to terminate for this reason if such party's breach of its obligations under the Merger Agreement proximately contributed to the failure of the closing to occur on or before October 29, 2018, (v) by Maple if there shall have been a breach of any of the covenants or agreements or any inaccuracy of any of the representations or warranties set forth in the Merger Agreement on the part of DPS or Merger Sub (subject to certain materiality exceptions, other customary exceptions and a customary cure right), (vi) by DPS if there shall have been a breach of any of the covenants or agreements or any inaccuracy of any representations or warranties set forth in the Merger Agreement on the part of Maple (subject to certain materiality exceptions, other customary exceptions and a customary cure right), (vii) by Maple if the Board shall have made a change in recommendation to its stockholders or DPS shall have breached in any material respect its obligation not to solicit or negotiate any other acquisition proposal or, if after receipt or public announcement of an acquisition proposal, the Board shall have failed to reaffirm its recommendation regarding DPS stockholders voting for the stock issuance proposal and charter amendment proposal within five business days after receipt of a written request from Maple to do so, (viii) by DPS in order to accept a superior proposal and enter into an alternative acquisition agreement or (ix) by DPS, if (a) the conditions to Maple's obligations (including mutual conditions) to effect the Transaction have been satisfied or waived, and Maple has not provided the required financing certificate by the date that is two business days prior to the date the Transaction should have been consummated, or (b) following the receipt of such financing certificate, Maple fails to consummate the Transaction on the date the consummation of the Transaction should have occurred pursuant to the Merger Agreement.

        If the Merger Agreement is terminated for any reason, our ongoing business may be adversely affected and, without realizing any of the anticipated benefits of having completed the Transaction, we would be subject to a number of risks, including the following:

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  the market price of our common stock could decline;

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  if the Merger Agreement is terminated and our Board seeks another business combination, our stockholders cannot be certain that we will be able to find a party willing to enter into a transaction on terms equivalent to or more attractive than the terms that Maple has agreed to in the Merger Agreement;

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  time and resources, financial and other, committed by our management to matters relating to the Transaction could otherwise have been devoted to pursuing other beneficial opportunities for our company;

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  we may experience negative reactions from the financial markets or from our customers or employees; and

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  we may be required to pay our respective costs relating to the Transaction, including legal, accounting, financial advisory, financing and printing fees, whether or not the Transaction is completed.

        If the Merger Agreement is terminated, under specified circumstances, we may be required to pay Maple a termination fee of $700 million. Please see the Merger Agreement filed as an exhibit to our Current Report on Form 8-K filed on January 31, 2018.

        In addition, if the Transaction is not completed, we could be subject to litigation related to any failure to complete the Transaction or related to any enforcement proceeding commenced against us to perform our obligations under the Merger Agreement. The materialization of any of these risks could materially and adversely impact our ongoing business.

We and Maple will be subject to certain operating restrictions until consummation of the Transaction and business uncertainties until and following the consummation of the Transaction.

        Uncertainty about the effect of the Transaction on employees and customers may have an adverse effect on us, Maple or the combined company following the Transaction. These uncertainties could disrupt our business or the business of Maple and cause customers, suppliers, vendors, partners and others that deal with us and Maple to defer entering into contracts with us and Maple or making other decisions concerning us and Maple or seek to change or cancel existing business relationships with us and Maple. Retention and motivation of certain employees may be challenging during the pendency of the Transaction due to uncertainty about their future roles and difficulty of integration. If key employees depart because of issues related to the uncertainty and difficulty of integration or a desire not to remain with the combined company, the combined company's business following the Transaction could be negatively impacted. In addition, the Merger Agreement restricts DPS and Maple from making certain acquisitions and investments and imposes certain other restrictions on the conduct of each party's business until the Transaction occurs without the consent of the other party. These restrictions may negatively affect each party's business and operations or prevent either party from pursuing attractive business opportunities that may arise prior to the completion of the Transaction. For a description of the restrictive covenants to which each of DPS and Maple is subject, see the Merger Agreement filed as an exhibit to our Current Report on Form 8-K filed on January 31, 2018.

The Merger Agreement contains restrictions on our ability to pursue other alternatives to the Transaction.

        The Merger Agreement contains non-solicitation provisions that, subject to limited exceptions, restrict our and our subsidiaries' ability to, directly or indirectly, initiate, solicit, knowingly encourage, induce or assist any inquiries or the making, submission, announcement or consummation of, proposals or offers that constitute or could reasonably be expected to lead to any acquisition proposal. Further, subject to limited exceptions, consistent with applicable law, the Merger Agreement provides that our Board will not withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify) in a manner adverse to Maple its recommendation that our stockholders vote in favor of the stock issuance proposal and the charter amendment proposal. Although our Board is permitted to take certain actions in response to a superior proposal or an intervening event if (subject to compliance with the provisions of the Merger Agreement) it determines in good faith (after consultation with DPS's outside legal counsel) that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties under applicable law, doing so in specified situations could require us to pay to Maple a termination fee of $700 million. Please see the Merger Agreement filed as an exhibit to our Current Report on Form 8-K filed on January 31, 2018.

        Such provisions could discourage a potential acquiror that might have an interest in making a proposal from considering or proposing any such transaction, even if it were prepared to pay consideration with a higher value to our stockholders than that to be paid pursuant to the Merger Agreement. There also is a risk that the requirement to pay the termination fee or expense payment to Maple in certain circumstances may result in a potential acquiror proposing to pay a lower per share price to acquire us than it might otherwise have proposed to pay.

Completion of the Transaction may require consents or trigger change in control or other provisions in certain agreements to which DPS is a party.

        The completion of the transactions may require consents or trigger change in control or other provisions in certain agreements to which DPS is a party. If Maple and DPS are unable to obtain consents or negotiate waivers of those provisions, the counterparties may exercise their rights and remedies under the agreements, potentially terminating the agreements, discontinuing business relationships or seeking monetary damages. Even if Maple and DPS are able to obtain consent or negotiate waivers, the counterparties may require a fee for such waivers or seek to renegotiate the agreements on terms less favorable to DPS. Such action could cause the combined company to lose business, increase the cost of doing business and/or lower profitability or have other adverse financial impacts.

The unaudited pro forma condensed combined financial statements included in this prospectus are presented for illustrative purposes only and the actual financial condition and results of operations of the combined company following the Transaction may differ materially.

        The unaudited pro forma condensed combined financial statements contained in this prospectus are presented for illustrative purposes only; are based on various adjustments, assumptions and preliminary estimates; and do not represent the actual financial condition or results of operations of DPS and Maple prior to the Transaction and may not be an indication of financial condition or results of operations of the combined company following the Transaction for several reasons. The actual financial condition and results of operations of DPS and Maple prior to the Transaction and those of the combined company following the Transaction may not be consistent with, or evident from, these unaudited pro forma condensed combined financial statements. In addition, the assumptions used in preparing the unaudited pro forma condensed combined financial statements may not be realized, and other factors may affect DPS's and Maple's respective financial condition or results of operations prior to the Transaction and the combined company's financial condition or results of operations following the Transaction. For example, the allocation of the aggregate merger consideration is based on preliminary fair value estimates and discussions between Maple and DPS management, and the final determination of the allocation of the aggregate merger consideration will be based on the actual tangible and intangible assets and the liabilities of DPS at the effective time of the Transaction. Furthermore, following the Transaction, the combined company will conduct a review of accounting policies of DPS in an effort to determine if differences in accounting policies require restatement or reclassification of results of operations or reclassification of assets or liabilities to conform to Maple's accounting policies and classifications. As a result of that review, the combined company may identify differences among the accounting policies of the companies that, when conformed, could have a material impact on the unaudited pro forma condensed combined financial statements contained in this prospectus. Any potential decline in DPS's, Maple's or the combined company's financial condition or results of operations may cause significant variations in the pro forma financial statements, DPS's stock price and the stock price of the combined company following the closing of the Transaction.

We may waive one or more of the conditions to the Transaction without resoliciting stockholder approval.

        We may determine to waive, in whole or in part, one or more of the conditions to our obligations to complete the Transaction, to the extent permitted by applicable laws. We will evaluate the materiality of any such waiver and its effect on our stockholders in light of the facts and circumstances at the time to determine whether any amendment of any preliminary proxy statement and resolicitation of proxies is required or warranted. In some cases, if our Board determines that such a waiver is warranted but that such waiver or its effect on our stockholders is not sufficiently material to warrant resolicitation of proxies, we have the discretion to complete the Transaction without seeking further stockholder approval. Any determination whether to waive any condition to the Transaction or as to resoliciting stockholder approval or amending any preliminary proxy statement as a result of a waiver will be made by us at the time of such waiver based on the facts and circumstances as they exist at that time.

If our due diligence investigation of Keurig was inadequate or if unexpected risks related to Keurig's business materialize, it could have a material adverse effect on our stockholders' investment.

        Even though we conducted a due diligence investigation of Keurig, we cannot be sure that our diligence surfaced all material issues that may be present inside Keurig or its business, or that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of Keurig and its business and outside of its control will not arise later. If any such material issues arise, they may materially and adversely impact the ongoing business of the combined company and our stockholders' investment.

Because the lack of a public market for Maple shares makes it difficult to evaluate the fairness of the Transaction, the stockholders of Maple may receive consideration in the Transaction that is more than the fair market value of the Maple shares.

        The outstanding capital stock of Maple is privately held and is not traded in any public market. The lack of a public market makes it extremely difficult to determine the fair market value of Maple. Because the percentage of DPS equity to be issued to Maple stockholders as consideration for the Transaction will be determined based on an exchange ratio set forth in the Merger Agreement as a result of negotiations between the parties that will not be adjusted even if there is a change in the value of our company, it is possible that the value of our common stock to be received by Maple stockholders will be more than the fair market value of Maple.

USE OF PROCEEDS

        The exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer. In consideration for issuing the exchange notes as contemplated by this prospectus, we will receive additional notes in a like principal amount. The form and terms of the exchange notes are identical in all respects to the form and terms of the additional notes, except that (i) the transfer restrictions and registration rights applicable to the outstanding notes do not apply to the exchange notes, and (ii) the exchange notes will not contain provisions relating to additional interest relating to our registration obligations. The exchange notes will be issued under the same CUSIP and ISIN numbers as the existing notes, and we expect they will be fungible with the existing notes for trading purposes. Additional notes surrendered in exchange for the exchange notes will be retired and canceled and will not be reissued. Accordingly, the issuance of the exchange notes will not result in any change in our outstanding indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of consolidated earnings to consolidated fixed charges for the three months ended March 31, 2018 and the five years ended December 31, 2017, 2016, 2015, 2014 and 2013.

	For the Three Months Ended March 31,	For the Years Ended December 31,
	2018	2017	2016	2015	2014	2013
Ratio of earnings to fixed charges(1)	5.8x	7.5x	8.8x	10.0x	9.6x	4.9x

(1)
Earnings represent income before provision for income taxes, equity in (loss) earnings of unconsolidated subsidiaries and cumulative effect of changes in accounting policies, plus (a) fixed charges and amortization of capitalized interest, and less (b) capitalized interest. Fixed charges include: (i) interest expense; (ii) capitalized interest; and (iii) the portion of rental expense which management believes is a reasonable approximation of the interest cost component of rental expense incurred by us.

        We had no preferred stock outstanding for any period presented, and accordingly, the ratio of consolidated earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

        The additional notes were issued to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons pursuant to Regulation S under the Securities Act. Because the additional notes were issued in transactions that were exempt from or not subject to the registration requirements under the Securities Act, the additional notes are subject to transfer restrictions. In general, you may not offer or sell the additional notes unless either they are registered under the Securities Act or the offer or sale is exempt from or not subject to registration under the Securities Act and applicable state securities laws.

        In connection with the issuance of the additional notes, we entered into the registration rights agreement, pursuant to which we agreed, among other things, to use our commercially reasonable efforts to complete the exchange offer on or prior to June 15, 2018. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. The exchange offer will be open for at least 20 business days.

        Pursuant to the exchange offer, we will issue the exchange notes in exchange for additional notes. The terms of the exchange notes are identical in all material respects to those of the additional notes, except that the exchange notes (i) will not be subject to certain restrictions on transfer applicable to the additional notes and (ii) will not have registration rights or provide for any increase in the interest rate related to the obligation to register. See "Description of the Exchange Notes" for more information on the terms of the exchange notes.

        We are not making the exchange offer to, and will not accept tenders for exchange from, holders of the additional notes in any jurisdiction in which an exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction. Unless the context requires otherwise, the term "holder" means any person whose additional notes are held of record by The Depository Trust Company, or DTC, who desires to deliver such additional notes by book-entry transfer at DTC.

        We make no recommendation to the holders of the additional notes as to whether to tender or refrain from tendering all or any portion of their additional notes pursuant to the exchange offer. In addition, no one has been authorized to make any such recommendation. Holders of the additional notes must make their own decision whether to tender pursuant to the exchange offer and, if so, the aggregate amount of additional notes to tender after reading this prospectus and the letter of transmittal and consulting with their advisers, if any, based on their own financial position and requirements.

        The exchange notes issued in exchange for the additional notes are expected to bear the same CUSIP and ISIN numbers as our existing notes, but will bear different CUSIP and ISIN numbers from any unexchanged additional notes. The exchange notes will be treated as a single series of debt securities with our existing notes. Holders of the additional notes, the exchange notes and the existing notes will vote as one series under the indenture governing the notes.

        Each broker-dealer that receives exchange notes for its own account in exchange for additional notes, where such securities were acquired by such broker-dealer as a result of market making activities or other trading activities, must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. See "Plan of Distribution."

Resale of Exchange Notes

        Based on no-action letters of the SEC staff issued to third parties, we believe that exchange notes may be offered for resale, resold and otherwise transferred by you without further compliance with the registration and prospectus delivery provisions of the Securities Act if:

  •
  you are not an "affiliate" of us within the meaning of Rule 405 under the Securities Act;

  •
  such exchange notes are acquired in the ordinary course of your business; and

  •
  you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes.

        The SEC staff, however, has not considered our exchange offer for the exchange notes in the context of a no-action letter, and the SEC staff may not make a similar determination as in the no-action letters issued to these third parties.

        If you tender in the exchange offer with the intention of participating in any manner in a distribution of the exchange notes, you

  •
  cannot rely on such interpretations by the SEC staff; and

  •
  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

        Unless an exemption from registration is otherwise available, any securityholder intending to distribute exchange notes should be covered by an effective registration statement under the Securities Act. The registration statement should contain the selling securityholder's information required by Item 507 or 508, as applicable, of Regulation S-K under the Securities Act.

        This prospectus may be used for an offer to resell, resale or other transfer of exchange notes only as specifically described in this prospectus. Failure to comply with the registration and prospectus delivery requirements by a holder subject to these requirements could result in that holder incurring liability for which it is not indemnified by us. If you are a broker-dealer, you may participate in the exchange offer only if you acquired the additional notes for your own account as a result of market-making activities or other trading activities. Each broker-dealer that receives exchange notes for its own account in exchange for additional notes, where such additional notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, may be deemed to be an "underwriter" within the meaning of the Securities Act and must acknowledge by way of the letter of transmittal that it will deliver this prospectus in connection with any resale of the exchange notes. Please read the section captioned "Plan of Distribution" for more details regarding the transfer of exchange notes.

Terms of the Exchange Offer

        Upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any additional notes validly tendered and not properly withdrawn prior to 11:59 p.m., New York City time, on the expiration date of the exchange offer. We will issue exchange notes in principal amount equal to the principal amount of additional notes surrendered in the exchange offer. Additional notes may be tendered only for exchange notes and only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

        The exchange offer is not conditioned upon any minimum aggregate principal amount of additional notes being tendered in the exchange offer.

        As of the date of this prospectus, $100,000,000 in aggregate principal amount of the 2027 additional notes are outstanding and $300,000,000 in aggregate principal amount of the 2045 additional notes are outstanding. This prospectus is being sent to DTC, the sole registered holder of the additional notes. There will be no fixed record date for determining registered holders of additional notes entitled to participate in the exchange offer. This exchange offer is made only to holders of the $100 million principal amount of the 2027 additional notes that were issued on June 15, 2017 and holders of the $300 million principal amount of the 2045 additional notes that were issued on June 15, 2017 and have not been registered under the Securities Act (i.e., additional notes). This exchange offer is not being made to the holders of existing notes.

        We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations of the SEC. Additional notes whose holders do not tender for exchange in the exchange offer will remain outstanding and continue to accrue interest. These outstanding additional notes will be entitled to the rights and benefits such holders have under the indenture relating to the additional notes but will not retain any rights under the registration rights agreement, except as otherwise specified therein.

        We will be deemed to have accepted for exchange properly tendered additional notes when we have given oral or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the registration rights agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us.

        If you tender additional notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the letter of transmittal, transfer taxes with respect to the exchange of additional notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. Please read "—Fees and Expenses" for more details regarding fees and expenses incurred in connection with the exchange offer.

        We will return any additional notes that we do not accept for exchange for any reason without expense to their tendering holders promptly after the expiration or termination of the exchange offer.

Expiration Date

        The exchange offer will expire at 11:59 p.m., New York City time, on                    , 2018, unless, in our sole discretion, we extend it.

Extensions, Delays in Acceptance, Termination or Amendment

        We expressly reserve the right, at any time or various times, to extend the period of time during which the exchange offer is open. We may delay acceptance of any additional notes by giving oral or written notice of such extension to their holders at any time until the exchange offer expires or terminates. During any such extensions, all additional notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange.

        To extend the exchange offer, we will notify the exchange agent of any extension. We will notify the holders of additional notes of the extension via a press release issued no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

        If any of the conditions described below under "—Conditions to the Exchange Offer" have not been satisfied, we reserve the right, in our sole discretion:

  •
  to delay accepting for exchange any additional notes;

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  to extend the exchange offer; or

  •
  to terminate the exchange offer

by giving notice of such delay, extension or termination to the exchange agent. Subject to the terms of the registration rights agreement, we also reserve the right to amend the terms of the exchange offer in any manner.

        Any such delay in acceptance, extension, termination or amendment will be followed promptly by notice thereof to holders of the additional notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement. The prospectus supplement will be distributed to holders of the additional notes. Depending upon the significance of the amendment and the manner of disclosure to holders, we will extend the exchange offer if it would otherwise expire during such period. If an amendment constitutes a material change to the exchange offer, including the waiver of a material condition, we will extend the exchange offer, if necessary, to remain open for at least five business days after the date of the amendment. In the event of any increase or decrease in the consideration we are offering for the additional notes or in the percentage of additional notes being sought by us, we will extend the exchange offer to remain open for at least 10 business days after the date we provide notice of such increase or decrease to the registered holders of additional notes.

Conditions to the Exchange Offer

        We will not accept for exchange, or exchange any exchange notes for, any additional notes if the exchange offer, or the making of any exchange by a holder of additional notes, would violate applicable law or SEC policy. Similarly, we may terminate the exchange offer as provided in this prospectus before accepting additional notes for exchange in the event of such a potential violation.

        We will not be obligated to accept for exchange the additional notes of any holder that has not made to us the representations described under "—Procedures for Tendering" and "Plan of Distribution" and such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to allow us to use an appropriate form to register the exchange notes under the Securities Act.

        Additionally, we will not accept for exchange any additional notes tendered, and will not issue exchange notes in exchange for any such additional notes, if at such time any stop order has been threatened or is in effect with respect to the exchange offer registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939.

        We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any additional notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offer specified above. We will promptly give notice of any extension, amendment, non-acceptance or termination to the holders of the additional notes.

        These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times prior to the expiration of the exchange offer in our sole discretion. If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each such right will be deemed an ongoing right that we may assert at any time or at various times prior to the expiration of the exchange offer.

Procedures for Tendering

        To participate in the exchange offer, you must properly tender your additional notes to the exchange agent as described below. We will only issue exchange notes in exchange for additional notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the additional notes, and you should follow carefully the instructions on how to tender your additional notes. It is your responsibility to properly tender your additional notes. We have the right to waive any defects. However, we are not required to waive defects, and neither we nor the exchange agent is required to notify you of any defects in your tender.

        If you have any questions or need help in exchanging your additional notes, please call the exchange agent whose address and phone number are described in the letter of transmittal included as Annex A to this prospectus.

        All of the additional notes were issued in book-entry form, and all of the additional notes are currently represented by global certificates registered in the name of Cede & Co., the nominee of DTC. We have confirmed with DTC that the additional notes may be tendered using ATOP. The exchange agent will establish an account with DTC for purposes of the exchange offer promptly after the commencement of the exchange offer, and DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer their additional notes to the exchange agent using the ATOP procedures. In connection with the transfer, DTC will send an "agent's message" to the exchange agent. The agent's message will state that DTC has received instructions from the participant to tender additional notes and that the participant agrees to be bound by the terms of the letter of transmittal.

        By using the ATOP procedures to exchange additional notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms just as if you had signed it.

        There is no procedure for guaranteed late delivery of the additional notes.

        If you beneficially own additional notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender those notes, you should contact the registered holder as soon as possible and instruct the registered holder to tender on your behalf.

  Determinations Under the Exchange Offer.

        We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered additional notes and withdrawal of tendered additional notes. Our determination will be final and binding. We reserve the absolute right to reject any additional notes not properly tendered or any additional notes our acceptance of which might, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defect, irregularities or conditions of tender as to particular additional notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of additional notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of additional notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of additional notes will not be deemed made until such defects or irregularities have been cured or waived. Any additional notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder promptly following the expiration date of the exchange.

  When We Will Issue Exchange Notes.

        In all cases, we will issue exchange notes for additional notes that we have accepted for exchange under the exchange offer only after the exchange agent receives, prior to 11:59 p.m., New York City time, on the expiration date,

  •
  a book-entry confirmation of such additional notes into the exchange agent's account at DTC; and

  •
  a properly transmitted agent's message.

Such notes will be issued promptly following the expiration of the exchange offer.

  Return of Additional Notes Not Accepted or Exchanged.

        If we do not accept any tendered additional notes for exchange or if additional notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged additional notes will be returned without expense to their tendering holder. Such non-exchanged additional notes will be credited to an account maintained with DTC. These actions will occur promptly after the expiration or termination of the exchange offer.

  Your Representations to Us.

        By agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

  •
  any exchange notes to be received by you will be acquired in the ordinary course of your business;

  •
  you have no arrangement or understanding with any person or entity to participate in the distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act;

  •
  you are not an "affiliate," as defined in Rule 405 under the Securities Act, of us;

  •
  if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, the distribution of the exchange notes; and

  •
  if you are a broker-dealer that will receive exchange notes for your own account in exchange for additional notes that were acquired as a result of market-making or other trading activities, then you will deliver this prospectus (or, to the extent permitted by law, make this prospectus available to purchasers) in connection with any resale of the exchange notes.

        Further, you will acknowledge and agree that that any broker-dealer or holder using the exchange offer to participate in a distribution of exchange notes to be acquired in the exchange offer (i) could not under SEC policy as in effect on the date of this prospectus rely on the position of the SEC enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters, and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of exchange notes obtained by such holder in exchange for additional notes acquired by such holder directly from us.

Withdrawal of Tenders

        Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to 11:59 p.m., New York City time, on the expiration date of the exchange offer. For a withdrawal to be effective you must comply with the appropriate ATOP procedures. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn additional notes and otherwise comply with the ATOP procedures.

        We will determine in our sole discretion all questions as to the validity, form, eligibility and time of receipt of a notice of withdrawal. Our determination shall be final and binding on all parties. We will deem any additional notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

        Any additional notes that have been tendered for exchange but that are not exchanged for any reason will be credited to an account maintained with DTC for the additional notes. This return or crediting will take place promptly after withdrawal, rejection of tender, expiration or termination of the exchange offer. You may retender properly withdrawn additional notes by following the procedures described under "—Procedures for Tendering" above at any time on or prior to the expiration date of the exchange offer.

Exchange Agent

        Wells Fargo Bank, N.A. has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal and any other required documents should be directed to the exchange agent at the address or facsimile number set forth below. Questions and requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

Registered or Certified Mail:	Air Courier Service:	By Facsimile Transmission:
Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9300-070 P.O. Box 1517 Minneapolis, MN 55480	Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9300-070 600 Fourth Street South, 7th Floor Minneapolis, MN 55479	(612) 667-6282 Confirm by Telephone: 1-800-344-5128

        Delivery of the letter of transmittal to an address other than as set forth above or transmission of the letter of transmittal via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery of the letter of transmittal. Delivery of documents to DTC does not constitute delivery to the exchange agent.

Fees and Expenses

        We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitation by e-mail, telephone or in person by our officers and regular employees and those of our affiliates.

        We have not retained any dealer manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

        We will pay the cash expenses to be incurred in connection with the exchange offer. They include:

  •
  SEC registration fees;

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  fees and expenses of the exchange agent and trustee;

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  accounting and legal fees and printing costs; and

  •
  related fees and expenses.

Transfer Taxes

        We will pay all transfer taxes, if any, applicable to the exchange of additional notes under the exchange offer. Each tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if a transfer tax is imposed for any reason other than the exchange of additional notes under the exchange offer.

Consequences of Failure to Exchange

        If you do not exchange your additional notes for exchange notes under the exchange offer, the additional notes you hold will continue to be subject to the existing restrictions on transfer, will continue to accrue interest but will not retain any rights under the registration rights agreement, except as otherwise provided in that agreement. In general, you may not offer or sell the additional notes except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not intend to register additional notes under the Securities Act unless the registration rights agreement requires us to do so.

        Upon written request from you, we will issue and deliver in exchange for the additional notes held by you debt securities having a principal amount equal to the surrendered additional notes, issued under the Indenture and having terms identical in all material respects (including the existence of restrictions on transfer under the Securities Act and the securities laws of the several states of the U.S., but excluding the payment of liquidated damages as described in the registration rights agreement) to the additional notes (the "private exchange notes").

Accounting Treatment

        We will record the exchange notes in our accounting records at the same carrying value as the additional notes. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer, other than the recognition of the fees and expenses of the offering as stated under "—Fees and Expenses."

Other

        Participation in the exchange offer is voluntary, and you should consider carefully whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

        We may in the future seek to acquire untendered additional notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any additional notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered additional notes.

DESCRIPTION OF THE EXCHANGE NOTES

        The Company issued the existing notes and the additional notes and will issue the exchange notes (collectively with the existing notes and the additional notes, the "Notes") under an indenture dated as of December 15, 2009 (the "Base Indenture"), among us and Wells Fargo Bank, N. A., as the trustee (the "trustee"), as supplemented, in respect of the additional notes, by the Ninth Supplemental Indenture, dated as of June 15, 2017 (the "Ninth Supplemental Indenture"), in respect of the 2027 existing notes, by the Seventh Supplemental Indenture, dated as of December 14, 2016 (the "Seventh Supplemental Indenture") and in respect of the 2045 existing notes, by the Fifth Supplemental Indenture, dated as of November 9, 2015 (the "Fifth Supplemental Indenture" and, together with the Base Indenture and the Seventh Supplemental Indenture, the "Indenture") between us, the Guarantors and the trustee. The terms of the exchange notes will include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The exchange notes will have substantially identical terms as the existing notes other than with respect to the date of issuance and issue price. The exchange notes are expected to bear the same CUSIP and ISIN numbers as our existing notes and different CUSIP and ISIN numbers than any unexchanged additional notes.

        This "Description of the Exchange Notes" is intended to be a useful overview of the material provisions of the Notes and the Indenture. Since this "Description of the Exchange Notes" is only a summary, you should refer to the Indenture for a complete description of the obligations of the Company and your rights as holders of the Notes. A copy of the Indenture may be obtained from us or the initial purchasers.

        You can find the definitions of certain terms used in this description under the subheadings "—Certain Covenants—Certain Definitions." The term "additional notes" refers to the $100 million aggregate principal amount outstanding of our 2027 additional notes and the $300 million aggregate principal amount outstanding of our 2045 additional notes that were issued in a private offering on June 15, 2017; the term "existing notes" refers to (i) the $400,000,000 aggregate principal amount of the 2027 additional notes issued on December 14, 2016, which were registered under the Securities Act (CUSIP No. 26138E AX7) (the "2027 existing notes" and, together with the 2027 additional notes and the 2027 exchange notes, the "2027 Notes") and (ii) the $250,000,000 aggregate principal amount of the 2045 additional notes issued on November 9, 2015, which were registered under the Securities Act (CUSIP No. 26138E AT6) (the "2045 existing notes" and, together with the 2045 additional notes and the 2045 exchange notes, the "2045 Notes"); and the term "exchange notes" refers to the registered notes offered hereby in exchange for the additional notes.

General

        The 2027 exchange notes offered hereby will have substantially identical terms, other than with respect to the date of issuance and issue price, as the 2027 existing notes. The 2027 exchange notes are expected to bear the same CUSIP and ISIN numbers as our 2027 existing notes and different CUSIP and ISIN numbers than any unexchanged 2027 additional notes.

        The 2045 exchange notes offered hereby will have substantially identical terms, other than with respect to the date of issuance and issue price, as the 2045 existing notes. The 2045 exchange notes are expected to bear the same CUSIP and ISIN numbers as our 2045 existing notes and different CUSIP and ISIN numbers than any unexchanged 2045 additional notes.

        Like the 2027 additional notes and 2027 existing notes, the 2027 exchange notes will bear interest at a rate of 3.430% per year. Like the 2045 additional notes and 2045 existing notes, the 2045 exchange notes will bear interest at a rate of 4.500% per year. Interest on the 2027 exchange notes offered hereby will accrue from December 15, 2017, or, if interest has since been paid on 2027 additional notes, from the date it was most recently paid, and interest on the 2045 exchange notes offered hereby will accrue from November 15, 2017 or, if interest has since been paid on 2045 additional notes, from the date it was most recently paid. Interest on the 2027 Notes is payable semi-annually on June 15 and

December 15 to holders of record at the close of business on June 1 and December 1 (whether or not that date is a business day), respectively, immediately preceding such interest payment date, and on the maturity date. Interest on the 2045 Notes is payable semi-annually on May 15 and November 15 to holders of record at the close of business on May 1 and November 1 (whether or not that date is a business day), respectively, immediately preceding such interest payment date, and on the maturity date. Interest on the Notes is computed on the basis of a 360-day year composed of twelve 30-day months.

        If any interest payment date would otherwise be a day that is not a business day, that interest payment date will be postponed to the next date that is a business day. If the maturity date of a series of Notes falls on a day that is not a business day, the related payment of principal and interest of that series of Notes will be made on the next business day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next business day. By "business day" we mean a weekday which is not a day when banking institutions in the place of payment are authorized or required by law or regulation to be closed.

        The Notes of each series will be available for purchase in denominations of $2,000 and integral multiples of $1,000 in book-entry form only. See "—Book-Entry System; Delivery and Form."

Guarantees

        Subject to the limitations described below, all of our existing and future subsidiaries that guarantee any of our other indebtedness (the "Subsidiary Guarantors") will, jointly and severally, fully, unconditionally and irrevocably guarantee (the "Subsidiary Guarantees") the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, interest on the exchange notes and all of our other monetary obligations under the Indenture. At the time of issuance, the exchange notes will be guaranteed by all of our domestic subsidiaries (except for Merger Sub, which will be merged into Maple in connection with the Transaction, and one immaterial subsidiary associated with charitable purposes). The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. We expect to consummate the Transaction during July 2018. Prior to the consummation of the Transaction and at the effective time of this exchange offer, Maple will not be a guarantor of the notes. Following the consummation of the Transaction, neither Maple nor any of its subsidiaries are expected to become guarantors of the notes; however, if Maple or any of its subsidiaries guarantee indebtedness of the combined company following the Transaction, such entities will become guarantors of the notes pursuant to the terms of the Indenture.

        Each Subsidiary Guarantor that makes a payment under its Subsidiary Guarantee will be entitled upon payment in full of all guaranteed obligations under the Indenture to contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor's pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment.

        If a Subsidiary Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Subsidiary Guarantor, and, depending on the amount of such indebtedness, a Subsidiary Guarantor's liability on its Subsidiary Guarantee could be reduced to zero.

        The Subsidiary Guarantee of a Subsidiary Guarantor will be automatically and unconditionally released and discharged, without the consent of the holders of our debt securities, and no further action by us, any Subsidiary Guarantor or the trustee shall be required for such release (unless we shall notify the trustee that no release and discharge shall occur as a result thereof) upon:

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  the sale or other disposition (including by way of consolidation or merger) of such Subsidiary Guarantor to a person or entity other than us or any of our subsidiaries as permitted by the Indenture; or

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  our exercise of our legal defeasance option under "—Defeasance" or the discharge of our obligations under the applicable indenture in accordance with the terms of the applicable indenture under "—Satisfaction and Discharge".

Ranking

        The Notes and the Subsidiary Guarantees will be senior unsecured obligations of the Company and the Subsidiary Guarantors, respectively, and will rank equally in right of payment with all existing and future unsecured and unsubordinated obligations of the Company and the Subsidiary Guarantors, respectively.

        The Notes and the Subsidiary Guarantees will effectively rank junior to all existing and future secured indebtedness of the Company and the Subsidiary Guarantors, respectively, to the extent of the value of the assets securing such indebtedness. As of December 31, 2017, the Company and the Subsidiary Guarantors had no secured indebtedness (other than capital leases).

        In addition, the Notes will effectively rank junior to all liabilities of the Company's Subsidiaries (as defined herein) that are not guaranteeing the Notes (excluding any amounts owed by such Subsidiaries to the Company). The Company derives a portion of its operating income and cash flow from its investments in its Subsidiaries that will not become Subsidiary Guarantors. Claims of creditors of the Company's Subsidiaries that are not guaranteeing the Notes generally will have priority with respect to the assets and earnings of such Subsidiaries over the claims of Company's creditors, including holders of the Notes. Accordingly, the Notes will be effectively subordinated to creditors, including trade creditors and preferred stockholders, if any, of the Company's Subsidiaries that are not guaranteeing the Notes. For the year ended December 31, 2017, our non-guarantor subsidiaries accounted for $680 million of our consolidated net sales and $89 million of our consolidated income from operations. As of December 31, 2017, the total liabilities of our non-guarantor subsidiaries were approximately $131 million, including trade payables, and the total assets of such subsidiaries was approximately $463 million. The preceding amounts do not give effect to the Transaction or the related financing transactions. See "Risk Factors—Risks Relating to the Exchange Notes—The notes are effectively subordinated to the indebtedness of our subsidiaries that are not guaranteeing the notes."

Further Issuances

        The Indenture does not limit the amount of debt securities that we may issue under the Indenture and provides that debt securities may be issued from time to time in one or more series. We may from time to time, without giving notice to or seeking the consent of the holders of a series of Notes, issue debt securities having the same terms (except for the issue date, and, in some cases, the public offering price and the first interest payment date) as, and ranking equally and ratably with, the applicable series of Notes. Any additional debt securities having such similar terms, together with the applicable series of Notes, will constitute a single series of securities under the Indenture, including for purposes of voting and redemptions (except that, if the additional debt securities are not fungible with the applicable series of Notes for U.S. federal income tax purposes, the additional debt securities will have a separate CUSIP number and ISIN number). No such additional debt securities may be issued if an event of default has occurred and is continuing with respect to the Notes.

Optional Redemption

        We may redeem the 2027 Notes, in whole or in part, at any time prior to March 15, 2027 (three months prior to the maturity date of the 2027 Notes), and the 2045 Notes, in whole or in part, at any time prior to May 15, 2045 (six months prior to the maturity date of the 2045 Notes), in each case, at our option, at a redemption price equal to the greater of:

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  100% of the principal amount of the Notes being redeemed; and

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  the sum of the present value of the Remaining Scheduled Payments (as defined herein) of the Notes being redeemed discounted to the redemption date on a semi-annual basis (assuming a 360-day year of twelve 30-day months), at the Treasury Rate (as defined herein) plus 20 basis points in the case of the 2027 Notes and 25 basis points in the case of the 2045 Notes.

plus, in each case, accrued and unpaid interest to the redemption date.

        In addition, at any time on or after March 15, 2027 (three months prior to the maturity date of the 2027 Notes) and on or after May 15, 2045 (six months prior to the maturity date of the 2045 Notes), we may redeem the 2027 Notes or the 2045 Notes, respectively, in whole or in part, at our option, at a redemption price equal to 100% of the principal amount of the 2027 Notes or the 2045 Notes, as applicable, being redeemed plus accrued and unpaid interest to the redemption date.

        "Treasury Rate" means, for any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity, computed as of the second business day immediately preceding that redemption date, of the Comparable Treasury Issue (as defined herein), assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date. The Company will, prior to such redemption date, provide written notice executed by an officer of the Company of the Treasury Rate to the trustee, including the calculation thereof in reasonable detail.

        "Comparable Treasury Issue" means the U.S. Treasury security selected by an Independent Investment Banker (as defined herein) as having a maturity comparable to the remaining term of the Notes to be redeemed (assuming that the 2027 Notes matured on June 15, 2027 or that the 2045 Notes matured on November 15, 2045, as applicable) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes to be redeemed.

        "Comparable Treasury Price" means, with respect to any redemption date (1) the average of the Reference Treasury Dealer Quotations (as defined herein) for such redemption date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four Reference Treasury Dealer Quotations with respect to the 2027 Notes or five Reference Treasury Dealer Quotations with respect to the 2045 Notes, as applicable, the average of all of such quotations.

        "Independent Investment Banker" means one of the Reference Treasury Dealers (as defined herein) appointed by us.

        "Reference Treasury Dealer" means (i) with respect to the 2027 Notes, each of Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Morgan Stanley & Co. LLC and, with respect to the 2045 Notes, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and Morgan Stanley & Co. LLC (or, in each case, their respective affiliates that are primary U.S. Government securities dealers), and, in each case, their successors, or if at any time any of the above is not a primary U.S. Government securities dealer, another nationally recognized investment banking firm selected by the Company that is a primary U.S. Government securities dealer and (ii) one other primary U.S. Government securities dealers selected by us.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

        "Remaining Scheduled Payments" means, with respect to each Note to be redeemed, the remaining scheduled payments of the principal and interest of such Notes that would be due if such 2027 Notes matured on March 15, 2027 (three months prior to the maturity date) or such 2045 Notes matured on May 15, 2045 (six months prior to the maturity date of the 2045 Notes), as applicable.

        Notice of any redemption will be mailed at least 15 days but not more than 30 days before the redemption date to each registered holder of the series of Notes to be redeemed, except that redemption notices may be mailed more than 30 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. The notice of redemption will state any conditions applicable to a redemption and the amount of the Notes of any series to be redeemed. If less than all the Notes are to be redeemed, the trustee shall, subject to applicable law, select the Notes to be redeemed as follows: (1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes of such series are listed; or (2) on a pro rata basis, if the Notes of such series are not listed on any national securities exchange (or in the case of Notes in global form, by such method as DTC may require). Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.

        Except as described above, the Notes will not be redeemable by us prior to maturity.

Sinking Fund

        The Notes will not be entitled to any sinking fund.

Offer to Repurchase Upon a Change of Control Triggering Event

        If a Change of Control Triggering Event (as defined below) occurs with respect to a series of Notes, holders of such Notes may require us to repurchase all or any part (equal to an integral multiple of $1,000) of their Notes at a purchase price of 101% of the principal amount, plus accrued and unpaid interest on such Notes to the date of purchase (unless a notice of redemption has been mailed within 30 days after such Change of Control Triggering Event stating that all of the Notes will be redeemed as described above); provided that the principal amount of a Note remaining outstanding after a repurchase in part shall be $2,000 or an integral multiple of $1,000 in excess thereof. We will be required to mail to holders of the Notes a notice describing the transaction or transactions constituting the Change of Control Triggering Event and offering to repurchase the Notes. The notice must be mailed within 30 days after any Change of Control Triggering Event, and the repurchase must occur no earlier than 30 days and no later than 60 days after the date the notice is mailed.

        On the date specified for repurchase of the Notes, we will, to the extent lawful:

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  accept for payment all properly tendered Notes or portions of the Notes;

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  deposit with the paying agent the required payment for all properly tendered Notes or portions of the Notes; and

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  deliver to the trustee the repurchased Notes, accompanied by an officers' certificate stating, among other things, the aggregate principal amount of repurchased Notes.

        We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations applicable to the repurchase of the Notes. To the extent that these requirements conflict with the provisions requiring repurchase of the Notes, we will comply with these requirements instead of the repurchase provisions and will not be considered to have breached our obligations with respect to repurchasing the Notes. Additionally, if an event of default exists under the Indenture (which is unrelated to the repurchase provisions of the Notes), including events of default arising with respect to other issues of debt securities, we will not be required to repurchase the Notes notwithstanding these repurchase provisions.

        We will not be required to comply with the obligations relating to repurchasing the Notes if a third party instead satisfies them.

        For purposes of the repurchase provisions of the Notes, the following terms will be applicable: "Change of Control" means the occurrence of any of the following:

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  the consummation of any transaction (including, without limitation, any merger or consolidation) resulting in any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) (other than us or one of our subsidiaries) becoming the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our Voting Stock or other Voting Stock into which our Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;

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  the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in a transaction or a series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries, taken as a whole, to one or more "persons" (as that term is defined in the Indenture) (other than us or one of our subsidiaries); or

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  the first day on which a majority of the members of our Board of Directors are not Continuing Directors.

        Notwithstanding the foregoing, a transaction will not be considered to be a change of control if (a) we become a direct or indirect wholly owned subsidiary of a holding company and (b)(y) immediately following that transaction, the direct or indirect holders of the voting stock of the holding company are substantially the same as the holders of our voting stock immediately prior to that transaction or (z) immediately following that transaction no person is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of the holding company.

        "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Rating Event.

        "Continuing Directors" means, as of any date of determination, any member of our Board of Directors who (a) was a member of the Board of Directors on the date the Notes were issued or (b) was nominated, appointed or approved by a majority of the members of our Board of Directors who were continuing directors at the time of such nomination, appointment or approval.

        Under a recent Delaware Chancery Court interpretation of a change of control repurchase requirement with a continuing director provision, a board of directors may approve a slate of shareholder nominated directors without endorsing them or while simultaneously recommending and endorsing its own slate instead. The foregoing interpretation would permit our Board of Directors to approve a slate of directors that included a majority of dissident directors nominated pursuant to a proxy contest, and the ultimate election of such dissident slate would not constitute a "Change of Control Triggering Event" that would trigger your right to require us to repurchase the Notes as described above.

        "Fitch" means Fitch, Inc.

        "Investment Grade Rating" means a rating equal to or higher than BBB– (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody's and BBB– (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by us.

        "Moody's" means Moody's Investors Service, Inc.

        "Rating Agencies" means (a) each of Fitch, Moody's and S&P; and (b) if any of Fitch, Moody's or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of our control, a "nationally recognized statistical rating organization" (within the meaning of Section 3(a)(62) of the Exchange Act) selected by us as a replacement Rating Agency for a former Rating Agency.

        "Rating Event" means the rating on the applicable series of the Notes is lowered by each of the Rating Agencies and such Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any day within the 60-day period (which 60-day period will be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) after the earlier of (a) the occurrence of a Change of Control and (b) public notice of the occurrence of a Change of Control or our intention to effect a Change of Control; provided that a Rating Event will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event) if each Rating Agency making the reduction in rating does not publicly announce or confirm or inform the trustee in writing at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Event). If any Rating Agency that provided a rating of either series of Notes on the day immediately prior to the beginning of such 60-day period (or extension thereof) is not providing a rating of such series of Notes at the end of such 60-day period (or extension thereof) for any reason, such 60-day period (or extension thereof) shall be extended an additional 30 days and, if the Company has not selected a replacement Rating Agency on or before the end of such 30-day period, then such Rating Agency shall be deemed to have lowered its rating of such series of Notes at the end of such 30-day period to be below an Investment Grade Rating.

        "S&P" means S&P Global Ratings, a division of The McGraw-Hill Financial, Inc.

        "Voting Stock" means, with respect to any specified "person" (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

        We do not expect the Transaction to result in a Change of Control Triggering Event because we anticipate maintaining an investment grade rating. However, there can be no assurance that the Transaction will not result in a change of control triggering event. See "Risk Factors—Risks Relating to the Exchange Notes—We may not have the ability to raise the funds necessary to finance the offer to repurchase the notes upon a Change of Control Triggering Event."

Certain Covenants

Limitation on Secured Indebtedness

        The Company will not, and will not permit any of its Subsidiaries to, incur, issue, assume or guarantee any Indebtedness secured by a Lien on any Principal Property or on any Capital Stock or Indebtedness of any Subsidiary of the Company owning any Principal Property, whether now owned or hereafter acquired by the Company or any Subsidiary of the Company, without effectively providing that the outstanding Notes and the Subsidiary Guarantees (together with, if the Company shall so determine, any other Indebtedness of the Company or such Subsidiary then existing or thereafter created which is not subordinate to the Notes or the Subsidiary Guarantees) shall be secured equally and ratably with (or prior to) such secured Indebtedness so long as such secured Indebtedness shall be so secured. The foregoing restrictions do not apply to:

          (1)   Permitted Encumbrances;

          (2)   Liens (as defined herein) on any asset or property existing at the date of the Indenture, provided that

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      such Liens shall not apply to any other property or asset of the Company or any Subsidiary of the Company (other than the proceeds or products of the property or asset originally subject to such Liens), and

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      such Liens shall secure only those obligations which they secure on the date of the Indenture and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

          (3)   Liens on any asset or property of any corporation or other Person existing at the time such corporation or other Person becomes a Subsidiary of the Company or is merged with or into or consolidated with the Company or any Subsidiary of the Company, provided that

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      such Liens were in existence prior to such corporation or other Person becoming a Subsidiary of the Company or such merger or consolidation and shall not apply to any other property or asset of the Company or any Subsidiary of the Company (other than the proceeds or products of the property or asset originally subject to such Liens), and

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      such Liens shall secure only those obligations which they secure on the date that such corporation or other Person becomes a Subsidiary of the Company or the date of such merger or consolidation, and

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      extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

          (4)   Liens securing Indebtedness of

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      a Subsidiary of the Company to the Company or a Subsidiary Guarantor,

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      the Company to a Subsidiary Guarantor, or

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      a Subsidiary Guarantor to the Company or another Subsidiary Guarantor;

          (5)   Liens on any property or asset to secure the payment of all or any part of the Capital Lease Obligations (as defined herein) or purchase price of such property or asset upon the acquisition or lease of such property or asset by the Company or a Subsidiary of the Company or to secure any Indebtedness incurred prior to, at the time of, or within 270 days after, the later of the date of acquisition or lease of such property or asset and the date such property or asset is placed in service, for the purpose of financing all or any part of the purchase price thereof or Capital Lease Obligations with respect thereto, or Liens to secure any Indebtedness incurred for the purpose of financing the cost to the Company or a Subsidiary of the Company of construction, alteration or improvement to such acquired property or asset;

          (6)   Liens securing industrial revenue bonds, pollution control bonds or other similar tax-exempt bonds;

          (7)   any other Liens incidental to construction or maintenance of real property of the Company or any Subsidiary of the Company which were not incurred in connection with borrowing money or obtaining advances or credits or the acquisition of property or assets and in the aggregate do not materially impair the use of any property or assets or which are being contested in good faith by the Company or such Subsidiary; or

          (8)   any extension, renewal or replacement (including successive extensions, renewals or replacements), as a whole or in part, of any of the Liens enumerated in clauses (1) through (7) above; provided, however, that

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      such extension, renewal or replacement Liens are limited to all or part of the same property or asset that secured the Liens extended, renewed, or replaced (plus improvements on such property or asset) and

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      the principal amount of Indebtedness secured by such Liens at such time is not increased.

        Notwithstanding the restrictions set forth in the preceding paragraph, the Company and its Subsidiaries will be permitted to incur, issue, assume or guarantee Indebtedness secured by a Lien on any Principal Property (as defined herein) or on any Capital Stock (as defined herein) or Indebtedness (as defined herein) of any Subsidiary of the Company owning any Principal Property which would otherwise be subject to the foregoing restrictions without equally and ratably securing the Notes and the Subsidiary Guarantees, if as of the time of such incurrence, issuance, assumption or guarantee, after giving effect thereto, the aggregate principal amount of all Indebtedness secured by Liens on any Principal Property or on any Capital Stock or Indebtedness of any Subsidiary of the Company owning any Principal Property (not including Indebtedness secured by Liens permitted under clauses (1) through (8) above), together (without duplication) with the aggregate amount of Attributable Debt (as defined herein) outstanding in respect of sale and leaseback transactions entered into pursuant to the second paragraph of the "—Limitation on Sale and Leaseback Transactions" covenant described below, does not at the time exceed 15% of Consolidated Total Assets (as defined herein) of the Company calculated as of the time of such incurrence, issuance, assumption or guarantee of secured Indebtedness.

Limitation on Sale and Leaseback Transactions

        The Company will not directly or indirectly, and will not permit any of its Subsidiaries directly or indirectly to, engage in the sale or transfer of any Principal Property to a Person and the taking back by the Company or any of its Subsidiaries, as the case may be, of a lease of such Principal Property, whether now owned or hereafter acquired, unless:

          (1)   such transaction was entered into prior to date of the Indenture;

          (2)   such transaction was for the sale and leasing back to the Company by any one of its Subsidiaries;

          (3)   such transaction involves a lease for not more than three years;

          (4)   such transaction occurs within six months from the date of acquisition of the subject Principal Property or the date of the completion of construction or commencement of full operations of such Principal Property, whichever is later;

          (5)   the Company or such Subsidiary would be entitled to incur, with respect to the 2027 Notes, Attributable Debt and, with respect to the 2045 Notes, Indebtedness, in each case, secured by a Lien with respect to such sale and leaseback transaction without equally and ratably securing the Notes pursuant to the provisions described in clauses (1) through (8) of the "—Limitation on Secured Indebtedness" covenant described above; or

          (6)   the Company or such Subsidiary applies an amount equal to the net proceeds from the sale of such Principal Property to the purchase of other property or assets used or useful in its business or to the retirement of Funded Debt (as defined herein) within 270 days before or after the effective date of any such sale and leaseback transaction; provided that, in lieu of applying such amount to the retirement of Funded Debt, the Company or such Subsidiary may deliver the

  Notes to the trustee for cancellation, such Notes to be credited to the amount of net proceeds from the sale of such property or assets at the cost of acquisition of such Notes to the Company or such Subsidiary.

        Notwithstanding the restrictions set forth in the preceding paragraph, the Company and its Subsidiaries may enter into any sale and leaseback transaction which would otherwise be prohibited by the foregoing restrictions, if as of the time of entering into such sale and leaseback transaction, after giving effect thereto, the aggregate amount of all Attributable Debt with respect to sale and leaseback transactions (not including Attributable Debt with respect to sale and leaseback transactions permitted under clauses (1) through (5) above), together (without duplication) with the aggregate principal amount of all Indebtedness secured by Liens on any Principal Property or on any Capital Stock or Indebtedness of any Subsidiary of the Company owning any Principal Property outstanding pursuant to the second paragraph of the "—Limitation on Secured Indebtedness" covenant described above, does not at the time exceed 15% of Consolidated Total Assets of the Company calculated as of the time of entry into such sale and leaseback transaction.

Consolidation, Merger or Sale of Assets

        The Company will not consolidate or combine with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of its assets to any person or persons in a single transaction or through a series of transactions, unless:

  •
  the Company shall be the successor or continuing person or, if the Company is not the successor or continuing person, the resulting, surviving or transferee person (the "surviving entity") is a company organized and existing under the laws of the U.S., any State thereof or the District of Columbia that expressly assumes all of the Company's obligations under the Notes and the Indenture pursuant to a supplemental Indenture executed and delivered to the trustee;

  •
  immediately after giving effect to such transaction or series of transactions, no event of default has occurred and is continuing; and

  •
  the Company or the surviving entity will have delivered to the trustee an officers' certificate and opinion of counsel stating that the transaction or series of transactions and a supplemental Indenture, if any, complies with the Indenture.

        If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of the Company's assets occurs in accordance with the Indenture, the surviving entity will succeed to, and be substituted for, and may exercise every right and power of the Company under the Indenture with the same effect as if such surviving entity had been named as the Company. The Company will (except in the case of a lease) be discharged from all obligations and covenants under the Indenture and any debt securities issued thereunder.

        Notwithstanding the foregoing, the Company may merge or consolidate into or with any Subsidiary Guarantor.

Certain Definitions

        As used in this section, the following terms have the meanings set forth below.

        "Attributable Debt" in respect of a sale and leaseback transaction means, at any time of determination, the present value at that time of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction. Such present value will be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Attributable Debt represented thereby will be determined in accordance with the definition of "Capital Lease Obligation."

        "Capital Lease Obligation" means, at any time of determination, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP.

        "Capital Stock" means:

          (1)   in the case of a corporation, corporate stock;

          (2)   in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3)   in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

          (4)   any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Consolidated Total Assets" means, with respect to any Person, as of any date of determination, the total assets reflected on the consolidated balance sheet of such Person and its subsidiaries as of the end of the most recently ended fiscal quarter of such Person for which consolidated financial statements have been prepared, determined on a consolidated basis in accordance with GAAP.

        "Funded Debt" means Indebtedness which by its terms matures at or is extendible or renewable at the option of the obligor to date more than 12 months after the date of the creation or incurrence of such Indebtedness.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Public Company Accounting Oversight Board (U.S.) and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of determination.

        "Indebtedness" means, with respect to any Person, without duplication, any indebtedness of such Person, whether or not contingent:

          (1)   in respect of borrowed money;

          (2)   evidenced by bonds, notes, debentures, or similar instruments or letters of credit (or reimbursement agreements with respect thereto);

          (3)   in respect of banker's acceptances, bank guarantees, surety bonds or similar instruments;

          (4)   representing Capital Lease Obligations; or

          (5)   representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed, except any such balance that constitutes a trade payable or similar obligation to a trade creditor incurred in the ordinary course of business;

if and to the extent any of the preceding items (other than letters of credit) would appear as a liability upon a balance sheet (excluding the notes thereto) of the specified Person prepared in accordance with GAAP.

        In addition, the term "Indebtedness" includes all of the following items, whether or not any such items would appear as a liability on a balance sheet of the specified Person in accordance with GAAP:

          (1)   all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person); and

          (2)   to the extent not otherwise included, any guarantee by the specified Person of Indebtedness of any other Person.

        "Lien" means any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction. Notwithstanding the foregoing, an operating lease shall not be deemed to constitute a Lien.

        "Permitted Encumbrances" means:

          (1)   Liens imposed by law for taxes, assessments or governmental charges that are not overdue for a period of more than 30 days or that are being contested in good faith;

          (2)   carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days (or if more than 30 days overdue, are unfiled and no other action has been taken to enforce such Liens) or are being contested in good faith;

          (3)   (i) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Company or any Subsidiary of the Company;

          (4)   deposits to secure the performance of bids, trade contracts (other than for the repayment of borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations), in each case in the ordinary course of business;

          (5)   judgment liens for the payment of money (i) not in excess of $75,000,000 in the aggregate (to the extent not covered by independent third-party insurance) or (ii) in respect of judgments that the Company or a Subsidiary of the Company is in good faith prosecuting an appeal or other proceeding for review or Liens incurred by the Company or a Subsidiary of the Company for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which the Company or a Subsidiary of the Company is a party;

          (6)   easements, restrictions, rights-of-way and similar encumbrances and minor title defects on real property imposed by law or arising in the ordinary course of business that do not secure any payment obligations and do not, in the aggregate, materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary of the Company;

          (7)   leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Company and its Subsidiaries, taken as a whole, or (ii) secure any Indebtedness;

          (8)   Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

          (9)   Liens (i) of a collection bank on the items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and (iii) in favor of a banking or other financial institution arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of set off) and which are customary in the banking industry;

          (10) any interest or title of a lessor under leases entered into by the Company or any of its Subsidiaries in the ordinary course of business and financing statements with respect to a lessor's right in and to personal property leased to the Company or any of its Subsidiaries in the ordinary course of the Company's or any of its Subsidiaries' business other than through a capital lease;

          (11) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Company or any Subsidiaries in the ordinary course of business;

          (12) Liens deemed to exist in connection with Permitted Investments and reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts maintained in the ordinary course of business and not for speculative purposes;

          (13) Liens that are contractual rights of set-off: (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Company or any Subsidiary of the Company to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and its Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any Subsidiary of the Company in the ordinary course of business;

          (14) Liens solely on any cash earnest money deposits made by the Company or any Subsidiaries in connection with any letter of intent or purchase agreement;

          (15) ground leases in respect of real property on which facilities owned or leased by the Company or any of its Subsidiaries are located;

          (16) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

          (17) any zoning or similar law or right reserved to or vested in any governmental authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Company or any Subsidiary of the Company; and

          (18) Liens on specific items of inventory or other goods and the proceeds thereof securing such Person's obligations in respect of documentary letters of credit or banker's acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods.

        "Permitted Investments" means:

          (1)   direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the U.S. (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the U.S.), in each case maturing within one year from the date of acquisition thereof;

          (2)   investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

          (3)   investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the U.S. or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

          (4)   fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (1) above and entered into with a financial institution satisfying the criteria described in clause (3) above; and

          (5)   money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody's and (iii) have portfolio assets of at least $5,000,000,000.

        "Person" means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Principal Property" means any manufacturing, processing or bottling plant, warehouse or distribution center (including the land upon which it is situated), owned and operated by the Company or any Subsidiary of the Company, provided that the book value of such property is an amount greater than 1% of Consolidated Total Assets of the Company.

        "Subsidiary" of any specified Person means any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that person or a combination thereof.

  Events of Default

        The following are events of default with respect to each series of Notes:

  •
  our failure to pay the principal of or any premium on any Notes of that series when due;

  •
  our failure to comply with the covenant prohibiting certain consolidations, mergers and sales of assets;

  •
  our failure to comply with any covenant or agreement in that series of Notes or the applicable indenture for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding Notes of that series issued under the Indenture;

  •
  our failure to deposit any sinking fund payment, when due, in respect of any Notes of that series;

  •
  if any Subsidiary Guarantor has guaranteed the Notes of such series, the Subsidiary Guarantee for such series of Notes of any such Subsidiary Guarantor is held to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of the applicable indenture) or any Subsidiary Guarantor or any person acting on behalf of any Subsidiary Guarantor denies or disaffirms such Subsidiary Guarantor's obligations under its Subsidiary Guarantee (other than by reason of a release of such Subsidiary Guarantor from its Subsidiary Guarantee in accordance with the terms of the applicable indenture);

  •
  specified events involving bankruptcy, insolvency or reorganization of DPS or certain of its significant subsidiaries.

        If an event of default relating to certain events of our bankruptcy or insolvency occurs, all then outstanding Notes will become due and payable immediately without further action or notice. If any other event of default for a series of Notes occurs and is continuing, the trustee may and, at the direction of the holders of at least 25% in aggregate principal amount of the outstanding Notes of that series, shall declare all of the Notes of that series to be due and payable immediately by notice in writing to us and, in case of a notice by holders, also to the trustee specifying the respective event of default and that it is a notice of acceleration.

        Subject to certain limitations, holders of a majority in aggregate principal amount of the outstanding Notes of any series may direct the trustee in its exercise of any trust or power with respect to that series of Notes. The trustee may withhold from holders of the Notes of any series notice of any continuing default or event of default for such series if it determines that withholding notice is in their interest, except a default or event of default relating to the payment of principal, interest, Additional Interest, premium or additional amounts, if any.

        Subject to the provisions of the applicable indenture relating to the duties of the trustee, in case an event of default for any series occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of Notes of that series unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium or additional amounts, if any, or interest or Additional Interest when due, no holder of Notes of a series may pursue any remedy with respect to the Indenture or the Notes of such series unless:

  •
  such holder has previously given the trustee notice that an event of default is continuing with respect to that series of Notes;

  •
  holders of at least 25% in aggregate principal amount of the Notes of that series have requested the trustee to pursue the remedy;

  •
  such holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

  •
  the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

  •
  holders of a majority in aggregate principal amount of the Notes of that series have not given the trustee a direction inconsistent with such request within such 60-day period.

        Holders of Notes are entitled at any time, however, to bring a lawsuit for the payment of money due on a series of Notes on or after its stated maturity (or, if a Note is redeemed, on or after its applicable redemption date).

        The holders of a majority in aggregate principal amount of the Notes of a series by notice to the trustee may, on behalf of the holders of all of the Notes of that series, rescind an acceleration or waive any existing default or event of default for such series of Notes and its consequences under the Indenture except a continuing default or event of default in the payment of interest, Additional Interest, premium or additional amounts on, or the principal of, the Notes of that series.

        Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request for the trustee and how to declare or cancel an acceleration of the maturity.

        We are required to deliver to the trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any default or event of default, we are required within five business days to deliver to the trustee a statement specifying such default or event of default.

Modification and Waiver

        Except as provided below and in the Indenture, the Indenture and the Notes issued under the Indenture may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the Notes of each series affected by the change voting as separate classes for this purpose, and any existing default or event of default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding Notes of each series affected by the waiver, voting as separate classes for this purpose.

        Without the consent of each holder of Notes of the series affected, an amendment, supplement or waiver may not (with respect to any Notes of such series held by a non-consenting holder):

  •
  reduce the principal amount of Notes whose holders must consent to an amendment, supplement or waiver;

  •
  reduce the principal of any Notes or change its stated maturity, or alter the provisions relating to the redemption or repurchase of any Notes;

  •
  reduce the rate of or change the time for payment of interest on any Note;

  •
  waive a default or event of default in the payment of principal of, or interest or premium, or any additional amounts, if any, on, the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the then outstanding Notes of that series and a waiver of the payment default that resulted from such acceleration);

  •
  make payments on any Notes payable in currency other than as originally stated in the Notes;

  •
  make any change in the provisions of the Indenture relating to waivers of past defaults or the rights of holders of Notes to receive payments of principal of, or interest or premium, if any, on the Notes;

  •
  waive a redemption payment with respect to any Notes;

  •
  impair a holder's right to sue for payment of any amount due on its Note;

  •
  release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or the Indenture, except in accordance with the terms of the Indenture; or

  •
  make any change in the preceding amendment, supplement and waiver provisions.

        Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an Indenture or any Notes or request a waiver.

        We and the trustee may supplement or amend each Indenture or the Notes without notice to or the consent of any holders of Notes issued under that Indenture in certain circumstances, including:

  •
  to cure any ambiguity, defect or inconsistency;

  •
  to provide for uncertificated Notes in addition to or in place of certificated Notes;

  •
  to establish the form or terms of Notes of any series as permitted by the Indenture;

  •
  to provide for the assumption of our or any Subsidiary Guarantor's obligations to holders of Notes of any series in the case of a merger or consolidation or sale of all or substantially all of our or any Subsidiary Guarantor's properties or assets, as applicable;

  •
  to make any change that would provide any additional rights or benefits to the holders of Notes or that does not adversely affect the legal rights under the Indenture of any such holder;

  •
  to comply with requirements of the SEC in order to maintain the qualification of the Indenture under the Trust Indenture Act;

  •
  to add to our or any Subsidiary Guarantor's covenants for the benefit of the holders of all or any series of Notes, or to surrender any right or power herein conferred upon us or any Subsidiary Guarantor;

  •
  to add additional events of default with respect to all or any series of Notes;

  •
  to change or eliminate any of the provisions of the Indenture, provided that any such change or elimination will become effective only when there is no outstanding Notes of any series created prior to the execution of such amendment or supplemental indenture that is adversely affected in any material respect by such change in or elimination of such provision;

  •
  to supplement any provision of the Indenture to permit or facilitate the defeasance and discharge of any series of Notes so long as any action does not adversely affect the interest of holders of securities of that or any other series in any material respect;

  •
  to add any Subsidiary Guarantor with respect to any series of Notes or release any Subsidiary Guarantor, in each case pursuant to the terms of the Indenture;

  •
  to secure the Notes;

  •
  to evidence and provide for the acceptance under the Indenture of a successor trustee, each as permitted under the Indenture; or

  •
  to conform the text of the Indenture or any Notes to the description thereof in this prospectus with respect to the offer, sale or exchange of such Notes, to the extent that such provision is inconsistent with a provision of the Indenture or the Notes.

Special Rules for Action by Holders

        Only holders of outstanding Notes of the applicable series will be eligible to take any action under the Indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction with respect to Notes of that series. Also, we will count only outstanding Notes in determining whether the various percentage requirements for taking action have been met. Any Notes owned by us or any of our affiliates or surrendered for cancellation or for payment or redemption of which money has been set aside in trust are not deemed to be outstanding. Any required approval or waiver must be given by written consent.

        In some situations, we may follow special rules in calculating the principal amount of Notes that are to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.

        We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under the Indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee sets a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.

  Defeasance

        When we use the term defeasance, we mean discharge from some or all of our obligations under the Indenture. If we deposit with the trustee any combination of money or government securities sufficient to make payments on the Notes of a series on the dates those payments are due, then, at our option, either of the following will occur:

  •
  we will be discharged from our obligations with respect to the Notes of that series ("legal defeasance"); or

  •
  we will no longer have any obligation to comply with specified restrictive covenants with respect to the Notes of that series and other specified covenants under the Indenture, and the related events of default will no longer apply ("covenant defeasance").

        If a series of Notes is defeased, the holders of the Notes of that series will not be entitled to the benefits of the Indenture, except for obligations to register the transfer or exchange of Notes, replace stolen, lost or mutilated Notes, maintain paying agencies and hold money for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium, or interest on the Notes will also survive. We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the Notes to recognize income, gain or loss for federal income tax purposes and that the holders would be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

Satisfaction and Discharge

        The Indenture will be discharged and will cease to be of further effect with respect to the Notes of a series issued under the Indenture, except for our obligation to register the transfer of and exchange Notes of that series, when:

  •
  either:

  •
  all Notes of that series that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the trustee for cancellation; or

  •
  all Notes of that series that have not been delivered to the trustee for cancellation have become due and payable or will become due and payable within one year by reason of the mailing of a notice of redemption or otherwise, and we or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable government securities, or a combination of cash in U.S. dollars and non-callable government securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes of that series not delivered to the trustee for cancellation for principal, premium and accrued interest, to the date of maturity or redemption;

  •
  no default or event of default has occurred and is continuing on the date of the deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which we or any subsidiary is a party or by which we or any subsidiary is bound;

  •
  we or any Subsidiary Guarantor has paid or caused to be paid all sums payable by it under the Indenture; and

  •
  we have delivered irrevocable instructions to the trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

        In addition, we must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Governing Law

        The Indenture and the Notes will be governed by and construed in accordance with the laws of the State of New York.

Concerning the Trustee

        The trustee, in its individual and any other capacity, may make loans to, accept deposits from, and perform services for the Company or any Subsidiary Guarantor as if it were not the trustee; however, if it acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

        Before the trustee acts or refrains from acting, it may require an officers' certificate and/or an opinion of counsel. The trustee will not be liable for any action it takes or omits to take in good faith in reliance on an officers' certificate and/or opinion of counsel. The trustee will not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within the rights or powers conferred upon it by the Indenture.

        The Indenture provides that in case an event of default shall occur and be continuing (which shall not be cured), the trustee is required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of its own affairs. Subject to such provisions, the trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any holder of the Notes, unless such holder shall have offered to the trustee indemnity or security against loss, liability or expense satisfactory to the trustee in its sole discretion.

        Wells Fargo Bank, N.A. is the trustee under the Indenture. Wells Fargo Bank, N.A. also serves as trustee under the Base Indenture and the supplemental indentures related to other senior debt securities that we have issued.

Payments and Paying Agents

        We will make payments on the Notes in U.S. dollars at the office of the trustee and any paying agent. At our option, however, payments may be made by check mailed to the address of the person entitled to the payment as it appears in the security register. We will make interest payments to the person in whose name the Note is registered at the close of business on the record date for the interest payment. We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner's right to receive payments will be governed by the rules and practices of the depositary and its participants.

        Initially, the trustee under the Indenture will be designated as the paying agent for payments on Notes issued under the Indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. If the principal of or any premium, interest or Additional Interest on Notes of a series is payable on a day that is not a business day, the payment will be made on the following business day with the same force and effect as if made on such interest payment date, and no additional interest will accrue solely as a result of such delayed payment. For these purposes, a "business day" is any day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or another place of payment on the Notes of that series are authorized or required by law to close. Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their Notes.

        Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of one year after the amount is due to a holder will be repaid to us. After that one-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Notices

        Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of Notes not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee's records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

        Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Book-Entry System; Delivery and Form

        The exchange notes initially will be represented by one or more notes in registered, global form without interest coupons (collectively, the "Global Notes"). The Global Notes will be deposited upon issuance with the trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below. Beneficial interests in the Global Notes may be held only through the Euroclear System ("Euroclear") and Clearstream Banking, S.A. ("Clearstream") (as indirect participants in DTC).

        Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive notes in registered certificated form ("Certificated Notes") except in the limited circumstances described below. See "—Exchange of Global Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.

        Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

        The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

        DTC has advised the Company that DTC is a trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

        DTC has also advised the Company that, pursuant to procedures established by it:

          (1)   upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the Initial Purchasers with portions of the principal amount of the Global Notes; and

          (2)   ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes). Investors in the Global Notes who are Participants may hold their interests therein directly through DTC.

        Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. Euroclear and Clearstream will hold interests in the Global Notes on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank SA./ NV, as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

        The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or "holders" thereof under the Indenture for any purpose.

        Payments in respect of the principal of, premium on, if any, and interest on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Company and the trustee will treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners of the Notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the trustee nor any agent of the Company or the trustee has or will have any responsibility or liability for:

          (1)   any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

          (2)   any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

        DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the Beneficial Owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or the Company. Neither the Company nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the Beneficial Owners of the Notes, and the Company and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

        Transfers between the Participants will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

        Cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.DTC has advised the Company that it will take any action permitted to be taken by a Holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the Company, the trustee and any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

        A Global Note is exchangeable for Certificated Notes if:

          (1)   DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Company fails to appoint a successor depositary;

          (2)   the Company, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

          (3)   there has occurred and is continuing a default or event of default with respect to the Notes.

        In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Same Day Settlement and Payment

        The Notes represented by the Global Notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion summarizes the material U.S. federal income tax considerations relevant to the exchange of additional notes for exchange notes and the ownership and disposition of the exchange notes. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Regulations promulgated thereunder ("Treasury Regulations"), rulings, pronouncements, judicial decisions and administrative decisions of the U.S. Internal Revenue Service (the "IRS"), each as in effect as of the date of this prospectus, and all of which may be subject to change at any time by legislative, judicial or administrative action, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below. We cannot assure you that the IRS will not challenge the conclusions stated below, and no ruling from the IRS or opinion of counsel has been (or will be) sought on any of the matters discussed below. For purposes of this discussion, "holder" means either a U.S. Holder (as defined below) or a Non-U.S. Holder (as defined below) or both, as the context may require.

        This discussion applies only to holders who purchased the additional notes pursuant to their original issuance on June 15, 2017, participate in the exchange offer, and held the additional notes, and will hold the exchange notes, as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). The following summary does not purport to be a complete analysis of all the potential U.S. federal income tax considerations relating to the exchange of additional notes for exchange notes or the ownership and disposition of exchange notes. Without limiting the generality of the foregoing, this summary does not address the effect of any special rules applicable to certain types of beneficial owners, including, without limitation, financial institutions, thrifts, insurance companies, regulated investment companies, real estate investment trusts, tax-exempt organizations, governmental bodies or agencies and instrumentalities thereof, U.S. expatriates, dealers and traders in securities or currencies, broker-dealers, small business investment companies, U.S. Holders whose functional currency is not the U.S. dollar, investors in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons required for U.S. federal income tax purposes to conform the timing of income accruals with respect to the additional notes or the exchange notes to their financial statements under Section 451 of the Code, individual retirement accounts or qualified pension plans, controlled foreign corporations, passive foreign investment companies or persons who hold the notes as part of a hedge, conversion transaction, straddle or other risk reduction or integrated investment transaction. This discussion does not address tax consequences arising under the laws of any foreign, state or local jurisdiction or any U.S. federal taxes (such as the federal estate tax, alternative minimum tax or the federal gift tax) other than U.S. federal income taxes.

        If a partnership (including any entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds an additional note or exchange note, the tax treatment of a partner in that partnership generally will depend on the status of the partner, certain determinations made at the partner level and the activities of the partnership. Holders of the additional notes or exchange notes that are partnerships and partners in those partnerships are urged to consult their tax advisors regarding the U.S. federal income tax consequences of the ownership and disposition of exchange notes.

        You should consult your own tax advisors as to the particular tax consequences of exchanging your additional notes for exchange notes and owning and disposing of exchange notes, including the applicability and effect of any foreign, state, local or other tax laws, any tax treaty or any estate or gift tax considerations.

  Exchange of Additional Notes for Exchange Notes

        The receipt of exchange notes in exchange for additional notes pursuant to the exchange offer will not constitute a taxable event for U.S. federal income tax purposes. As a result, (i) a holder will not recognize any taxable gain or loss as a result of receiving such exchange notes in exchange for additional notes, (ii) the holding period of the exchange notes received will include the holding period of the additional notes exchanged therefor and (iii) the adjusted tax basis of the exchange notes received will be the same as the adjusted tax basis of the additional notes exchanged therefor immediately before such exchange.

        Moreover, we believe that, because the receipt of exchange notes in exchange for additional notes pursuant to the exchange offer does not constitute a taxable event and the additional notes were issued in a "qualified reopening" of the existing notes, the exchange notes offered hereby will be deemed to be part of the same issue as the existing notes and will have the same issue date and same issue price as the existing notes for U.S. federal income tax purposes.

Certain Additional Payments

        In certain circumstances (see "Description of the Exchange Notes—Optional Redemption" and "Description of the Exchange Notes—Offer to Repurchase Upon a Change of Control Triggering Event"), we may pay amounts on the exchange notes that are in excess of the stated interest or principal of the exchange notes. These potential payments may implicate the provisions of the Treasury Regulations relating to contingent payment debt instruments. We do not intend to treat the possibility of paying such additional amounts as causing the exchange notes to be treated as contingent payment debt instruments. However, additional income will be recognized if any such additional payment is made. In certain circumstances, the holder may be required to disclose its contrary position to the IRS in the manner that is required by applicable Treasury Regulations. Our determination is not, however, binding on the IRS. It is possible that the IRS might take a different position from that described above, in which case, if such position is sustained, you might be required to accrue ordinary interest income at a higher rate than the stated interest rate and to treat as ordinary income rather than capital gain any gain realized on the taxable disposition of the exchange notes. The remainder of this discussion assumes that the exchange notes are not contingent payment debt instruments.

U.S. Holders

        The term "U.S. Holder" means a beneficial owner of an exchange note that is for U.S. federal income tax purposes:

  •
  an individual who is a citizen of the U.S. or who is a resident alien of the U.S.;

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  a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the U.S., any state thereof, or the District of Columbia;

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  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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  a trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or if a valid election is in effect under applicable Treasury Regulations to be treated as a U.S. person.

Taxation of Interest on an Exchange Note

        Interest on an exchange note will generally be includable in income of a U.S. Holder as ordinary income, in accordance with the U.S. Holder's regular method of accounting for U.S. federal income tax purposes. A U.S. Holder using the accrual method of accounting for federal income tax purposes must include interest on the exchange notes in ordinary income as interest accrues. A U.S. Holder using the cash receipts and disbursements method of accounting for U.S. federal income tax purposes must include interest in ordinary income when payments are received, or made available for receipt, by the U.S. Holder.

Market Discount

        If a U.S. Holder's initial tax basis in the additional notes was less than the issue price of the additional notes, such difference may be treated as market discount, unless such difference does not exceed a prescribed de minimis threshold. In addition, any accrued market discount on the additional notes will generally carry over to the exchange notes. A U.S. Holder must treat any gain recognized on the sale or maturity of exchange notes as ordinary income to the extent of the accrued market discount on the exchange notes (except to the extent of any amount of accrued market discount that has already been included in income).

        Alternatively, a U.S. Holder may elect to include market discount in income ratably or, at its election, as it accrues, over the term of the exchange notes. Such an election would apply to all debt instruments with market discount acquired by the U.S. Holder on or after the first day of the first taxable year to which the election applies. Such election may not be revoked without the consent of the IRS.

Amortizable Bond Premium

        If a U.S. Holder's initial tax basis in an exchange note exceeds the stated principal amount of the exchange note, the U.S. Holder will generally be considered to have acquired the exchange note with amortizable bond premium equal to such excess. Subject to the limitation described below, a U.S. Holder generally may elect to amortize any amortizable bond premium over the remaining term of such exchange note on a constant yield method (based on the exchange note's yield-to-maturity) as an offset to stated interest. However, because the exchange notes may be redeemed by us prior to maturity at a premium, special rules apply that may reduce, eliminate or defer the amount of premium that the U.S. Holder may amortize with respect to the exchange notes. If a U.S. Holder makes the election to amortize bond premium, the U.S. Holder will be required to reduce its adjusted tax basis in an exchange note by the amount of the premium amortized in any year. If a U.S. Holder does not make this election, the premium will decrease the capital gain or increase the capital loss the U.S. Holder would otherwise recognize on the disposition of such exchange note. An election to amortize bond premium on a constant yield method will also apply to all other taxable debt instruments held or subsequently acquired by a U.S. Holder on or after the first day of the first taxable year for which the election is made. Such an election may not be revoked without the consent of the IRS. U.S. Holders should consult their own tax advisors about this election.

Sale, Exchange, or Retirement of an Exchange Note

        A U.S. Holder will generally recognize capital gain or loss on a sale, exchange, redemption, retirement or other taxable disposition of an exchange note measured by the difference, if any, between:

  •
  the amount of cash and the fair market value of any property received, except to the extent that the cash or other property received in respect of an exchange note is attributable to accrued but unpaid interest on the exchange note, which amount will be taxable as ordinary income (to the extent not previously included in income); and

  •
  the U.S. Holder's adjusted tax basis in the exchange note.

        A U.S. Holder's adjusted tax basis in an exchange note generally will be the same as the adjusted basis of the additional note exchanged therefor immediately before such exchange (as described above under "—Exchange of Additional Notes for Exchange Notes"), increased by market discount, if any, previously included in taxable income by the U.S. Holder with respect to such exchange note and reduced by any amortizable bond premium the U.S. Holder has previously amortized with respect to such exchange note. Such capital gain or loss will be treated as a long-term capital gain or loss if, at the time of the sale or exchange, the exchange note has been held by the U.S. Holder for more than one year; otherwise, the capital gain or loss will be short-term. Non-corporate taxpayers may be subject to a lower federal income tax rate on their net long-term capital gains than that applicable to ordinary income.

        U.S. Holders are subject to certain limitations on the deductibility of their capital losses.

Information Reporting and Backup Withholding

        Information reporting generally will apply to payments of interest on, and to the proceeds from the sale or other disposition (including a retirement or redemption) of, the exchange notes, unless the U.S. Holder is an exempt recipient such as a corporation. Backup withholding may apply to such payments unless the U.S. Holder provides the applicable withholding agent with a taxpayer identification number, certified under penalties of perjury, as well as certain other information. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be credited against the U.S. Holder's U.S. federal income tax liability, and the U.S. Holder may be entitled to a refund of amounts withheld in excess of the U.S. Holder's U.S. federal income tax liability provided such U.S. Holder timely furnishes the required information to and/or files the necessary returns or claims with the IRS. We cannot refund amounts once withheld.

Tax on Net Investment Income

        A 3.8% tax is imposed on the "net investment income" of certain U.S. individuals and on the undistributed "net investment income" of certain estates and trusts. Among other items, "net investment income" generally includes interest and certain net gain from the disposition of property (which would include the exchange notes), less certain deductions.

        U.S. Holders should consult their tax advisors with respect to the applicability of the tax described above.

Non-U.S. Holders

        The following summary is limited to the U.S. federal income tax consequences relevant to a beneficial owner of an exchange note that is an individual, corporation, estate or trust for U.S. federal income tax purposes and that is not a U.S. Holder (a "Non-U.S. Holder"). In the case of a Non-U.S. Holder who is an individual, the following summary assumes that this individual was not formerly a U.S. citizen, and was not formerly a resident of the U.S. for U.S. federal income tax purposes.

Taxation of Interest on an Exchange Note

        Subject to the discussions under "—Information Reporting and Backup Withholding" and "—FATCA Withholding" below, payments of interest on an exchange note to any Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax provided the applicable withholding agent receives the required certification from the Non-U.S. Holder (as discussed below) and the Non-U.S. Holder is not:

  •
  an actual or constructive owner of 10% or more of the total combined voting power of all our voting stock;

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  a controlled foreign corporation related, directly or indirectly, to us through stock ownership;

  •
  a bank receiving interest on the exchange notes in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its business; or

  •
  receiving such interest payments as income effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the U.S. (and, if an income tax treaty applies to the Non-U.S. Holder, as income attributable to a permanent establishment of the Non-U.S. Holder in the U.S.).

        In order to satisfy the certification requirement, the Non-U.S. Holder must provide a properly completed IRS Form W-8BEN or Form W-8BEN-E (or any applicable successor form) that provides the Non-U.S. Holder's name and address and certifies under penalties of perjury that the Non-U.S. Holder is not a U.S. person. Alternatively, in a case where a security clearing organization, bank or other financial institution holds the exchange notes in the ordinary course of its trade or business on behalf of the Non-U.S. Holder, the certification requirements provide that the applicable withholding agent receive from the financial institution a certification under penalties of perjury that a properly completed IRS Form W-8BEN or Form W-8BEN-E (or any applicable successor form) has been received by it, or by another such financial institution, from the Non-U.S. Holder, and that a copy of such a form be furnished to the applicable withholding agent. Special rules apply to foreign partnerships, estates and trusts, and in certain circumstances, certifications as to foreign status of partners, trust owners, or beneficiaries may be required to be provided to the applicable withholding agent. In addition, special rules apply to payments made through a qualified intermediary.

        A Non-U.S. Holder that cannot satisfy the requirements described in the preceding paragraphs generally will be subject to U.S. federal withholding tax at the rate of 30%, unless (i) the Non-U.S. Holder provides a properly completed IRS Form W-8BEN or Form W-8BEN-E (or any applicable successor form) and other required documentation evidencing its entitlement to an exemption from (or a reduction of) withholding under an applicable income tax treaty, or (ii) payments of interest on the exchange notes are effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the U.S. (and, in the event that an income tax treaty is applicable, payments of interest are also attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder) and the Non-U.S. Holder meets the certification requirement discussed at the end of the following paragraph.

        If the payments of interest on an exchange note are effectively connected with the conduct by a Non-U.S. Holder of a trade or business in the U.S. (and, if an income tax treaty applies, if the payments of interest are also attributable to a permanent establishment maintained by the Non-U.S. Holder in the U.S.), such payments will be subject to U.S. federal income tax on a net basis at the rates applicable to U.S. persons generally. If the Non-U.S. Holder is a corporation for U.S. federal income purposes, that portion of its earnings and profits that is effectively connected with its U.S. trade or business (and, if an income tax treaty applies, is attributable to the Non-U.S. Holder's permanent establishment in the U.S.) also may be subject to a branch profits tax at the rate of 30%, unless an applicable income tax treaty provides for a lower rate. If payments are subject to U.S. federal income tax on a net basis in accordance with the rules described in the preceding two sentences, such payments will not be subject to U.S. federal withholding tax so long as the Non-U.S. Holder provides the applicable withholding agent with a properly completed and executed IRS Form W-8ECI (or suitable substitute or successor form).

        The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must generally be updated periodically. If a Non-U.S. Holder does not timely provide the applicable withholding agent with the required certifications, but the Non-U.S. Holder qualifies for a reduced rate under an applicable income tax treaty, the Non-U.S. Holder may obtain a refund of any excess amounts withheld if the Non-U.S. Holder timely provides the required information or appropriate claim form to the IRS. Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties, which may provide for an exemption from, or reduced rate of, U.S. federal withholding or branch profits tax, or other rules different from those described above.

Sale, Exchange, or Disposition of an Exchange Note

        Subject to the discussions under "—Information Reporting and Backup Withholding" and "—FATCA Withholding" below, any gain realized by a Non-U.S. Holder on the sale, exchange, redemption, retirement or other disposition of an exchange note generally will not be subject to U.S. federal income tax, unless:

  •
  such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the U.S. (and, if an income tax treaty applies, such gain is also attributable to a permanent establishment maintained by the Non-U.S. Holder in the U.S.); or

  •
  the Non-U.S. Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of the disposition and certain other conditions are satisfied.

        If the gain on a disposition of an exchange note is effectively connected with the conduct by a Non-U.S. Holder of a trade or business in the U.S. (and, if an income tax treaty applies, if the gain is also attributable to a permanent establishment maintained by the Non-U.S. Holder in the U.S.), such gain will generally be subject to U.S. federal income tax at regular graduated income tax rates applicable to U.S. Holders. If the Non-U.S. Holder is a corporation, that portion of its earnings and profits that is effectively connected with its U.S. trade or business (and, if an income tax treaty applies, is attributable to the Non-U.S. Holder's permanent establishment in the U.S.) also may be subject to a branch profits tax at a 30% rate, unless an applicable income tax treaty provides for a lower rate. A Non-U.S. Holder described in the second bullet point above will be subject to a flat U.S. federal income tax at a 30% rate (or, if an income tax treaty applies, such lower rate as is specified under the treaty) on the gain derived from the sale or other disposition, which may be offset by U.S. source capital losses.

        Any amount allocable to accrued and unpaid interest generally will be taxable as interest and may be subject to the rules discussed above under "—Taxation of Interest on an Exchange Note."

Information Reporting and Backup Withholding

        Any payments of interest on the exchange notes to a Non-U.S. Holder will generally be reported to the IRS and to the Non-U.S. Holder. Copies of these information returns also may be made available under the provisions of a specific treaty or other agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

        Backup withholding and certain additional information reporting generally will not apply to payments of interest with respect to which either the requisite certification, as described under "—Taxation of Interest on an Exchange Note" above (e.g., a properly completed and executed IRS Form W-8BEN or Form W-8BEN-E), has been received or an exemption otherwise has been established, provided that the applicable withholding agent has no actual knowledge or reason to know that the holder is, in fact, a U.S. person or that the conditions of any other exemption are not, in fact, satisfied.

        The payment of the proceeds from the disposition of the exchange notes by or through the U.S. office of any broker, U.S. or foreign, will be subject to information reporting and backup withholding unless the Non-U.S. Holder certifies as to its non-U.S. status (e.g., by furnishing the broker with a properly completed and executed IRS Form W-8BEN or Form W-8BEN-E) or otherwise establishes an exemption, provided that the broker does not have actual knowledge or reason to know that the holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the proceeds from the disposition of the exchange notes by or through a non-U.S. office of a

non-U.S. broker will not be subject to information reporting or backup withholding unless the non-U.S. broker has certain types of relationships with the U.S. (a "U.S. related person"). In the case of the payment of the proceeds from the disposition of the exchange notes by or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related person, the Treasury Regulations require information reporting and backup withholding on the payment unless the broker has documentary evidence in its files that the beneficial owner is a Non-U.S. Holder and the broker has no knowledge or reason to know to the contrary.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be credited against the Non-U.S. Holder's U.S. federal income tax liability, and the Non-U.S. Holder may be entitled to a refund of amounts withheld in excess of the Non-U.S. Holder's U.S. federal income tax liability provided such Non-U.S. Holder timely furnishes the required information to and/or files the necessary returns or claims with the IRS. We cannot refund amounts once withheld.

FATCA Withholding

        Sections 1471 through 1474 of the Code and applicable Treasury Regulations thereunder (commonly referred to as "FATCA") generally impose a withholding tax at a 30% rate on payments to a "foreign financial institution" or a "non-financial foreign entity" (each as defined in the Code), unless: (1) in the case of a foreign financial institution, such institution enters into an agreement with the Treasury Department to withhold on certain payments and to collect substantial information regarding U.S. account holders, including certain account holders that are foreign entities with U.S. owners, (2) in the case of a non-financial foreign entity, such entity provides the withholding agent with a certification that it does not have any "substantial United States owners" (as defined in the Code) or a certification identifying its direct or indirect substantial United States owners, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). An intergovernmental agreement between the U.S. and the non-U.S. entity's jurisdiction may modify these requirements. Withholding under these rules (if applicable) applies to payments of interest on the exchange notes and, after December 31, 2018, to payments of gross proceeds from the sale, exchange, redemption, retirement or other disposition of the exchange notes. Non-U.S. Holders, and U.S. Holders holding the exchange notes through a non-U.S. intermediary, should consult their tax advisors regarding the potential application of FATCA to the exchange notes.

        THE PRECEDING SUMMARY OF MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT LEGAL OR TAX ADVICE. ACCORDINGLY, HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS ON THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF THEIR EXCHANGE OF ADDITIONAL NOTES FOR EXCHANGE NOTES AND THE OWNERSHIP AND DISPOSITION OF THE EXCHANGE NOTES, AND ON THE CONSEQUENCES OF ANY CHANGES IN APPLICABLE LAW.

PLAN OF DISTRIBUTION

        Based on interpretations by the staff of the SEC in no-action letters issued to third parties, we believe that you may transfer exchange notes issued under the exchange offer in exchange for the additional notes if:

  •
  any exchange notes to be received by you will be acquired in the ordinary course of your business; and

  •
  you have no arrangement or understanding with any person or entity to participate in the distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act.

        You may not participate in the exchange offer unless:

  •
  you are not an "affiliate," as defined in Rule 405 under the Securities Act, of us or our Subsidiary Guarantors; and

  •
  if you are a broker-dealer that will receive exchange notes for your own account in exchange for additional notes that were acquired as a result of market-making or other trading activities, then you agree to deliver this prospectus (or, to the extent permitted by law, make this prospectus available to purchasers) in connection with any resale of the exchange notes.

        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver this prospectus in connection with any resale of such exchange notes. To date, the staff of the SEC has taken the position that broker-dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as this exchange offer, other than a resale of an unsold allotment from the original sale of the additional notes, with this prospectus. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received for their own account in exchange for additional notes where such additional notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period ending on                , 2018, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until such date, all dealers effecting transactions in exchange notes may be required to deliver this prospectus.

        We are entitled under the registration rights agreements to suspend the use of this prospectus by broker-dealers if, in our good faith determination, the continued effectiveness of the registration statement and the use of this prospectus would require the public disclosure of material non-public information.

        If we suspend the use of this prospectus, the period referred to above during which we have agreed to make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with certain resales, will be extended by a number of days equal to the period of the suspension and we and the Guarantors will pay additional interest, if required, pursuant to the registration rights agreements.

        If you wish to exchange notes for your additional notes in the exchange offer, you will be required to make representations to us as described in "The Exchange Offer—Procedures for Tendering—Your Representations to Us" in this prospectus. As indicated in the letter of transmittal, you will be deemed to have made these representations by tendering your additional notes in the exchange offer. In addition, if you are a broker-dealer who receives exchange notes for your own account in exchange for additional notes that were acquired by you as a result of market-making activities or other trading activities, you will be required to acknowledge, in the same manner, that you will deliver this prospectus in connection with any resale by you of such exchange notes.

        We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions:

  •
  in the over-the-counter market;

  •
  in negotiated transactions;

  •
  through the writing of options on the exchange notes; or

  •
  a combination of such methods of resale; at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices.

        Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. Each letter of transmittal states that by acknowledging that it will deliver and by delivering this prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 180 days after the consummation of the exchange offer, the Company will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents as provided in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the additional notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the additional notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        Baker Botts L.L.P. has issued an opinion of the legality of the exchange notes.

EXPERTS

        The consolidated financial statements incorporated in this prospectus by reference from Dr Pepper Snapple Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2017 and the effectiveness of Dr Pepper Snapple Group, Inc.'s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The audited historical financial statements of Maple Parent Holdings Corp. formerly known as Keurig Green Mountain, Inc. and its subsidiaries (Predecessor) for the period from September 28, 2014 through September 26, 2015 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INDEPENDENT AUDITORS

        The consolidated financial statements of Maple Parent Holdings, Corp. and its subsidiaries, as of September 30, 2017 (Successor) and September 24, 2016 (Successor), and for the period September 25, 2016 to September 30, 2017 (Successor), the period December 4, 2015 to September 24, 2016 (Successor), and the period September 27, 2015 to March 2, 2016 (Predecessor), included in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and documents incorporated by reference into this prospectus contain certain "forward-looking statements" within the meaning of federal securities laws with respect to the businesses, strategies and plans of DPS and Maple and the combined company following the Transaction, their expectations relating to the Transaction and the future financial condition and performance of the combined company following the Transaction. Statements included in or incorporated by reference into this prospectus that are not historical facts, including statements about the beliefs and expectations of the management of each of DPS and Maple, are forward-looking statements. Words such as "believes," "plans," "anticipates," "estimates," "expects," "intends," "aims," "potential," "will," "would," "could," "considered," "likely," "estimate" and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

        These forward-looking statements may include, without limitation, statements regarding the completion of the Transaction, expected synergies and other benefits, including tax, financial and strategic benefits, to the combined company and the respective stockholders of DPS and Maple of the Transaction, the expected tax consequences to holders of DPS common stock and the combined company common stock and the expected accounting treatment for the Transaction and other statements that are not historical facts.

        Forward-looking statements, estimates and projections are based on management's current beliefs and assumptions, are not guarantees of performance and may prove to be inaccurate. While DPS and Maple believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the control of DPS and Maple. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from the current expectations of DPS and Maple, depending upon a number of factors affecting their businesses and risks associated with the successful execution of the Transaction and the integration and performance of their businesses following the Transaction. These factors include, but are not limited to, risks and uncertainties detailed in DPS' periodic public filings with the SEC, including those discussed in the section of this prospectus entitled "Risk Factors" and in the section entitled "Risk Factors" in DPS's Annual Report on Form 10-K for the fiscal year ended December 31, 2017 ("2017 Form 10-K"), and in subsequent filings by DPS with the SEC, and the following factors:

  •
  stockholders may not approve the Stockholder Approvals;

  •
  regulatory and other required approvals in connection with the Transaction may prevent or substantially delay the consummation of the Transaction;

  •
  the closing of the Transaction is subject to many conditions, and if these conditions are not satisfied or waived, the Transaction will not be completed;

  •
  the termination of the Merger Agreement and the failure to consummate the Transaction could negatively impact DPS and its future operations;

  •
  DPS stockholders will have a minority ownership after the Transaction and exercise less influence;

  •
  the composition of the Board will change following the Transaction;

  •
  the combined company will be a "controlled company" following the Transaction and will rely on exemptions from certain corporate governance requirements, including having fewer independent directors on its board of directors or board committees following the Transaction;

  •
  following the completion of the Transaction, JAB Holding Company S.à.r.l., through its affiliate, Sponsor, will be the combined company's largest stockholder and will have the ability to exercise significant influence over decisions requiring the combined company's stockholders' approval;

  •
  DPS and Keurig will be subject to certain operating restrictions until, and business uncertainties until and following, the consummation of the Transaction;

  •
  restrictions on DPS's ability to pursue other alternatives to the Transaction;

  •
  DPS stockholders' investment could be materially and adversely affected if the due diligence of Keurig was inadequate or if unexpected risks related to Keurig materialize;

  •
  completion of the Transaction may require consents or trigger change in control or other provisions in certain agreements to which DPS is a party;

  •
  the unaudited pro forma condensed combined financial statements included in this prospectus are presented for illustrative purposes only and the actual financial condition and results of operations of the combined company following the Transaction may differ materially;

  •
  DPS may waive one or more of the conditions to the Transaction without resoliciting its stockholders' approval;

  •
  the lack of a public market for Maple shares makes it difficult to evaluate the fairness of the Transaction and the stockholders of Maple may receive consideration in the Transaction that is more than the fair market value of the Maple shares;

  •
  uncertainties regarding the tax characterization and treatment of the special cash dividend;

  •
  expected combination benefits from the Transaction may not be fully realized;

  •
  integration of the combined businesses of DPS and Keurig may not be successful or may be more challenging than anticipated;

  •
  Maple and DPS will incur direct and indirect costs as a result of the Transaction;

  •
  following the completion of the Transaction, the combined company will incur significant additional indebtedness which could adversely affect it;

  •
  restrictions on the combined company from indebtedness agreements entered into in connection with the Transaction may affect business operations;

  •
  the market price for the combined company's common stock may be affected by factors different than those that historically have affected DPS's common stock;

  •
  following the completion of the Transaction, the combined company will assume certain potential liabilities relating to Keurig;

  •
  additional risks associated with the coffee and appliance business and operations in new geographical regions;

  •
  changes in consumer preferences, trends and health concerns;

  •
  changes in the cost of and supply of commodities used in our or, following the Transaction, the combined company's business;

  •
  dependence on a small number of large retailers for a significant portion of our or, following the Transaction, the combined company's sales;

  •
  loss of key personnel;

  •
  dependence on third-party bottling and distribution companies;

  •
  reliance on the performance of a limited number of suppliers, manufacturers and other fulfillment companies;

  •
  ability to successfully integrate and manage our or, following the Transaction, the combined company's acquired businesses or brands;

  •
  operating in highly competitive markets and our or, following the Transaction, the combined company's ability to compete with companies with significant financial resources;

  •
  fluctuations in foreign currency exchange rates;

  •
  fluctuations in our or, following the Transaction, the combined company's tax obligations, including transfer pricing;

  •
  disruptions to information systems and third-party service providers;

  •
  disruptions to manufacturing and distribution facilities;

  •
  litigation claims or legal proceedings against us or, following the Transaction, the combined company;

  •
  failure to comply with U.S. and international laws and regulations in the countries in which we or, following the Transaction, the combined company operate;

  •
  weather, natural disasters, climate changes and the availability of water;

  •
  seasonality of DPS's and Keurig's businesses;

  •
  our or, following the Transaction, the combined company's products meeting health and safety standards or contamination of our or, following the Transaction, the combined company's products;

  •
  recession, financial and credit market disruptions and other economic conditions;

  •
  increases in cost of employee benefits;

  •
  strikes or work stoppages;

  •
  infringement of our or, following the Transaction, the combined company's intellectual property rights by third parties, intellectual property claims against us or, following the Transaction, the combined company or adverse events regarding licensed intellectual property;

  •
  the need for substantial investment and restructuring at our or, following the Transaction, the combined company's manufacturing, distribution and other facilities;

  •
  our or, following the Transaction, the combined company's ability to retain or recruit qualified personnel;

  •
  Keurig's financial performance is, and, following the Transaction, the combined company's financial performance will be, highly dependent upon the sales of Keurig® brewing systems and pods;

  •
  failure to maintain strategic relationships with well-recognized brands/brand owners and private label brands could adversely impact Keurig's and, following the Transaction, the combined company's future growth and business;

  •
  obsolete inventory may result in reduced prices or write-downs; and

  •
  reliance on independent certification for a number of DPS's, Keurig's and, following the Transaction, the combined company's products. Loss of any independent certifications could harm DPS's, Keurig's and, following the Transaction, the combined company's businesses.

        Consequently, all of the forward-looking statements Maple or DPS make in this prospectus are qualified by the information contained in or incorporated by reference into this prospectus, including, but not limited to, (i) the information contained under this heading, (ii) the information discussed in the section of this prospectus entitled "Risk Factors" and (iii) the information discussed under the section entitled "Risk Factors" in DPS' 2017 Form 10-K and subsequent filings by DPS with the SEC. See the section entitled "Where You Can Find More Information" of this prospectus.

        Neither Maple nor DPS is under any obligation, and each expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise, except as required by law. Persons reading this prospectus are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

INDEX TO FINANCIAL STATEMENTS

Page
Maple Parent Holdings Corp.
Consolidated Financial Statements
Independent Auditors' Report	F-2
Report of the Independent Registered Public Accounting Firm	F-4
Consolidated Successor Balance Sheets as of March 31, 2018, September 30, 2017 and September 24, 2016	F-5

Consolidated Statements of Operations for the Predecessor periods ending March 2, 2016 and September 26, 2015 and Successor periods ending September 30, 2017 and September 24, 2016, and interim periods (unaudited) ending March 31, 2018 and March 25, 2017

F-6

Consolidated Statements of Comprehensive Income for the Predecessor periods ending March 2, 2016 and September 26, 2015 and Successor periods ending March 31, 2018 (unaudited), March 25, 2017 (unaudited), September 30, 2017 and September 24, 2016

F-7

Consolidated Statements of Changes in Stockholders' Equity for the Predecessor periods ending March 2, 2016 and September 26, 2015 and Successor periods ending March 31, 2018 (unaudited), September 30, 2017 and September 24, 2016

F-8

Consolidated Statements of Cash Flows for the Predecessor periods ending March 2, 2016 and September 26, 2015 and Successor periods ending September 30, 2017 and September 24, 2016, and interim periods (unaudited) ending March 31, 2018 and March 25, 2017

F-10
Notes to Consolidated Financial Statements	F-11
Unaudited Pro Forma Combined Financial Information	F-66
Pro Forma Combined Balance Sheet as of March 31, 2018	F-69
Pro Forma Combined Statement of Income for the twelve months ended December 31, 2017	F-70
Pro Forma Combined Statement of Income for the three months ended March 31, 2018	F-71
Notes to Unaudited Pro Forma Combined Financial Information	F-72

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Maple Parent Holdings Corp.
Waterbury, VT.

        We have audited the accompanying consolidated financial statements of Maple Parent Holdings Corp. and its subsidiaries (the "Company"), which comprise the consolidated balance sheets as of September 30, 2017 (Successor) and September 24, 2016 (Successor), and the related consolidated statements of operations, comprehensive income, changes in stockholders' equity, and cash flows for the period September 25, 2016 to September 30, 2017 (Successor), the period December 4, 2015 to September 24, 2016 (Successor), and the period September 27, 2015 to March 2, 2016 (Predecessor), and the related notes to the consolidated financial statements.

Management's Responsibility for the Consolidated Financial Statements

        Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

        Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

        An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

        We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Maple Parent Holding Corp. and its subsidiaries as of September 30, 2017 (Successor) and September 24, 2016 (Successor), and the results of their operations and their cash flows for the period September 25, 2016 to September 30, 2017 (Successor), the period December 4, 2015 to September 24, 2016 (Successor), and the period September 27, 2015 to March 2, 2016 (Predecessor), in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

        As discussed in Note 1 to the consolidated financial statements, on March 3, 2016, the Company acquired Keurig Green Mountain, Inc. and its subsidiaries (Keurig). As the operations of Keurig succeeded to substantially all of the operations of the Company, Keurig is presented as the predecessor entity for purposes of these consolidated financial statements.

/s/ Deloitte & Touche LLP

March 7, 2018
Boston, MA

Report of Independent Registered Public Accounting Firm

To the Board of Directors and the Stockholders of Maple Parent Holdings Corp.

        In our opinion, the consolidated statements of operations, comprehensive income, changes in stockholders equity and cash flows for the period from September 28, 2014 to September 26, 2015 present fairly, in all material respects, the results of operations and cash flows of Maple Parent Holdings Corp. (formerly known as Keurig Green Mountain, Inc.) and its subsidiaries (Predecessor) for the period from September 28, 2014 to September 26, 2015, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
November 18, 2015

Maple Parent Holdings Corp.

Consolidated Balance Sheets

(Dollars in thousands)

	Successor
	March 31, 2018 (Unaudited)	September 30, 2017	September 24, 2016
Assets
Current assets:
Cash, cash equivalents, and restricted cash	$121,561	$348,607	$437,913
Receivables, less uncollectible accounts and return allowances of $27,386, $29,977, and $39,251, respectively	370,265	447,433	457,768
Inventories	389,448	473,677	579,032
Income taxes receivable	48,048	76,558	51,630
Other current assets	61,258	43,034	34,564

Total current assets	990,580	1,389,309	1,560,907
Fixed assets, net	769,641	799,667	960,927
Intangibles, net	3,808,024	3,861,944	4,048,139
Goodwill	9,788,301	9,828,589	10,012,196
Deferred income taxes, net	28,071	27,199	118
Long-term restricted cash	275	271	271
Investments in unconsolidated Subsidiaries	92,980	101,284	—
Other long-term assets	141,932	97,360	26,915

Total assets	$15,619,804	$16,105,623	$16,609,473

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt	$219,065	$219,076	$186,247
Current portion of capital lease and financing obligations	5,988	6,159	3,210
Accounts payable	1,628,310	1,433,797	513,596
Accrued expenses	179,150	231,139	284,615
Income tax payable	2,241	14,598	5,422
Deferred revenue	3,032	2,715	3,107
Other current liabilities	3,731	6,410	12,170

Total current liabilities	2,041,517	1,913,894	1,008,367
Long-term debt, less current portion	2,869,084	3,659,957	5,506,911
Long-term debt, related party	1,815,000	1,815,000	1,815,000
Capital lease and financing obligations, less current portion	95,592	98,519	111,284
Deferred income taxes, net	1,017,192	1,515,093	1,517,291
Other long-term liabilities	55,206	56,487	74,782
Employee redeemable non-controlling interest and mezzanine equity awards	288,018	218,792	66,002
Stockholders' equity:
Class A Common Stock	62	62	62
Class B Common Stock	20	20	20
Additional paid-in capital	6,384,918	6,384,918	6,384,918
Retained earnings	978,160	336,798	99,334
Accumulated other comprehensive income	75,035	106,083	25,502

Total stockholders' equity	$7,438,195	$6,827,881	$6,509,836

Total liabilities and stockholders' equity	$15,619,804	$16,105,623	$16,609,473

The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

Maple Parent Holdings Corp.

Consolidated Statements of Operations

(Dollars in thousands)

	Successor				Predecessor
	October 1, 2017 to March 31, 2018 (Unaudited)	September 25, 2016 to March 25, 2017 (Unaudited)	September 25, 2016 to September 30, 2017	December 4, 2015 to September 24, 2016	September 27, 2015 to March 2, 2016	September 28, 2014 to September 26, 2015
Net sales	$2,118,691	$2,181,831	$4,269,254	$2,293,203	$2,025,389	$4,520,031
Cost of sales	1,131,388	1,153,225	2,238,790	1,219,710	1,354,218	2,912,507

Gross profit	987,303	1,028,606	2,030,464	1,073,493	671,171	1,607,524
Selling, general and administrative expenses	402,255	404,888	836,174	439,288	334,422	826,850
Transportation and warehouse costs	121,822	136,784	249,600	134,519	—	—
Transaction costs	36,183	—	—	102,412	187,242	—
Restructuring expenses	12,680	2,322	45,200	3,907	3,000	15,250

Operating income	414,363	484,612	899,490	393,367	146,507	765,424
Other income (loss), net	(11,935)	1,575	(904)	2,176	2,291	1,123
Gain (loss) on financial instruments, net	47,268	39,134	13,677	(14,355)	1,473	8,077
Gain (loss) on foreign currency, net	(17,935)	43,254	32,495	4,881	(2,326)	(22,166)
Loss on extinguishment of debt	(6,557)	(83,166)	(85,348)	(4,555)	(6,393)	—
Interest expense—related party	(49,776)	(49,776)	(99,825)	(59,622)	—	—
Interest expense	(53,023)	(120,474)	(192,497)	(157,728)	(2,855)	(1,882)

Income before income taxes	322,405	315,159	567,088	164,164	138,697	750,576
Income tax benefit (expense)	385,644	(110,406)	(184,426)	(54,697)	(38,665)	(251,948)

Net Income	$708,049	$204,753	$382,662	$109,467	$100,032	$498,628

Net income attributable to noncontrolling interests	$8,067	$2,806	$4,958	$—	$—	$353

Net income attributable to Maple Parent Holdings Corp.	$699,982	$201,947	$377,704	$109,467	$100,032	$498,275

The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

Maple Parent Holdings Corp.

Consolidated Statements of Comprehensive Income

(Dollars in thousands)

	Successor				Predecessor
					September 27, 2015 to March 2, 2016			September 28, 2014 to September 26, 2015
	October 1, 2017 to March 31, 2018 (Unaudited)	September 25, 2016 to March 25, 2017 (Unaudited)
			September 25, 2016 to September 30, 2017	December 4, 2015 to September 24, 2016
					Pre-tax	Tax (expense) benefit	After-tax	Pre-tax	Tax (expense) benefit	After-tax
Net income	$708,049	$204,753	$382,662	$109,467	—	—	$100,032	—	—	$498,628
Other comprehensive income (loss):
Cash flow hedges:
Unrealized gains (losses) arising during the period	—	—	—	—	599	(160)	439	1,135	(342)	793
Gains (losses) reclassified to net income	—	—	—	—	(861)	304	(557)	(14,894)	5,994	(8,900)
Foreign currency translation adjustments	(31,390)	(21,568)	81,747	25,502	(9,212)	—	(9,212)	(137,469)	—	(137,469)

Other comprehensive income (loss)	(31,390)	(21,568)	81,747	25,502	(9,474)	144	(9,330)	(151,228)	5,652	(145,576)

Total comprehensive income	$676,659	$183,185	$464,409	$134,969			$90,702			$353,052
Comprehensive (income) loss attributable to noncontrolling interest	(8,067)	(2,806)	(4,958)	—	—	—	—	—	—	(13)
Foreign currency translation adjustments attributable to noncontrolling interest	342	42	(1,166)	—	—	—	—	—	—	—

Comprehensive income attributable to Maple Parent Holdings Corp.	$668,934	$180,421	$458,285	$134,969	—	—	$90,702	—	—	$353,039

The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

Maple Parent Holdings Corp.

Consolidated Statements of Changes in Stockholders' Equity

(Dollars in thousands, except for shares)

Successor

	Class A		Class B
	Common Stock		Common Stock				Accumulated Other Comprehensive Income (loss)
					Additional Paid-in Capital	Retained Earnings		Stockholders' Equity
	Shares	Amount	Shares	Amount
Balance at December 4, 2015	1,000	$—	—	$—	$—	$—	$—	$—
Proceeds from issuance of common stock	6,212,120	62	1,987,880	20	6,384,918	—	—	6,385,000
Adjustment of non-controlling interests to fair value	—	—	—	—	—	—	—	—
Dividends paid	—	—	—	—	—	(10,133)		(10,133)
Net income	—	—	—	—	—	109,467	—	109,467
Change in other comprehensive income	—	—	—	—	—	—	25,502	25,502

Balance at September 24, 2016	6,213,120	$62	1,987,880	$20	$6,384,918	$99,334	$25,502	$6,509,836

Adjustment of non-controlling interests to fair value	—	—	—	—	—	(86,382)		(86,382)
Dividends paid	—	—	—	—		(53,858)		(53,858)
Net income attributable to Maple Parent Holdings Corp.	—	—	—	—	—	377,704	—	377,704
Change in other comprehensive income	—	—	—	—	—	—	80,581	80,581

Balance at September 30, 2017	6,213,120	$62	1,987,880	$20	$6,384,918	$336,798	$106,083	$6,827,881

Adjustment of non-controlling interests to fair value (Unaudited)	—	—	—	—	—	(36,702)		(36,702)
Dividends paid (Unaudited)	—	—	—	—	—	(21,918)		(21,918)
Net income attributable to Maple Parent Holdings Corp. (Unaudited)	—	—	—	—	—	699,982		699,982
Change in other comprehensive income (Unaudited)	—	—	—	—	—	—	(31,048)	(31,048)

Balance at March 31, 2018 (Unaudited)	6,213,120	$62	1,987,880	$20	$6,384,918	$978,160	$75,035	$7,438,195

The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

Maple Parent Holdings Corp.

Consolidated Statements of Changes in Stockholders' Equity (Continued)

(Dollars in thousands, except for shares)

Predecessor

	Common Stock				Accumulated Other Comprehensive Income (loss)
			Additional Paid-in Capital	Retained Earnings		Stockholders' Equity
	Shares	Amount
Balance at September 27, 2014	162,318,246	$16,232	$1,808,881	$1,687,619	$(54,051)	$3,458,681
Options exercised	1,520,757	152	16,406	—	—	16,558
Issuance of common stock under employee stock purchase plan	183,546	18	12,696	—	—	12,714
Restricted stock awards and units	215,662	22	(22)	—	—	—
Repurchase of common stock	(11,028,955)	(1,103)	(1,032,218)	—	—	(1,033,321)
Stock compensation expense	—	—	31,934	—	—	31,934
Tax benefit from equity-based compensation plans	—	—	40,846	—	—	40,846
Deferred compensation expense	—	—	537	—	—	537
Adjustment of redeemable noncontrolling interests to redemption value	—	—	—	7,560	—	7,560
Cash dividends declared	—	—	—	(179,175)	—	(179,175)
Other comprehensive loss, net of tax	—	—	—	—	(145,251)	(145,251)
Net income	—	—	—	498,275	—	498,275

Balance at September 26, 2015	153,209,256	$15,321	$879,060	$2,014,279	$(199,302)	$2,709,358
Options exercised	505,339	50	11,823	—	—	11,873
Issuance of restricted stock awards and units	188,468	19	(19)	—	—	—
Stock based compensation	—	—	14,980	—	—	14,980
Reclassification of stock compensation to liability	—	—	(38,814)	—	—	(38,814)
Issuance of common stock under employee stock purchase plan	106,322	10	4,800	—	—	4,810
Excess tax benefits share-based compensation—windfall	—	—	4,772	—	—	4,772
Dividends paid	—	—	—	(48,551)	—	(48,551)
Other comprehensive loss, net of tax	—	—	—	—	(9,330)	(9,330)
Net income	—	—	—	100,032	—	100,032
Repurchase of common stock	(4,364,186)	(436)	(234,598)	—	—	(235,034)

Balance at March 2, 2016	149,645,199	$14,964	$642,004	$2,065,760	$(208,632)	$2,514,096

The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

Maple Parent Holdings Corp.

Consolidated Statements of Cash Flows

(Dollars in thousands)

	Successor				Predecessor
	October 1, 2017 to March 31, 2018 (Unaudited)	September 25, 2016 to March 25, 2017 (Unaudited)	September 25, 2016 to September 30, 2017	December 4, 2015 to September 24, 2016	September 27, 2015 to March 2, 2016	September 28, 2014 to September 26, 2015
Cash flows from operating activities:
Net income	$708,049	$204,753	$382,662	$109,467	$100,032	$498,628
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of fixed assets	64,892	68,716	142,341	69,715	102,521	217,515
Amortization of intangibles	59,057	48,355	96,257	55,015	21,276	48,148
Amortization of deferred financing fees	7,128	9,701	17,733	12,539	594	4,606
Deferred income taxes	(498,010)	30	15,675	(23,817)	(5,733)	(8,591)
Deferred compensation and stock compensation	25,794	31,872	57,577	5,658	140,605	32,471
Excess tax benefits from equity-based compensation plans	—	—	—	—	(4,772)	(40,843)
Provision for doubtful accounts	3,690	33	261	1,535	752	5,452
Loss on extinguishment of debt	6,557	83,166	85,348	4,555	6,393	—
Unrealized (gain) loss on foreign currency	12,327	(44,022)	(41,230)	(5,789)	(16,235)	(2,862)
Asset impairment and non-cash restructuring	10,528	—	15,732	—	8,393	16,256
Provision for sales returns	30,461	37,316	65,463	46,497	54,624	114,392
Unrealized (gain) loss on derivatives	(48,026)	(38,830)	3,937	14,355	(1,473)	(20,959)
Acquisition costs			—	—	59,088	—
Other non-cash	15,962	13	10,958	5,551	41	10,563
Changes in assets and liabilities, net of acquisitions
Receivables	42,115	33,318	(54,084)	(83,900)	40,613	(24,303)
Inventories	82,199	163,763	108,445	(43,151)	175,380	128,423
Income tax payable/receivable, net	16,215	18,913	(15,936)	(31,558)	40,767	(64,337)
Other current assets	(18,868)	(1,935)	(9,258)	21,117	42,785	(23,573)
Other long-term assets, net	6,831	1,508	(96)	(14,193)	808	2,369
Accounts payable and accrued expenses	125,485	243,810	871,080	186,594	76,844	(155,922)
Payment of acquisition related costs	—	—	(10,144)	(59,088)	—	—
Other current liabilities	330	3,019	(6,137)	(8,552)	445	(1,191)
Other long-term liabilities	(1,228)	(986)	11,835	17,033	(13,168)	18,620

Net cash provided by operating activities	651,488	862,513	1,748,419	279,583	830,580	754,862
Cash flows from investing activities:
Capital expenditures for fixed assets	(30,422)	(36,859)	(66,044)	(32,657)	(78,648)	(411,099)
Maturity of short-term investment	—	—	—	—	—	100,000
Acquisition, net of cash	—	—	—	(13,716,813)	—	(180,698)
Formation of JV	—	250,000	250,000	—	—	765
Other investing activities	(13,406)	(6,480)	(4,345)	(22,128)	4,479	(7,399)

Net cash (used)/provided by investing activities	(43,828)	206,661	179,611	(13,771,598)	(74,169)	(498,431)
Cash flows from financing activities:
Net change in revolving line of credit	(100,000)	450,000	100,000	—	(330,000)	330,000
Proceeds from issuance of related party note	—	—	—	1,815,000	—	—
Proceeds from issuance of common stock	—	—	—	6,385,000	—	—
Proceeds from issuance of common stock under compensation plans	—	—	—	—	16,685	29,272
Repurchase of shares	—	—	—	—	(235,035)	(1,033,321)
Excess tax benefits from equity-based compensation plans	—	—	—	—	4,772	40,843
Proceeds from (cash distributions to) redeemable NCI shareholders	—	5,394	4,642	60,344	(4,411)	—
Proceeds from borrowings of long-term debt	—	1,200,000	1,200,000	5,946,679	—	—
Deferred financing fees	—	(5,213)	(5,213)	(122,235)	—	(4,123)
Cross currency swap	—	(69,215)	(86,828)	12,700	—	—
Payments on capital lease and financing obligations	(7,238)	(7,532)	(14,663)	(1,468)	(36,945)	(2,823)
Repayment of long-term debt	(704,554)	(2,878,647)	(3,168,158)	(146,764)	—	(158,730)
Dividends paid	(22,560)	(17,501)	(55,303)	(10,133)	(92,599)	(175,707)
Other financing	—	—	—	(2,227)	35,334	2,710

Net cash (used)/provided by financing activities	(834,352)	(1,322,714)	(2,025,523)	13,936,896	(642,199)	(971,879)
Effect of exchange rate changes on cash and cash equivalents	(350)	(3,616)	8,187	(6,697)	16,578	13,568
Net (decrease)/increase in cash and cash equivalents	(227,042)	(257,156)	(89,306)	438,184	130,790	(701,880)
Cash, cash equivalents, and restricted cash at beginning of period	$348,878	$438,184	438,184	—	59,334	761,214

Cash, cash equivalents, and restricted cash at end of period	$121,836	$181,028	$348,878	$438,184	$190,124	$59,334

Supplemental disclosures of cash flow information:
Cash paid for interest (net of amounts capitalized)	$48,407	$109,493	$166,921	$155,959	$4,582	$(2,785)
Cash paid for related party interest	$49,776	$49,776	$124,986	$34,460	$—	$—
Cash paid for income taxes	$92,680	$90,548	$158,520	$92,489	$17,444	$320,239
Dividends declared not paid at the end of each period	$—	$—	$—	$—		$44,048
Fixed asset purchases included in accounts payable and not disbursed at the end of the period	$21,785	$9,367	$6,106	$18,139	$11,984	$32,122
Noncash financing and investing activity:
Fixed assets acquired under capital lease and financing obligations	$—	$—	$—	$—		$375

The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

Maple Parent Holdings Corp.

Notes to Consolidated Financial Statements

1. Nature of Business and Organization

        Maple Parent Holdings Corp. ("Maple"), through its wholly owned subsidiary Keurig Green Mountain, Inc. ("Keurig" and together with Maple in these Notes to Consolidated Financial Statements, the "Maple Company") is a leader in the brewing system and specialty coffee businesses in the United States and Canada.

        On December 4, 2015, JAB Holding Company S.a.r.l ("JAB") formed an indirect wholly-owned subsidiary, Maple Holdings Acquisition Corp. ("Maple acquisition merger sub"). On February 19, 2016, Maple was formed by JAB and capitalized with a contribution of $6,385 million of cash from JAB. On March 3, 2016, Maple, through Maple acquisition merger sub, acquired Keurig and its subsidiaries for $13.9 billion (the "Keurig Acquisitions") (see Note 3, Acquisition). In contemplation of the acquisition, JAB had agreed with Mondelez International, Inc. ("Mondelez") that it would acquire a 24.24% interest in Maple, which was consummated March 7, 2016. The March 7, 2016 transaction occurred between JAB and Mondelez. The Keurig Acquisition closed March 3, 2016.

        As the operations of Keurig succeeded to substantially all of the operations of Maple, Keurig is presented as the predecessor entity for purposes of these consolidated financial statements. Subsequent to the Keurig Acquisition, the consolidated statements of operations include amortization expense relating to the fair value adjustments and depreciation expense based on the fair value of Keurig's property, plant and equipment that had previously been carried at historical cost less accumulated depreciation. Therefore, financial information prior to the acquisition is not comparable to the financial information subsequent to the acquisition. As a result, the financial statements and certain note presentations are separated into two distinct periods, the periods of Keurig before the consummation of the Keurig Acquisition (labeled "Predecessor") and the periods of Maple Company subsequent to and including the acquisition (labeled "Successor"), to indicate the application of the different basis of accounting between the periods presented. The predecessor period began on September 27, 2014 and concluded on March 2, 2016. The successor period began on December 4, 2015, the incorporation date of Maple acquisition merger sub and includes Keurig as of and from the acquisition date of March 3, 2016. Between December 4, 2015 and March 3, 2016, Maple Parent Holdings incurred transaction costs associated with the acquisition of Keurig of approximately $54.3 million, net of tax. Operations did not commence until the acquisition of Keurig on March 3, 2016.

        Maple Company distributes its products through two channels: at-home ("AH") and away-from-home ("AFH"). The Company sells brewers, accessories, and sources, produces and sells coffee, hot cocoa, teas and other beverages in K-Cup®, Vue®, Rivo®, K-Carafe™, and K-Mug™ pods ("pods") and coffee in more traditional packaging including bags and fractional packages under a variety of brands to retailers including supermarkets, department stores, mass merchandisers, club stores, and convenience stores; to restaurants, hospitality accounts, office coffee distributors, and partner brand owners; and to consumers through its website. A large part of the Maple Company's distribution to major retailers is processed by fulfillment entities which receive and fulfill sales orders and invoice certain retailers primarily in the AH channel. Maple Company also earns royalty income from pods sold by two third-party licensed roasters.

        Maple's fiscal year ends on the last Saturday in September. The successor fiscal year 2017 consists of fifty-three weeks and ended on September 30, 2017. Fiscal year 2016 represents the successor and predecessor periods December 4, 2015 to September 24, 2016 and September 27, 2015 to March 2, 2016, respectively. The predecessor fiscal year 2015 consists of fifty-two weeks and ended September 26, 2015.

Maple Parent Holdings Corp.

Notes to Consolidated Financial Statements (Continued)

1. Nature of Business and Organization (Continued)

        These consolidated financial statements and related disclosures also contain unaudited interim consolidated financial statements and related disclosures as of March 31, 2018 and for the 26 weeks ended March 31, 2018 and March 25, 2017, respectively. These unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP") for interim financial information. Accordingly, they do not include all of the information and disclosures required by U.S. GAAP for complete consolidated financial statements. The unaudited interim consolidated financial information have been prepared on the same basis as the audited consolidated financial statements and, in the opinion of management, reflect all adjustments of a normal recurring nature considered necessary to present fairly the Company's financial position and results of its operations and its cash flows. The results of operations for the interim periods presented are not necessarily indicative of the results that may be expected for the respective full fiscal years.

2. Significant Accounting Policies

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires Maple to make estimates and assumptions that affect amounts reported in the accompanying consolidated financial statements. Significant estimates and assumptions by management affect Maple's inventory, deferred tax assets and liabilities, allowance for sales returns, warranty reserves, accrued restructuring and other certain accrued expenses, goodwill, intangible and long-lived assets and stock-based compensation.

        Although Maple regularly assesses these estimates, actual results could differ from these estimates. Changes in estimates are recorded in the period they become known. Maple bases its estimates on historical experience and various other assumptions that it believes to be reasonable under the circumstances.

Principles of Consolidation

        The consolidated financial statements include the accounts of Maple and all of the entities in which Maple has a controlling financial interest. All intercompany transactions and accounts are eliminated in consolidation. Certain employees hold shares in Maple Parent Corp., a wholly owned subsidiary of Maple, through Maple's Executive Ownership Plan. Based on the terms of the Executive Ownership Plan agreements, including the right of holders to put vested shares of Maple Parent Corp. back to Maple during certain periods, the non-controlling interest related to shares held by employees is presented within the "mezzanine" section on the consolidated balance sheets.

Business Combinations

        Maple uses the acquisition method of accounting for business combinations and recognizes assets acquired and liabilities assumed measured at their fair values on the date acquired. Goodwill represents the excess of the purchase price over the fair value of the net assets. The fair values of the assets and liabilities acquired are determined based upon Maple's valuation. The valuation involves making significant estimates and assumptions, which are based on detailed financial models, including the projection of future cash flows, the weighted average cost of capital and any cost savings that are expected to be derived in the future.

Maple Parent Holdings Corp.

Notes to Consolidated Financial Statements (Continued)

2. Significant Accounting Policies (Continued)

Cash and Cash Equivalents

        Maple considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents include money market funds, which are carried at cost, plus dividends, which approximates fair value. Maple does not believe that it is subject to any unusual credit or market risk.

Restricted Cash and Cash Equivalents

        Restricted cash and cash equivalents represents cash that is not available for use in Maple's operations. Restrictions primarily relate to amounts held in escrow for medical claims, and rental deposits on buildings. As of March 31, 2018, September 30, 2017 and September 24, 2016, Maple had restricted cash and cash equivalents of $1.4 million, $0.6 million and $1.4 million, respectively.

Equity Investments

        Equity investments are accounted for using the equity method of accounting if the investment gives Maple the ability to exercise significant influence, but not control, over an investee.

        Maple evaluates the equity method investments for impairment annually and when facts and circumstances indicate that the carrying value of such investments may not be recoverable. Maple reviews several factors to determine whether the loss is other than temporary, such as the financial condition and near-term prospects of the investee, and whether the Company has the intent to sell or will more likely than not be required to sell before the investment's anticipated recovery. If a decline in fair value is determined to be other than temporary, an impairment charge is recorded in net earnings.

Allowance for Doubtful Accounts

        A provision for doubtful accounts is provided based on a combination of historical experience, specific identification and customer credit risk where there are indications that a specific customer may be experiencing financial difficulties.

Inventories

        Inventories consist primarily of green and roasted coffee, including coffee in pods and purchased finished goods such as brewing systems and packaging materials. Inventories are stated at the lower of cost or market. Cost is being measured using standard cost method which approximates FIFO (first-in, first-out). Maple regularly reviews whether the net realizable value of its inventory is lower than its carrying value. If the valuation shows that the net realizable value is lower than the carrying value, Maple takes a charge to cost of sales and directly reduces the carrying value of the inventory.

        Maple estimates any required write downs for inventory obsolescence by examining its inventories on a quarterly basis to determine if there are indicators that the carrying values exceed net realizable value. Indicators that could result in additional inventory write downs include age of inventory, damaged inventory, slow moving products and products at the end of their life cycles. While management believes that inventory is appropriately stated at the lower of cost or market, significant judgment is involved in determining the net realizable value of inventory.

Maple Parent Holdings Corp.

Notes to Consolidated Financial Statements (Continued)

2. Significant Accounting Policies (Continued)

Financial Instruments

        Maple enters into various types of financial instruments in the normal course of business. Fair values are estimated based on assumptions concerning the amount and timing of estimated future cash flows and assumed discount rates reflecting varying degrees of perceived risk. Cash, cash equivalents, accounts receivable, accounts payable and accrued expenses are reported at carrying value and approximate fair value due to the short maturity of these instruments. Long-term debt is also reported at carrying value, which approximates fair value due to the fact that the interest rate on the debt is based on variable interest rates that approximate current market rates.

        The fair values of derivative financial instruments have been determined using market information and valuation methodologies. Changes in assumptions or estimates could affect the determination of fair value; however, management does not believe any such changes would have a material impact on the Company's financial condition, results of operations or cash flows. The fair values of derivative financial instruments are disclosed in Note 12, Fair Value Measurements, in the consolidated financial statements.

Derivative Instruments

        Maple enters into over-the-counter and other derivative contracts based on coffee futures ("coffee futures") to hedge against price increases in price-to-be-coffee purchase commitments and anticipated coffee purchases. Coffee purchases are generally denominated in the U.S. dollar. Maple also enters into interest rate swap agreements to mitigate interest rate risk associated with Maple's variable-rate borrowings and foreign currency forward contracts to hedge the purchase and payment of certain green coffee purchase commitments as well as certain recognized liabilities in currencies other than Maple's functional currency.

        Maple also occasionally enters into certain foreign currency forward contracts to hedge certain exposures that are not designated as hedging instruments for accounting purposes. These contracts are recorded at fair value, with the changes in fair value recognized in the consolidated statements of operations.

        Maple does not engage in speculative transactions, nor does it hold derivative instruments for trading purposes. See Note 11, Derivative Financial Instruments and Note 14, Stockholders' Equity in the consolidated financial statements for further information.

Deferred Financing Costs

        Deferred financing costs consist primarily of commitment fees and loan origination fees and are being amortized over the respective life of the applicable debt using a method that approximates the effective interest rate method. Deferred financing costs, which are recorded as a reduction of debt, are included in Note 10, Long-Term Debt and in the accompanying consolidated balance sheets as of March 31, 2018, September 30, 2017 and September 24, 2016 were $41.2 million, $54.8 million, and $108.6 million respectively.

Goodwill and Intangibles

        Goodwill is tested for impairment annually. Goodwill is assigned to reporting units for purposes of impairment testing. A reporting unit is the same as an operating segment or one level below an

Maple Parent Holdings Corp.

Notes to Consolidated Financial Statements (Continued)

2. Significant Accounting Policies (Continued)

operating segment. Maple may assess qualitative factors to determine if it is more likely than not (i.e., a likelihood of more than 50%) that the fair value of a reporting unit is less than its carrying amount, including goodwill. If Maple determines that it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, no further testing is necessary. If, however, Maple determines that it is more likely than not that the fair value of a reporting unit is less than its carrying amount, Maple performs the first step of a two-step goodwill impairment test. The assessment of qualitative factors is optional and at Maple's discretion. Maple may bypass the qualitative assessment for any reporting unit in any period and perform the first step of the quantitative goodwill impairment test. Maple may resume performing the qualitative assessment in any subsequent period. The first step is a comparison of each reporting unit's fair value to its carrying value. Maple estimates fair value based on the income approach, using discounted cash flows, with consideration given to the market approach, using the guideline company method and comparable transaction method. The reporting unit's discounted cash flows require significant management judgment with respect to sales forecasts, gross margin percentages, selling, operating, and general and administrative ("SG&A") expenses, capital expenditures and the selection and use of an appropriate discount rate. The projected sales, gross margin and SG&A expense rate assumptions and capital expenditures are based on Maple's annual business plan or other forecasted results. Discount rates reflect market-based estimates of the risks associated with the projected cash flows directly resulting from the use of those assets in operations. The market approach uses observable market data such as comparable companies in similar lines of business that are publicly traded or which are part of a public or private transaction (to the extent available). The estimates of fair value of reporting units are based on the best information available as of the date of the assessment. If the carrying value of a reporting unit exceeds its estimated fair value in the first step, a second step is performed, which requires Maple to allocate the fair value of the reporting unit derived in the first step to the fair value of the reporting unit's net assets, with any fair value in excess of amounts allocated to such net assets representing the implied fair value of goodwill for that reporting unit. If the implied fair value of the goodwill is less than the book value, goodwill is impaired and is written down to the implied fair value amount.

        In fiscal year 2017, Maple changed its annual impairment testing date from the end of the fiscal year to July 1st to better align to when forecast data is shared with its shareholders. The change in impairment testing date has no impact on the financial statements. In addition, Maple has early adopted ASU 2017-04 Intangibles—Goodwill and Other. Under the new standard, if the carrying value of the reporting unit exceeds its fair value an impairment charge will be recorded in current earnings for the difference up to the carrying value of the goodwill recorded. All other aspects of Maple's annual goodwill impairment test remain the same.

Impairment of Long-Lived Assets

        When facts and circumstances indicate that the carrying values of long-lived assets, including fixed assets, may be impaired, an evaluation of recoverability is performed by comparing the carrying value of the assets, at an asset group level, to undiscounted projected future cash flows in addition to other quantitative and qualitative analysis. When assessing impairment, property, plant and equipment assets are grouped at the lowest level for which there are identifiable cash flows that are largely independent of other groups of assets. Upon indication that the carrying value of such assets may not be recoverable, Maple recognizes an impairment loss as a charge against current operations based upon an assessment of fair value of such assets. Long-lived assets to be disposed of are reported at the lower of

Maple Parent Holdings Corp.

Notes to Consolidated Financial Statements (Continued)

2. Significant Accounting Policies (Continued)

the carrying amount or fair value, less estimated costs to sell. Maple makes judgments related to the expected useful lives of long-lived assets and its ability to realize undiscounted cash flows in excess of the carrying amounts of such assets which are affected by factors such as the ongoing maintenance and improvements of the assets, changes in economic conditions and changes in operating performance.

Fixed Assets

        Fixed assets are carried at cost, net of accumulated depreciation. Expenditures for maintenance, repairs and renewals of minor items are expensed as incurred. Expenditures for refurbishments and improvements that significantly improve the productive capacity or extend the useful life of an asset are capitalized. Depreciation is calculated using the straight-line method over the assets' estimated useful lives. The cost and accumulated depreciation for fixed assets sold, retired, or otherwise disposed of are relieved from the accounts, and the resulting gains and losses are reflected in operating income in the consolidated statements of operations.

        Depreciation costs of manufacturing and distribution assets are included in cost of sales on the consolidated statements of operations. Depreciation costs of other assets are included in selling, general and administrative expenses on the consolidated statements of operations.

        For financial reporting purposes, depreciation is computed on a straight-line basis over the estimated useful lives as follows:

Asset Class	Useful Life in Years
Production equipment	2 - 15
Coffee service equipment	3 - 7
Computer equipment and software	2 - 8
Land	Indefinite
Building and building improvements	5 - 39
Furniture and fixtures	2 - 10
Vehicles	2 - 15
Leasehold improvements	2 - 15 or remaining life of lease, whichever is less
Assets acquired under capital leases	2 - 10

Leases

        Occasionally, the Maple Company is involved in the construction of leased properties. Due to the extent and nature of that involvement, the Maple Company is deemed the owner during the construction period and is required to capitalize the construction costs on the consolidated balance sheet along with a corresponding financing obligation for the project costs that are incurred by the lessor. Upon completion of the project, a sale-leaseback analysis is performed to determine if the Maple Company can record a sale to remove the assets and related obligation and record the lease as either an operating or capital lease obligation. If the Maple Company is precluded from derecognizing the assets when construction is complete due to continuing involvement beyond a normal leaseback, the lease is accounted for as a financing transaction and the recorded asset and related financing obligation remain on the consolidated balance sheet. Accordingly, the asset is depreciated over its estimated useful life in accordance with Maple's policy. If the Maple Company is not considered the owner of the land, a portion of the lease payments is allocated to ground rent and treated as an operating lease. The

Maple Parent Holdings Corp.

Notes to Consolidated Financial Statements (Continued)

2. Significant Accounting Policies (Continued)

portion of the lease payment allocated to ground rental expense is based on the fair value of the land at the commencement of construction. Lease payments allocated to the buildings are recognized as reductions to the financing obligation and interest expense. See Note 19, Commitments and Contingencies for further information.

        Leases that qualify as capital leases are recorded at the lower of the fair value of the asset or the present value of the future minimum lease payments over the lease term generally using Maple's incremental borrowing rate. Assets leased under capital leases are included in fixed assets and generally are depreciated over the lease term. Lease payments under capital leases are recognized as a reduction of the capital lease obligation and interest expense.

        All other leases are considered operating leases. Assets subject to an operating lease are not recorded on the balance sheet. Lease payments are recognized on a straight-line basis as rent expense over the expected lease term.

Accounts Payable

        The Maple Company entered into an agreement with a third party to allow participating suppliers to track payment obligations from the Maple Company, and if elected, sell payment obligations from the Maple Company to financial institutions. Suppliers can sell one or more of the Maple Company's payment obligations at their sole discretion and the rights and obligations of the Maple Company to its suppliers are not impacted. The Maple Company has no economic interest in a supplier's decision to enter into these agreements and no direct financial relationship with the financial institutions. The Maple Company's obligations to its suppliers, including amounts due and scheduled payment terms, are not impacted. As of March 31, 2018, September 30, 2017 and September 24, 2016, $1.5 billion, $1.2 billion, and $0, respectively, of the Maple Company's outstanding payment obligations is payable to suppliers who utilize these third party services.

Revenue Recognition

        Revenue from sales of brewing systems, coffee and other specialty beverages in pods, and coffee in more traditional packaging including whole bean and ground coffee selections in bags and ground coffee in fractional packs is recognized when title and risk of loss passes to the customer, which generally occurs upon shipment or delivery of the product to the customer as defined by the contractual shipping terms. Shipping charges billed to customers are also recognized as revenue, and the related shipping costs are included in cost of sales. Cash received in advance of product delivery is recorded in deferred revenue, which is included in other current liabilities on the accompanying consolidated balance sheet, until earned.

        The majority of the Maple Company's distribution to major retailers is processed by fulfillment entities. The fulfillment entities receive and fulfill sales orders and invoice certain retailers. All products shipped by the Maple Company to the fulfillment entities are owned by the Company and included in inventories on the accompanying consolidated balance sheet. The Maple Company recognizes revenue when delivery of the product from the fulfillment entity to the retailer has occurred based on the contractual shipping terms and when all other revenue recognition criteria are met.

        Sales of brewing systems, pods and other products are recognized net of any discounts, returns, allowances and sales incentives, including coupon redemptions and rebates. The Maple Company

Maple Parent Holdings Corp.

Notes to Consolidated Financial Statements (Continued)

2. Significant Accounting Policies (Continued)

estimates the allowance for returns using an average return rate based on historical experience and an evaluation of contractual rights or obligations. The Maple Company routinely participates in trade promotion programs with customers, including customers whose sales are processed by the fulfillment entities, whereby customers can receive certain incentives and allowances which are recorded as a reduction to sales when the sales incentive is offered and committed to or, if the incentive relates to specific sales, at the later of when that revenue is recognized or the date at which the sales incentive is offered. These incentives include, but are not limited to, cash discounts. Allowances to customers that are directly attributable and supportable by customer promotional activities are recorded as selling expenses at the time the promotional activity occurs.

        Roasters licensed by the Maple Company to manufacture and sell pods, both to the Maple Company for resale and to their other coffee customers, are obligated to pay a royalty to the Maple Company upon shipment to their customer. Maple records royalty revenue upon shipment of pods by licensed roasters to third-party customers as set forth under the terms and conditions of various licensing agreements. For shipments of pods to the Maple Company for resale, this royalty payment is recorded as a reduction to the carrying value of the related pods in inventory and as a reduction to cost of sales when sold through to third-party customers by the Maple Company.

Cost of Sales

        Cost of sales for the Maple Company consists of the cost of raw materials including coffee beans, hot cocoa, flavorings and packaging materials; a portion of rental expense; production, which include salaries; stock compensation expense; merchandising personnel; leases and depreciation on facilities and equipment used in production; the cost of brewers manufactured by suppliers; receiving, inspection and internal transfer costs; warranty expense; freight-in, duties and certain third-party royalty charges.

Transportation and Warehouse Costs

        The Maple Company elected to adopt an accounting policy to reflect transportation and warehouse costs separately in the consolidated statements of operations. Certain amounts have not been reclassified in the predecessor period, but $129.2 million and $303.3 million of these costs were included in Cost of Sales for the predecessor periods ending March 2, 2016 and September 26, 2015, respectively.

Product Warranty

        The Maple Company provides for the estimated cost of product warranties in cost of sales, at the time product revenue is recognized. Warranty costs are estimated primarily using historical warranty information in conjunction with current engineering assessments applied to the Maple Company's expected repair or replacement costs. The estimate for warranties requires assumptions relating to expected warranty claims which are based on the Maple Company's historical claims and known current year factors.

Advertising Costs

        The Maple Company expenses the costs of advertising the first time the advertising takes place. As of March 31, 2018, September 30, 2017 and September 24, 2016 prepaid advertising costs of $10.7 million, $9.6 million, and $3.2 million, respectively, were recorded, in Other current assets in the

Maple Parent Holdings Corp.

Notes to Consolidated Financial Statements (Continued)

2. Significant Accounting Policies (Continued)

accompanying consolidated balance sheets. Advertising expense totaled $115 million and $50.5 million for the successor periods ending September 30, 2017 and September 24, 2016, respectively, and $53.8 million and $115.8 million for the predecessor periods ending March 2, 2016 and September 26, 2015, respectively.

Income Taxes

        Maple recognizes deferred tax assets and liabilities for the expected future tax benefits or consequences of temporary differences between the financial statement carrying amounts of existing assets and liabilities, and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. Judgment is required in determining the provision for income taxes and related accruals, deferred tax assets and liabilities. These include establishing a valuation allowance related to the ability to realize certain deferred tax assets.

        Accounting for uncertain tax positions also requires significant judgments, including estimating the amount, timing and likelihood of ultimate settlement. Although Maple believes that its estimates are reasonable, actual results could differ from these estimates. Maple uses a more-likely-than-not measurement attribute for all tax positions taken or expected to be taken on a tax return in order for those tax positions to be recognized in the consolidated financial statements.

Stock-Based Compensation

        For the predecessor periods, Keurig measured the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. Equity awards consisted of stock options, restricted stock units ("RSUs"), and performance stock units ("PSUs"). The cost was recognized over the period during which an employee was required to provide service in exchange for the award.

        Keurig measured the fair value of the predecessor stock options using the Black-Scholes option pricing model and certain assumptions, including the expected life of the stock options, an expected forfeiture rate and the expected volatility of its common stock. The expected life of options was estimated based on options vesting periods, contractual lives and Keurig's historical experience. The expected forfeiture rate was based on Keurig's historical employee turnover experience and future expectations. The risk-free interest rate was based on the U.S. Treasury rate over the expected life. Keurig used a blended historical volatility to estimate expected volatility at the measurement date. The fair value of RSUs and PSUs was based on the fair value of the Keurig common stock on the grant date.

        For the successor periods, Maple records compensation expense for RSU awards of equity instruments based on the grant-date fair value of the award. Equity awards consist of RSUs in Maple Parent Corp., which generally fully vest on the four-year and six-month anniversary of the date of grant. The cost is recognized over the period during which an employee is required to provide service in exchange for the award.

        Maple measures, on each reporting period, the fair value of stock purchased with financed non-recourse loans as stock options using the Black-Scholes option pricing model and certain assumptions, including the expected life of the stock options, and the expected volatility of its common

Maple Parent Holdings Corp.

Notes to Consolidated Financial Statements (Continued)

2. Significant Accounting Policies (Continued)

stock. The expected life of options is estimated based on the term of the limited recourse loan. The expected forfeiture rate is based on the Maple Company's historical employee turnover experience and future expectations. The risk-free interest rate is based on the U.S. Treasury rate over the expected life.

Foreign Currency Translation and Transactions

        The functional currency of the Maple Company's foreign subsidiaries in Luxembourg and Switzerland is the U.S. dollar. Monetary assets and liabilities related to the Maple Company's operations in Luxembourg and Switzerland are remeasured from the local currency into U.S. dollars at the exchange rates in effect at the end of the applicable fiscal reporting period. Non-monetary assets and liabilities are remeasured at historical exchange rates. Revenues and expenses are remeasured at average monthly exchange rates. All remeasurement gains and losses are included in the Maple Company's consolidated statements of operations, within the caption Gain (loss) on foreign currency, net.

        The functional currency of the Maple Company's other foreign subsidiaries is the local currency of the subsidiary. The financial statements of these subsidiaries are translated into the Maple Company's reporting currency which is the U.S. dollar. Accordingly, the assets and liabilities of the Maple Company's foreign subsidiaries are translated into U.S. dollars using the exchange rate in effect at each balance sheet date. Revenue and expense accounts are generally translated using the average rate of exchange during the period. Foreign currency translation adjustments are accumulated as a component of other comprehensive income or loss as a separate component of stockholders' equity. Gains and losses arising from transactions denominated in currencies other than the functional currency of the entity are charged directly against earnings in the consolidated statement of operations. Gains and losses arising from transactions denominated in foreign currencies are primarily related to inter-company loans that have been determined to be temporary in nature, cash, long-term debt and accounts payable denominated in non-functional currencies.

Significant Customer Credit Risk and Supply Risk

        The majority of the Maple Company's customers are located in the U.S. and Canada. Concentration of credit risk with respect to accounts receivable is limited due to the large number of customers in various channels comprising the Maple Company's customer base. The Maple Company does not require collateral from customers as ongoing credit evaluations of customers' payment histories are performed. The Maple Company maintains reserves for potential credit losses and such losses, in the aggregate, have not exceeded management's expectations.

        The Maple Company procures the majority of the brewing systems it sells from one third-party brewing system manufacturer. Purchases from this brewing system manufacturer amounted to $206.6 million and $261.6 million for the successor periods ending September 30, 2017 and September 24, 2016, respectively, and $162.3 million and $443.1 million for the predecessor periods ending March 2, 2016 and September 26, 2015, respectively.

Research & Development

        Generally, research and development charges are expensed as incurred. These expenses amounted to $62.4 million and $33.7 million for the successor periods ending September 30, 2017 and

Maple Parent Holdings Corp.

Notes to Consolidated Financial Statements (Continued)

2. Significant Accounting Policies (Continued)

September 24, 2016, respectively, and $33.6 million and $84.7 million for the predecessor periods ending March 2, 2016 and September 26, 2015, respectively.

Collaborative Arrangements

        From time to time, the Maple Company enters into collaborative arrangements for the research and development ("R&D"), manufacture and/or commercialization of products and product candidates. These collaborations generally provide R&D cost sharing, and/or royalty payments. The Maple Company's collaboration agreements with third parties are performed with no guarantee of either technological or commercial success. No cost recoveries or royalties have been received to date under these arrangements.

Recent Accounting Pronouncements

        In January 2017, the FASB issued Accounting Standards Update ("ASU") 2017-04 Intangibles—Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment which, under this new guidance, an impairment charge, if triggered, is calculated as the difference between a reporting unit's carrying value and fair value, but it is limited to the carrying value of goodwill. This ASU is effective for fiscal years beginning after December 15, 2021. Maple has decided to early adopt this guidance on a prospective basis as of September 30, 2017. See Note 7, Goodwill and Intangible Assets.

        In November 2016, the FASB issued Accounting Standards Update ("ASU") 2016-18 Statement of Cash Flows (Topic 230): Restricted Cash which requires amounts generally described as restricted cash and restricted cash equivalents be included with cash and cash equivalents when reconciling the beginning and ending amounts shown on the statement of cash flows. The guidance will require application of a retrospective transition method to each period presented. This ASU is effective for fiscal years beginning after December 15, 2018, with early adoption permitted. Maple has decided to early adopt this guidance on a retrospective basis in the Successor period to align with other internal reporting requirements. Adoption of this ASU is not reflected in the predecessor periods presented.

        In October 2016, the FASB issued Accounting Standards Update ("ASU") 2016-16 Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other Than Inventory which, requires entities to recognize the income tax impact of an intra-entity sale or transfer of an asset other than inventory when the sale or transfer occurs, rather than when the asset has been sold to an outside party. The guidance will require a modified retrospective application with a cumulative catch-up adjustment to opening retained earnings upon adoption. This ASU is effective for fiscal years beginning after December 15, 2018, with early adoption permitted. Maple is currently evaluating the impact this guidance will have on our consolidated financial statements and the timing of adoption.

        In May 2016, the FASB issued Accounting Standards Update ("ASU") 2016-15 Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments which, is intended to reduce diversity in practice in how certain transactions are classified in the statement of cash flows. This ASU is effective for fiscal years beginning after December 15, 2018, with early adoption permitted. The Company is evaluating the impact this guidance will have on our consolidated financial statements and the timing of adoption.

Maple Parent Holdings Corp.

Notes to Consolidated Financial Statements (Continued)

2. Significant Accounting Policies (Continued)

        In March 2016, the FASB issued Accounting Standards Update ("ASU") 2016-09 Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting which, simplifies several aspects of the accounting for share-based payment award, including income tax consequences; classification of awards as either equity or liabilities; and classification on the statement of cash flows. This ASU is effective for fiscal years beginning after December 15, 2017, and the Company has early adopted this guidance as of September 25, 2016. The adoption of this ASU did not have a material impact on the Company's financial position, results of operations or liquidity.

        In February 2016, the FASB issued Accounting Standards Update ("ASU") 2016-02 Leases (Topic 842) which provides guidance on the recognition and measurement of leases. Under the new guidance, lessees are required to recognize a lease liability, which represents the discounted obligation to make future minimum lease payments, and a corresponding right-of-use asset on the balance sheet for most leases. The guidance retains the current accounting for lessors and does not make significant changes to the recognition, measurement, and presentation of expenses and cash flows by a lessee. Enhanced disclosures will also be required to give financial statement users the ability to assess the amount, timing and uncertainty of cash flows arising from leases. The guidance will require modified retrospective application beginning with our 2021 fiscal year, with optional practical expedients. Early application is permitted. Maple is evaluating the impact this guidance will have on the consolidated financial statements.

        In July 2015, the FASB issued Accounting Standards Update ("ASU") 2015-11 Inventory (Topic 330): Simplifying the Measurement of Inventory which, requires entities to measure inventory at the lower of cost or net realizable value. Net realizable value is defined as the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation. ASU 2015-11 is effective for fiscal years, beginning after December 15, 2016. Early adoption is permitted. The adoption of this ASU did not have a material impact on Maple's financial position, results of operations or liquidity.

        In May 2014, the FASB issued Accounting Standards Update ("ASU") 2014-09, Revenue from Contracts with Customers (Topic 606) ("ASU 2014-09"). ASU 2014-09 supersedes the revenue recognition requirements in ASC Topic 605, Revenue Recognition, and most industry-specific guidance. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The new standard will require Maple to separate performance obligations within a contract, determine total transaction costs, and ultimately allocate the transaction costs across the established performance obligations. In August 2015, the FASB issued ASU No. 2015-14, "Revenue from Contracts with Customers" (Topic 606): Deferral of the Effective Date, which delays the effective date of ASU 2014-09 by one year. ASU 2014-09 is effective for annual reporting periods beginning after December 15, 2018, under either full or modified retrospective adoption, with early adoption permitted for annual reporting periods beginning after December 15, 2016. Maple is assessing the potential effects of these changes on Maple's net income, financial position, cash flows and disclosures. The new standard is applicable to Maple beginning with its fiscal year 2020.

Maple Parent Holdings Corp.

Notes to Consolidated Financial Statements (Continued)

3. Acquisition

Acquisition by JAB Holding Company

        On March 3, 2016, Maple indirectly acquired all of the outstanding equity of Keurig for $13.9 billion. As a result of the transaction Keurig became an indirect wholly owned subsidiary of Maple.

        Keurig entered into a definitive merger agreement under which a JAB-led investor group would acquire Keurig for $92.00 per share in cash, representing a total equity value of $13.9 billion. The agreement was unanimously approved by Keurig's Board of Directors, with the per share purchase price of $92.00, representing a premium of approximately 77.9% over Keurig's closing stock price on December 4, 2015. On February 24, 2016, the transaction was approved by the Keurig's stockholders. As a result of the completion of the acquisition, Keurig's common stock ceased trading on the NASDAQ Global Select Market before the opening of market on March 3, 2016. Under the terms of the transaction, Keurig stockholders received $92.00 per share in cash for each share they owned.

        This acquisition was accounted for under the acquisition method of accounting, resulting in the allocation of the total purchase price consideration of $13.9 billion to the cost of the assets acquired, including intangible assets and liabilities assumed based on their estimated fair values at the acquisition date. The excess of the total purchase price over the fair value of assets acquired and the liabilities assumed is recorded as goodwill. The goodwill arising from the acquisition consists largely of Keurig's commercial potential and the value of Keurig's assembled workforce.

        The estimates of the fair value of the assets or rights acquired and liabilities assumed at the date of acquisition are subject to adjustment during the measurement period (up to one year from the acquisition date). The purchase price allocation was finalized in February 2017, at which time, the Maple Company made final purchase price allocation adjustments related to the pre-acquisition fixed assets, accrued expenses, deferred tax assets and goodwill resulting in a net decrease to goodwill of $45.1 million.

        For the successor period ended September 24, 2016 and predecessor period ended March 2, 2016, the Maple Company recognized transaction costs of $102 million and $187 million, respectively. Transaction costs generally included personnel-related costs associated with the change in control, cash settlements of previously unvested stock-based awards and other acquisition-related charges.

Maple Parent Holdings Corp.

Notes to Consolidated Financial Statements (Continued)

3. Acquisition (Continued)

        The following table summarizes the consideration paid for the acquired assets and the final acquisition accounting for the fair values of the assets recognized and liabilities assumed in the consolidated balance sheets at the acquisition date (in thousands).

			September 30, 2017
	September 24, 2016
			Final Purchase Price Allocation
	Purchase Price Allocation	Measurement Period Adjustment
Cash	$215,432		$215,432
Current Assets (excluding cash and inventory)	578,735	—	578,735
Inventory	534,874	—	534,874
Fixed assets	992,137	(1,046)	991,091
Acquired technology	1,245,690	—	1,245,690
Customer relationships	243,198	—	243,198
Trade names	2,605,155	—	2,605,155
Favorable leases	7,360	540	7,900
Goodwill	9,991,229	(45,073)	9,946,156
Other long-term assets	13,305	—	13,305
Accounts payable and accrued expenses	(753,184)	(800)	(753,984)
Capital lease	(118,198)	—	(118,198)
Deferred tax liability	(1,601,057)	46,379	(1,554,678)
Other long-term liabilities	(29,301)	—	(29,301)

Total estimated fair value of assets acquired	$13,925,375	$—	$13,925,375

        Amortizable intangible assets acquired, valued at the date of the acquisition, include approximately $126.5 million for amortizing trademarks and trade names, $1,245.7 million for acquired technology, $243.2 million for customer relationships and $7.4 million for favorable leases. Indefinite lived intangible assets acquired include $2,478.7 million for the Keurig and Green Mountain trademarks which is not amortized. Amortizable intangible assets are amortized on a straight-line basis over their respective useful lives, with the weighted-average amortization period being 14.5 years.

        The cost of the acquisition in excess of the fair market value of the tangible and intangible assets acquired less liabilities assumed represents acquired goodwill. The goodwill and intangible assets recognized are not deductible for tax purposes.

4. Restructuring Programs

2017 Castroville Closure

        In May 2017, the Maple Company looked at its capacity across the manufacturing network and determined that, geographically, it could improve matching capacity to its customer base. As a result, in May 2017, the Maple Company announced it was closing the Castroville, California manufacturing site on May 18, 2017. As a result of the decision the Maple Company had a reduction in workforce of 183 employees. This restructuring program resulted in cumulative pre-tax restructuring charges of

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Notes to Consolidated Financial Statements (Continued)

4. Restructuring Programs (Continued)

$21.6 million, primarily related to costs associated with employee terminations and asset related costs as of September 30, 2017.

2017 Business Realignment

        In June 2017, the Maple Company determined that its strategic priorities had shifted and as a result has redesigned its organizational structure. Approximately 500 employees were affected by changing roles, responsibilities or reporting lines, and 140 of those employees were notified that their roles were being eliminated. This restructuring program resulted in cumulative pre-tax restructuring charges of $12.2 million, primarily related to costs associated with severance and employee terminations as of September 30, 2017.

2017 Keurig 2.0 Exit

        In August 2017 the Maple Company determined due to shifting demand and strategic priorities that it would stop producing and selling its Keurig K2.0 brewer models. Costs associated with this restructuring event include accelerated depreciation on all 2.0 molds and tooling equipment as well as costs associated with obsolete inventory on hand totaling $10.0 million as of September 30, 2017. Additional accelerated depreciation of $10.5 million was recognized in the interim period ended March 31, 2018.

2016 Kold Restructuring

        In June 2016 the Maple Company announced it was discontinuing its first generation Kold platform. In connection with this announcement the Maple Company notified employees in its Kold manufacturing and related support teams that it was implementing a restructuring program that would include a reduction in force. Additionally, the Maple Company also notified select other employees that their roles would be eliminated in an effort to adjust the workforce to eliminate redundancy and improve efficiency. In connection with this restructuring program 123 roles were eliminated. This program was completed in fiscal year 2017. This restructuring program resulted in cumulative pre-tax restructuring charges of $1.0 million.

Canadian Business Unit Restructuring

        In October 2015, Keurig's Canadian Business Unit initiated a multi-year productivity program intended to reduce structural costs and streamline organization structures to drive efficiency. In connection with the program the Canadian operations undertook a review of its Van Houtte Coffee Services business and consolidated its third-party logistics activities in Ontario into one location. This program was completed in fiscal year 2017. This restructuring program resulted in cumulative pre-tax restructuring charges of $3.6 million.

2015 Productivity Plan

        On July 31, 2015, Keurig's Board of Directors approved a productivity program intended to reduce structural costs and streamline organization structures to drive efficiency. A pretax restructuring charge of $15.3 million was recorded in the fourth quarter of fiscal 2015, the first fiscal quarter of the program, of which $11.5 million represents employee severance related costs that will be settled in cash.

Maple Parent Holdings Corp.

Notes to Consolidated Financial Statements (Continued)

4. Restructuring Programs (Continued)

        Consolidated accrued restructuring consisted of the following (in thousands) as of:

Successor

	Severance	Other(a)	Total
Balance, as of March 3, 2016	$2,925	$2,184	$5,109
Restructuring charges	3,364	543	3,907
Cash paid	(3,946)	(1,134)	(5,080)
Other expenses	28	(200)	(172)

Balance, as of September 24, 2016	2,371	1,393	3,764
Restructuring charges	16,328	28,872	45,200
Cash paid	(11,063)	(4,786)	(15,849)
Other expenses	—	(21,490)	(21,490)

Balance, as of September 30, 2017	$7,636	$3,989	$11,625

(a)
Primarily reflects activities associated with the closure of our facilities, including contract termination costs, asset write-downs, and accelerated depreciation.

Predecessor

	Severance	Other(a)	Total
Balance, as of September 26, 2015	$8,533	$341	$8,874
Restructuring charges	324	2,676	3,000
Cash paid	(5,917)	(501)	(6,418)
Other	(15)	(332)	(347)

Balance, as of March 2, 2016	$2,925	$2,184	$5,109

(a)
Primarily reflects activities associated with the closure of Maple's facilities, including contract termination costs and asset write-downs.

5. Inventories

        Inventories consisted of the following (in thousands) as of:

	Successor
	March 31, 2018 (Unaudited)	September 30, 2017	September 24, 2016
Raw materials and supplies	$108,110	$125,048	$147,986
Finished goods	281,338	348,629	431,046

	$389,448	$473,677	$579,032

        As of March 31, 2018, the Maple Company had $202.6 million in green coffee purchase commitments, of which approximately 99% had a fixed price. These commitments primarily extend

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Notes to Consolidated Financial Statements (Continued)

5. Inventories (Continued)

through fiscal 2018. The value of the variable portion of these commitments was calculated using an average coffee contract price of $1.61 per pound at March 31, 2018. In addition to its green coffee commitments, the Maple Company had approximately $58.1 million in fixed price brewer and related accessory purchase commitments and $470.2 million in production raw materials commitments at March 31, 2018. The Maple Company believes, based on relationships established with its suppliers, that the risk of non-delivery on such purchase commitments is remote.

        As of March 31, 2018, minimum future inventory purchase commitments were as follows (in thousands):

March 31, 2018 (Unaudited) Fiscal Year	Inventory Purchase Obligations(1)
2018	$339,074
2019	136,597
2020	128,076
2021	47,844
2022	45,300
Thereafter	33,975

$730,866

        As of September 30, 2017, minimum future inventory purchase commitments were as follows (in thousands):

September 30, 2017 Fiscal Year	Inventory Purchase Obligations(1)
2018	$768,270
2019	100,868
2020	59,712
2021	—
2022	—

$928,850

(1)
Certain purchase obligations are determined based on a contractual percentage of forecasted volumes.

Maple Parent Holdings Corp.

Notes to Consolidated Financial Statements (Continued)

6. Fixed Assets

        Fixed assets consisted of the following (in thousands) as of:

	Successor
	March 31, 2018 (Unaudited)	September 30, 2017	September 24, 2016
Production equipment	$441,464	$437,998	$425,529
Computer equipment and software	169,437	167,021	128,440
Land, building and building improvements	224,686	224,267	260,116
Leasehold improvements	59,694	59,543	65,997
Assets acquired under capital leases	30,227	30,227	32,327
Other	56,721	54,464	48,012
Construction-in-progress	73,860	42,894	70,379

Total fixed assets	$1,056,089	$1,016,414	$1,030,800
Accumulated depreciation	(286,448)	(216,747)	(69,873)

	$769,641	$799,667	$960,927

        Assets acquired under capital leases, (included in the above table) net of accumulated amortization were $24.3 million, $25.7 million and $30.1 million at March 31, 2018, September 30, 2017 and September 24, 2016, respectively.

        Included within the Other category in the table above are Coffee Service Equipment, Vehicles and Furniture and Fixtures.

        Total depreciation and amortization expense relating to all fixed assets was $142.3 million and $70 million for the successor periods ending September 30, 2017 and September 24, 2016, respectively, and $102.5 million and $217.5 million for the predecessor periods ending March 2, 2016 and September 26, 2015, respectively. Total depreciation and amortization expense relating to all fixed assets was $64.9 million and $68.7 million for the interim successor periods ending March 31, 2018 and March 25, 2017, respectively.

        Assets classified as construction-in-progress are not depreciated, as they are not ready for productive use.

        For the successor periods ending September 30, 2017 and September 24, 2016, $0.8 million and $1.9 million, respectively, of interest expense was capitalized, along with $5.7 million and $21.7 million for the predecessor periods ending March 2, 2016 and September 26, 2015, respectively. For the interim successor periods ending March 31, 2018 and March 25, 2017, $0.3 million and $0.9 million, respectively, of interest expense was capitalized.

Maple Parent Holdings Corp.

Notes to Consolidated Financial Statements (Continued)

7. Goodwill and Intangible Assets

        The following represented the change in the carrying amount of goodwill for the successor period (in thousands):

Total
Balance as of March 3, 2016	$9,991,229
Foreign currency effect	20,967

Balance as of September 24, 2016	10,012,196
Measurement period adjustment	(45,073)
Disposals—Kold sale	(202,797)
Foreign currency effect	64,263

Balance as of September 30, 2017	9,828,589
Foreign currency effect (Unaudited)	(40,288)

Balance as of March 31, 2018 (Unaudited)	$9,788,301

        Indefinite-lived intangible assets consisted of the following (in thousands) as of:

	Successor
	March 31, 2018 (Unaudited)	September 30, 2017	September 24, 2016
Trade names	$2,478,671	$2,478,671	$2,478,671

        Maple conducted its most recent annual impairment test of goodwill and indefinite-lived intangible assets as of July 1, 2017. For the goodwill impairment test, Maple applied the guidance in ASU 2017-04 (see Note 2, Significant Accounting Policies). The Company estimated the fair value of its reporting units based on the income approach, using the discounted cash flow method, with consideration given to the market approach, using both the guideline company method and comparable transaction method. A number of significant assumptions and estimates are involved in the application of the discounted cash flow method, including discount rate, sales volume and prices, costs to produce and working capital changes. The market approach uses observable market data such as comparable companies in similar lines of business that are publicly traded or which are part of a public or private transaction (to the extent available). For the indefinite-lived intangible assets impairment test, the fair value of the trade name was estimated using the Relief-from-Royalty Method. This method estimates the savings in royalties Maple would otherwise have had to pay if it did not own the trade name and had to license the trade name from a third-party with rights of use substantially equivalent to ownership. The fair value of the trade name is the present value of the future estimated after-tax royalty payments avoided by ownership, discounted at an appropriate, risk-adjusted rate of return. There was no impairment of goodwill or indefinite-lived intangible assets in the predecessor or successor periods.

Maple Parent Holdings Corp.

Notes to Consolidated Financial Statements (Continued)

7. Goodwill and Intangible Assets (Continued)

Intangible Assets Subject to Amortization

        Definite-lived intangible assets consisted of the following (in thousands) as of:

		Successor
	March 31, 2018 (Unaudited)				September 30, 2017			September 24, 2016
	Useful Life in Years	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount

Acquired technology	16	$1,145,690	$(127,044)	$1,018,646	$1,145,690	$(90,557)	$1,055,133	$1,245,690	$(35,152)	$1,210,538
Customer relationships	2 - 11	241,559	(44,620)	196,939	247,254	(34,520)	212,734	244,265	(12,226)	232,039
Trade names	9	127,849	(27,904)	99,945	129,073	(20,404)	108,669	127,167	(7,220)	119,947
Favorable leases	10	7,911	(1,707)	6,204	7,900	(1,163)	6,737	7,360	(416)	6,944
Brewer Development	3	7,645	(26)	7,619	—	—	—	—	—	—

Total		$1,530,654	$(201,301)	$1,329,353	$1,529,917	$(146,644)	$1,383,273	$1,624,482	$(55,014)	$1,569,468

        Definite-lived intangible assets are amortized on a straight-line basis over the period of expected economic benefit. Total amortization expense was $96.3 million and $55.0 million for the successor periods ending September 30, 2017 and September 24, 2016, respectively, and $21.3 million and $48.1 million for the predecessor periods ending March 2, 2016 and September 26, 2015. Total amortization expense was $59.1 million and $48.4 million for the interim successor periods ending March 31, 2018 and March 25, 2017, respectively. The amortization expense is included in Selling, general and administrative expenses in the consolidated statements of operations, with the exception of Brewer Development amortization, which is included in cost of goods sold.

        The weighted average remaining life for definite-lived intangibles at September 30, 2017 is 12.87 years.

        The estimated aggregate amortization expense over each of the next five years and thereafter, is as follows (in thousands):

Fiscal year
2018	$129,376
2019	126,791
2020	126,791
2021	127,225
2022	127,546
Thereafter	745,544

Total	$1,383,273

8. Equity Investments

        On March 3, 2017, the Maple Company formed a joint venture with Anheuser-Busch InBev ("ABI") that will focus on developing and launching an in-home alcohol drink system. Under the terms of the transaction agreement, the Maple Company contributed its existing Kold assets and liabilities along with all outstanding shares of MDS Holdings p.l.c. (Bevyz) with a net book value of $357 million to Bedford Systems, LLC in exchange for a 30% interest. ABI contributed $250 million to the investment which was immediately distributed to the Maple Company in exchange for a 70% interest.

Maple Parent Holdings Corp.

Notes to Consolidated Financial Statements (Continued)

8. Equity Investments (Continued)

        In addition, as the net assets contributed to the investment were determined to qualify as a business in accordance with ASC 810 Consolidations, the Maple Company recognized a gain of $4.6 million based on the difference between the net book value of the assets contributed, the total value of the cash consideration received and the fair value of the Maple Company's investment. This was recorded within Other income (loss), net in the statements of operations.

        The Maple Company's carrying value of its equity method investments as of March 31, 2018 and September 30, 2017 was $93.0 million and $101.3 million, respectively, and is recorded within Other long-term assets on the consolidated balance sheets.

9. Product Warranties

        The Maple Company offers a one-year warranty on all Keurig® brewing systems it sells. The Maple Company provides for the estimated cost of product warranties, primarily using historical information and current repair or replacement costs, at the time product revenue is recognized.

        Product warranties are included in Accrued expenses in the accompanying consolidated balance sheets. The carrying amount is $9.8 million, $10.3 million and $15.5 million as of March 31, 2018, September 30, 2017 and September 24, 2016, respectively.

        For the successor periods ending September 30, 2017 and September 24, 2016 the Maple Company recovered $1.4 million and $0.6 million, respectively, and $0.5 million and $1.3 million for the predecessor periods ending March 2, 2016 and September 26, 2015, respectively as reimbursement from suppliers related to warranty issues.

10. Long-term Debt

        On March 3, 2016, Keurig entered into a Credit Agreement with JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent (the "Administrative Agent"), and the lenders party thereto from time to time (the "Credit Agreement").

        Under the Credit Agreement, inclusive of the incremental amendments noted below Keurig maintains secured credit facilities consisting of (i) a $700 million revolving credit facility (the "Revolving Facility"), and (ii) a Term A loan facility in the original principal amount of $4.275 billion (the "Term A Facility"). The Term B loan facility, originally consisting of a U.S. dollar denominated tranche of $1.875 billion and an euro denominated tranche in the principal amount of €842 million was extinguished on March 13, 2017. The initial proceeds of the Term A Facility and Term B Facility were used by the Maple Company for several purposes, including refinancing all outstanding indebtedness of Keurig under the Keurig's former Credit Agreement, dated June 29, 2015, with Bank of America, N.A, as administrative agent, funding a portion of the consideration for the acquisition and paying fees, costs, and expenses related to the transactions in the Keurig Acquisition, including the equity contributions.

        Maple also has outstanding term loans with two related-parties, Maple Holdings B.V. and Mondelez, with a combined principal balance of $1.8 billion which bear an interest rate of 5.5% and mature in 2023. Maple paid interest of $125 million and $34.5 million for the successor periods ending September 30, 2017 and September 24, 2016, respectively, due on term loans from Maple B.V. and Mondelez International, Inc. For both the interim successor period ending March 31, 2018 and the interim successor period ending March 25, 2017, Maple paid interest on these loans of $49.8 million.

Maple Parent Holdings Corp.

Notes to Consolidated Financial Statements (Continued)

10. Long-term Debt (Continued)

No interest was accrued related to the loans from Maple Holding B.V. and Mondelez International, Inc. as of March 31, 2018 or September 30, 2017, and $25.2 million was accrued within Other current liabilities as of September 24, 2016.

        Long-term debt outstanding consists of the following (in thousands) as of:

	Successor
	March 31, 2018	September 30, 2017	September 24, 2016
	(Unaudited)
Revolver	$—	$100,000	$—
Term Loan A	3,129,310	3,833,369	3,135,313
Term Loan B	—	—	1,770,562
Term Loan B EUR	—	—	942,866
Deferred financing fees	(41,161)	(54,844)	(108,594)
Original issue discount	—	—	(47,765)
Other	—	508	776

Total long-term debt	$3,088,149	$3,879,033	$5,693,158
Less current portion	219,065	219,076	186,247

Long-term portion	$2,869,084	$3,659,957	$5,506,911

Term Loan—Maple B.V.	1,375,000	1,375,000	1,375,000
Term Loan—Mondelez	440,000	440,000	440,000

Total related party debt	$1,815,000	$1,815,000	$1,815,000

Interest Rate and Fees

        Borrowings under Keurig's Term A Facility and the Revolving Facility of the original Credit Agreement (entered into on March 3, 2016) bear interest at a rate per annum equal to (i) in the case of LIBOR loans, LIBOR plus 2.25%, with stepdowns based on total net leverage levels to as low as 1.25% at total net leverage levels less than 2.50x and (ii) in the case of base rate loans, the base rate plus 1.25%, with stepdowns based on total net leverage levels to as low as 0.25% at total net leverage levels less than 2.50x. Borrowings under the Second Amendment, bear interest at a rate per annum equal to (i) in the case of LIBOR loans, LIBOR plus 2.00%, with stepdowns based on total net leverage levels to as low as 1.25% at total net leverage levels less than 3.50x and (ii) in the case of base rate loans, the base rate plus 1.00%, with stepdowns based on total net leverage levels to as low as 0.25% at total net leverage levels less than 3.50x. In addition to paying interest on the loans outstanding under the Credit Agreement, Keurig is also required to pay customary commitment and letter of credit fees.

Representations and Warranties; Certain Covenants

        The Credit Agreement contains customary representations and warranties, and affirmative and negative covenants. Further, the Credit Agreement contains a financial covenant, which applies solely with respect to the Revolving Facility and Term A Facility, requiring that Keurig not exceed the then

Maple Parent Holdings Corp.

Notes to Consolidated Financial Statements (Continued)

10. Long-term Debt (Continued)

applicable maximum total net leverage ratio, which is tested at the end of each calendar quarter. Maple has remained compliant with these covenants for all periods presented.

Events of Default

        The Credit Agreement contains customary events of default (including, among others, payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to certain material indebtedness, certain bankruptcy events, material judgments and change of control), which, subject to certain grace periods and exceptions, permit the lenders to accelerate the loans and terminate the commitments under the Credit Agreement or exercise other specified remedies upon the occurrence of such events of default.

Guarantees and Security

        All obligations under the Credit Agreement are unconditionally guaranteed by Keurig and all of the Keurig's direct and indirect wholly-owned domestic subsidiaries, other than certain excluded subsidiaries (collectively, the "Guarantors"). All obligations under the Credit Agreement and the related guarantees are secured by a perfected first-priority security interest in substantially all of the tangible and intangible assets of Keurig and the Guarantors, as well as a perfected first-priority pledge of the equity interests of Keurig, all of the equity interests of the wholly-owned domestic subsidiaries of Keurig and 65% of the equity interests of the first tier foreign subsidiaries of the Guarantors, in each case, subject to customary exceptions.

Incremental Amendments

        On March 24, 2016, Keurig, the Guarantors, the Administrative Agent and Bank of China (Luxembourg) S.A. ("Bank of China") entered into an amendment to the Credit Agreement, whereby Bank of China provided the Keurig with a $100 million incremental Term A loan, which was structured as an increase in the aggregate principal amount of the Term A Facility, having identical terms and conditions as the existing Term A Facility. In conjunction with the amendment, Keurig notified its lenders that it would use the proceeds from the incremental Term A facility to prepay its USD Term B Facility borrowings in the principal amount of $100 million on March 24, 2016.

        On March 13, 2017, Keurig, the Guarantors, the Administrative Agent and multiple banks (Citibank NA, Bank of America, NA, JPMorgan, Royal Bank of Canada and Wells Fargo Bank, N.A.) entered into an amendment to the Credit Agreement, whereby the Term Loan B debt (both USD and EUR) was extinguished and an incremental $1.2 billion was added to the Term Loan A. The Amendment included a $200 million revolving facility. The structure of the Amendment replicates the existing Term Loan A agreement. As a result of the 2017 refinancing, Maple recognized a loss on extinguishment of debt in March 2017 of $42.8 million which was primarily related to deferred financing fees and original issue discount on Term Loan B. This was recorded within Other income (loss), net in the consolidated statements of operations.

Deferred Financing Fees

        The deferred financing fees are amortized as interest expense over the life of the respective loan using the effective interest rate method.

Maple Parent Holdings Corp.

Notes to Consolidated Financial Statements (Continued)

10. Long-term Debt (Continued)

        Maple's average effective interest rate as of September 30, 2017, and September 24, 2016 was 2.68% , 3.60%, respectively, excluding amortization of deferred financing charges and the effect of interest swap agreements, which do not meet the criteria for hedge accounting.

Mandatory Prepayments

        The Credit Agreement requires Keurig to pay, subject to certain exceptions, outstanding term loans with:

  •
  100% of net cash proceeds above $7.5 million of certain asset sales, subject to reinvestment rights and certain other exceptions. In accordance with this requirement if Keurig sells assets above this threshold and does not reinvest the proceeds from the sale in other assets, then Keurig could be required to make a mandatory prepayment with the cash from the asset sale.

  •
  75% (subject to step-downs to 50%, 25% and 0% based upon first lien net leverage ratio levels of 4.25x, 3.75x and 3.25x, respectively) of the Keurig's annual excess cash flow. In accordance with this requirement if Keurig has excess cash flow as defined in the agreement at the end of its fiscal year, then a percentage of that excess would be required to be used for a mandatory prepayment. The required percentage is based on the Keurig's leverage ratio.

  •
  The Credit Agreement also requires Keurig to prepay outstanding revolving loans and cash collateralize, "backstop" or replace outstanding letters of credit if at any time the aggregate amount of outstanding revolving loans, unreimbursed letter of credit drawings and outstanding letters of credit under the Credit Agreement exceed the aggregate amount of revolving commitments then in effect, in an aggregate amount equal to such excess. This condition ensures that the outstanding amount of revolving loans do not exceed Keurig's revolving loan commitment. Letters of credit are included. If the balance of the loan commitments exceeds the loan balance Keurig would be required to make a correction to this condition to ensure that the loans are equivalent to the commitments.

Voluntary Prepayments

        Keurig is permitted to voluntarily prepay any outstanding loans under the Credit Agreement at any time without premium or penalty, other than (i) customary "breakage" costs with respect to LIBOR loans. As a result of these payments made during fiscal year 2017 and interim successor period ending March 31, 2018, Keurig recognized a loss on extinguishment of debt of $42.5 million and $6.6 million, respectively, within Other income (loss), net in the consolidated statements of operations.

Maturities; Amortization

        Borrowings under the Term A Facility and the Revolving Facility mature in March 2021. The Term A Facility requires mandatory principal repayments of 5% per annum of the initial and subsequent Term A loan borrowings, payable in equal pro-rata quarterly installments, which results in annual repayments of $220 million.

Maple Parent Holdings Corp.

Notes to Consolidated Financial Statements (Continued)

10. Long-Term Debt (Continued)

        Scheduled maturities as of September 30, 2017 and March 31, 2018 of long-term debt are as follows (in thousands):

Fiscal year	September 30, 2017
2018	$219,073
2019	218,932
2020	218,750
2021	3,277,122
2022	—
Thereafter	1,815,000

$5,748,877

Fiscal year	March 31, 2018
(Unaudited)
2018	$109,514
2019	$218,926
2020	218,750
2021	2,582,119
2022	—
2023	1,815,000
Thereafter	—

$4,944,309

11. Derivative Financial Instruments

        The Maple Company is exposed to certain risks relating to ongoing business operations. The primary risks that are mitigated by financial instruments are interest rate risk, commodity price risk and foreign currency exchange rate risk. The Maple Company uses interest rate and coffee swaps to mitigate interest rate and coffee price risk associated with the Maple Company's variable-rate borrowings and coffee purchases. The Maple Company also enters into coffee futures contracts to hedge future coffee purchase commitments of green coffee with the objective of minimizing cost risk due to market fluctuations and uses foreign currency forward contracts to hedge the purchase and payment of green coffee purchase commitments denominated in non-functional currencies. Although the Maple Company does not meet the criteria for cash flow hedge accounting, the Maple Company believes that these instruments are effective in achieving its objective of providing certainty in the future price of commodities purchased for use in the Maple Company's supply chain.

        As of September 24, 2016, the Maple Company had an amortizing cross currency swap with an original notional amount of €842 million. On March 9, 2017, the Maple Company voluntarily terminated the cross currency swap with the retirement of its EUR denominated debt. Therefore, in fiscal year 2017 the Maple Company recorded a realized loss of $60.6 million within Gain (loss) on financial instruments, net in the consolidated statements of operations in connection with this termination primarily attributable to the impact of exchange rates between the euro and U.S. dollar. See Note 10, Long-Term Debt for additional discussion on the retirement of euro denominated debt.

Maple Parent Holdings Corp.

Notes to Consolidated Financial Statements (Continued)

11. Derivative Financial Instruments (Continued)

        The Maple Company is exposed to interest rate risk associated with USD variable rate debt. On March 3, 2016, the Maple Company entered into $2.85 billion in interest rate swaps where the Maple Company receives a variable rate and pays a fixed rate on these swaps with years ranging from two to seven years. In fiscal years 2018-2020, $150 million of the total notional will mature each year, $2.1 billion in 2021 and $300 million in 2023. These swaps are not amortized. The Maple Company also occasionally enters into certain foreign currency forward contracts to hedge certain exposures that are not designated as hedging instruments for accounting purposes. At September 30, 2017, the Maple Company had open foreign currency forward contracts with a total notional of $458 million. In fiscal year 2018, $173 million of the total notional will mature, with the remaining $285 million in 2024. These contracts are recorded at fair value, with the changes in fair value recognized in the consolidated statements of operations.

        The Maple Company does not hold or use derivative financial instruments for trading or speculative purposes.

        The Maple Company is exposed to credit loss in the event of nonperformance by the counterparties to these financial instruments, however, nonperformance is not anticipated.

        The following table summarizes the fair value of the Maple Company's derivatives included on the consolidated balance sheets (in thousands) as of:

	Successor
	March 31, 2018	September 30, 2017	September 24, 2016	Balance Sheet Classification
	(Unaudited)
Derivatives not designated as hedges:
Interest rate swaps	$—	$—	$(6,484)	Other long-term liabilities
Interest rate swaps	111,081	67,871	368	Other long-term assets
Coffee swaps	—	352	810	Other current assets
Coffee swaps	(3,703)	—	—	Other current liabilities
Coffee futures	696	—	—	Other current assets
FX forward contracts	1,438	—	524	Other current assets
FX forward contracts		(6,410)	—	Other short-term liabilities
Cross currency swaps		—	(21,964)	Other long-term liabilities

Total	$109,512	$61,813	$(26,746)

Offsetting

        Generally, all of the Company's derivative instruments are subject to a master netting arrangement under which either party may offset amounts if the payment amounts are for the same transaction and in the same currency. By election, parties may agree to net other transactions. In addition, the arrangements provide for the net settlement of all contracts through a single payment in a single currency in the event of default or termination of the contract. The Company's policy is to net all derivative assets and liabilities in the accompanying Consolidated Balance Sheet when allowable by US GAAP.

Maple Parent Holdings Corp.

Notes to Consolidated Financial Statements (Continued)

11. Derivative Financial Instruments (Continued)

        At March 31 2018, the Company has offset gross liabilities of $5.2 million with gross assets of $2.2 million related to our coffee swap positions only.

        Net gains/losses on financial instruments not designated as hedges for accounting purposes are as follows (in thousands):

	Successor				Predecessor
	October 1, 2017 to March 31, 2018	September 25, 2016 to March 25, 2017	September 25, 2016 to September 30, 2017	December 4, 2015 - September 24, 2016	September 27, 2015 to March 2, 2016	September 28, 2014 to September 26, 2015
	(Unaudited)	(Unaudited)
Net gain (loss) on cross currency swap	$—	$(47,252)	$(47,252)	$(24,673)	$1,473	$9,344
Net gain on interest rate swaps	43,210	87,808	73,987	(6,115)	—	516
Net gain (loss) on coffee futures	696	(1,930)	(6,025)	448	—	—
Net gain (loss) on coffee swaps	(4,055)	(127)	(538)	—	—	—
Net gain (loss) on FX forward contracts	7,848	635	(6,495)	15,985	—	—

Total	$47,699	$39,134	$13,677	$(14,355)	$1,473	$9,860

12. Fair Value Measurements

        The Maple Company measures fair value as the selling price that would be received for an asset, or paid to transfer a liability, in the principal or most advantageous market on the measurement date. The hierarchy established by the Financial Accounting Standards Board prioritizes fair value measurements based on the types of inputs used in the valuation technique. The inputs are categorized into the following levels:

  Level 1—Observable inputs such as quoted prices in active markets for identical assets or liabilities.

  Level 2—Inputs other than quoted prices that are observable, either directly or indirectly, which include quoted prices for similar assets or liabilities in active markets and quoted prices for identical assets or liabilities in markets that are not active.

  Level 3—Unobservable inputs not corroborated by market data, therefore requiring the entity to use the best available information, including management assumptions.

Maple Parent Holdings Corp.

Notes to Consolidated Financial Statements (Continued)

12. Fair Value Measurements (Continued)

        The following table summarizes the fair values and the levels used in fair value measurements for the Company's financial (liabilities) assets (in thousands):

	Successor
	March 31, 2018 (Unaudited)			September 30, 2017			September 24, 2016
	Fair Value Measurements Using			Fair Value Measurements Using			Fair Value Measurements Using
	Level 1	Level 2	Level 3	Level 1	Level 2	Level 3	Level 1	Level 2	Level 3
Derivatives:
Interest rate swaps	$—	$111,081		$—	$67,871	$—	$—	$(6,484)	$—
Interest rate swaps	—	—		—	—	—	—	368	—
Coffee swaps	—	(3,703)
Coffee futures	—	696		—	352	—	—	810	—
Cross currency swap	—	—		—	—	—	—	(21,964)	—
Foreign currency forward contracts	—	1,438		—	(6,410)	—	—	524	—

Total	$—	$109,512	$—	$—	$61,813	$—	$—	$(26,746)	$—

        Level 2 derivative financial instruments use inputs that are based on market data of identical (or similar) instruments, including forward prices for commodities, interest rates curves and spot prices that are in observable markets.

Derivatives

        As of March 31, 2018, September 30, 2017 and September 24, 2016 the amount of loss estimated by the Maple Company due to credit risk associated with the derivatives for all significant concentrations was not material based on the factors of an industry recovery rate and a calculated probability of default.

Maple Parent Holdings Corp.

Notes to Consolidated Financial Statements (Continued)

13. Income Taxes

        Income before income taxes and the provision for income taxes consist of the following (in thousands):

	Successor		Predecessor
	September 25, 2016 to September 30, 2017	December 4, 2015 to September 24, 2016	September 27, 2015 to March 2, 2016	September 28, 2014 to September 26, 2015
Income before income taxes:
Domestic	$391,523	$73,467	$88,626	$668,729
Foreign	175,565	90,697	50,071	81,847

Total income before income taxes	$567,088	$164,164	$138,697	$750,576

Income tax expense:
United States federal:
Current	86,757	50,109	29,458	179,137
Deferred	17,294	(21,153)	(1,106)	(975)

	104,051	28,956	28,352	178,162
State and local:
Current	15,169	6,698	(6,674)	44,707
Deferred	(3,020)	(2,859)	2,626	(1,877)

	12,149	3,839	(4,048)	42,830

Total United States	116,200	32,795	24,304	220,992

Foreign:
Current	66,825	21,609	17,402	52,165
Deferred	1,401	293	(3,041)	(21,209)

Total foreign	68,226	21,902	14,361	30,956

Total income tax expense	$184,426	$54,697	$38,665	$251,948

Maple Parent Holdings Corp.

Notes to Consolidated Financial Statements (Continued)

13. Income Taxes (Continued)

        Net deferred tax liabilities consist of the following (in thousands) as of:

	Successor
	September 30, 2017	September 24, 2016
Deferred tax assets:
Federal benefit of state deferred items	$91,047	$93,008
Equity method investments	75,252	—
Net operating loss	53,502	3,959
Tax credit carryforwards	37,594	5,195
Accrued expenses	23,533	33,076
Share-based compensation	18,768	2,395
Inventories and related reserves	3,718	10,448
Capital losses	3,149	—
Debt issuance costs	1,468	—
Property, plant and equipment	871	5,720
Derivative instruments	474	5,625
Intercompany Interest	—	7,208
Other	378	—
Total deferred tax assets	309,754	166,634
Valuation allowances	(44,161)	(1,743)

Total deferred tax assets, net of valuation allowances	$265,593	$164,891

Deferred tax liabilities:
Trademarks and other intangible assets	(1,592,951)	(1,680,177)
Property, plant and equipment	(120,870)	—
Derivative instruments	(34,892)	—
Prepaid expenses	(4,744)	(1,887)
Other	(30)	—

Total deferred tax liabilities	(1,753,487)	(1,682,064)

Net deferred tax liabilities	$(1,487,894)	$(1,517,173)

Maple Parent Holdings Corp.

Notes to Consolidated Financial Statements (Continued)

13. Income Taxes (Continued)

        A reconciliation for continuing operations between the amount of reported income tax expense and the amount computed using the U.S. Federal Statutory rate of 35% as of September 30, 2017 and September 24, 2016, respectively, is as follows:

	Successor		Predecessor
	September 25, 2016 to September 30, 2017	March 3, 2016 to September 24, 2016	September 27, 2015 to March 2, 2016	September 28, 2014 to September 26, 2015
Tax at U.S. federal statutory rate	35.00%	35.00%	35.00%	35.00%
State taxes (net of federal)	3.66%	3.34%	3.16%	4.65%
Permanent items	(5.28)%	(6.92)%	2.68%	(2.76)%
Foreign rate difference	(1.25)%	(5.86)%	(2.96)%	(2.08)%
Tax credits	(35.18)%	(1.18)%	(3.41)%	(0.12)%
Valuation allowance for deferred tax assets	3.65%	—%	—%	—%
U.S. taxation of foreign earnings	30.00%	—%	—%	—%
Deferred rate change	(0.43)%	(3.56)%	1.14%	—%
State refund	(0.16)%	—%	(14.84)%	—%
Uncertain tax positions	2.81%	11.58%	7.41%	—%
Provincial taxes	—%	—%	—%	1.42%
Other	(0.31)%	0.93%	(0.30)%	(2.54)%
U.S. taxation of foreign earnings—(H.R. 1) Tax Reform	—%	—%	—%	—%
Deferred rate change—(H.R. 1) Tax Reform	—%	—%	—%	—%

Tax at effective rates	32.51%	33.33%	27.88%	33.57%

        The Maple Company's effective income tax rates were (119.61)% and 35.03% for the six months ended March 31, 2018 and March 25, 2017, respectively. The effective income tax rate is based upon estimated income before income taxes for the year, by jurisdiction, and estimated permanent tax adjustments. For the six months ended March 31, 2018, the tax provision included net discrete tax benefit of $472 million, of which $481 million comprised the impact of the enactment of H.R. 1 (the "Act"), commonly referred to as the Tax Cuts and Jobs Act of 2017.

        The Maple Company recognizes deferred tax assets to the extent that the Maple Company believes these assets are more likely than not to be realized. In making such a determination, the Maple Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Maple Company has remeasured its deferred taxes at a blended rate of 24.51% for temporary differences that will reverse during the first tax reporting period ending September 28, 2018 following enactment and remeasured the remaining deferred at the 21% long term rate.

        As of March 31, 2018, the Maple Company has a U.S. tax credit carryforward of $24.4 million that will expire in fiscal year 2028, against which the Company has provided a valuation allowance of $15.2 million. As of March 31, 2018, September 30, 2017 and September 24, 2016, the Maple Company has loss carryforwards, a portion with no expiration dates, in various non-U.S. jurisdictions and a portion that will expire in fiscal year 2034, with tax benefits totaling $55.6 million, $52.5 million and $2.9 million, respectively. The majority of the non-U.S. loss carryforwards represent local country net

Maple Parent Holdings Corp.

Notes to Consolidated Financial Statements (Continued)

13. Income Taxes (Continued)

operating losses. Based upon earnings history and future plans, the Maple Company has concluded it is more likely than not that a portion of these foreign loss carryforwards will not be realized. As of March 31, 2018, September 30, 2017 and September 24, 2016, the Maple Company has provided valuation allowances of $28.4 million, $28.9 million and $1.7 million, respectively, against certain of these carryforwards.

        The Tax Cuts and Jobs Act was enacted on December 22, 2017. The Act reduces the US federal corporate tax rate from 35% to 21%, requires companies to pay a one-time transition tax on earnings of certain foreign subsidiaries that were previously tax deferred and creates new taxes on certain foreign sourced earnings. At March 31, 2018, the Maple Company had not completed its accounting for the tax effects of enactment of the Act; however, in certain cases, as described below, the Maple Company has made a reasonable estimate of the effects on its existing deferred tax balances and the one-time transition tax. For the items for which it was able to determine a reasonable estimate, the Maple Company recognized a provisional amount of $5.8 million, which is included as a component of income tax expense from continuing operations. In all cases, the Maple Company will continue to make and refine its calculations as additional analysis is completed. In addition, the Maple Company's estimates may also be affected as it gains a more thorough understanding of the tax law.

Provisional amounts

        Deferred tax assets and liabilities: Maple Parent remeasured certain deferred tax assets and liabilities based on the rates at which they are expected to reverse in the future, which is either 24.51% or 21%. However, Maple Company is still analyzing certain aspects of the Tax Cuts and Jobs Act and refining our calculations, which could potentially affect the measurement of these balances or potentially give rise to new deferred tax amounts. The provisional amount recorded related to the remeasurement of our deferred tax balance was $490 million.

Foreign tax effects

        One-time transition tax: The one-time transition tax is based on our total post-1986 earnings and profits (E&P) that we previously deferred from US income taxes. We recorded a provisional amount for our one-time transition tax liability for $16.6 million on earnings of certain foreign subsidiaries which brought up foreign tax credits of $7.6 million, resulting in a net increase in income tax expense of $9 million. We have not yet completed our calculation of the total post-1986 E&P for these foreign subsidiaries. Further, the transition tax is based in part on the amount of those earnings held in cash and other specified assets. This amount may change when we finalize the calculation of post-1986 foreign E&P previously deferred from US federal taxation and finalize the amounts held in cash or other specified assets. No additional income taxes have been provided for any remaining undistributed foreign earnings not subject to the transition tax, or any additional outside basis difference inherent in these entities, as these amounts continue to be indefinitely reinvested in foreign operations. As of March 31, 2018, September 30, 2017 and September 24, 2016, the Company had $131.4 million (for which taxes have been provided), $47.1 million and $199.6 million, of undistributed foreign earnings, respectively.

        The Maple Company is afforded, provided certain requirements are satisfied, a reduced tax rate for its Swiss procurement company under a mixed company ruling from the Swiss tax authorities and as a result has recorded a reduction in tax liability of $4.4 million and $1.7 million for the successor

Maple Parent Holdings Corp.

Notes to Consolidated Financial Statements (Continued)

13. Income Taxes (Continued)

periods ending September 30, 2017 and September 24, 2016, respectively, $1.2 million for the predecessor period ending March 2, 2016. The reduced rates from the ruling are effective through December 31, 2018.

        The Maple Company records uncertain tax positions in accordance with ASC 740 on the basis of a two-step process whereby (1) we determine whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, we recognize the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority.

        The total amounts of unrecognized tax benefits as of March 31, 2018, September 30, 2017 and September 24, 2016 were $31.1 million, $33.2 million, and $21 million, respectively. The amounts of unrecognized tax benefits that would impact the effective tax rate if resolved in favor of the Company are $31.1 million, $33.2 million, and $21 million at March 31, 2018, September 30, 2017 and September 24, 2016, respectively. As a result of acquisitions in prior years, the Company is indemnified for $6.7 million of the total reserve balance, with a total indemnification pool of $6.7 million. If these unrecognized tax benefits are resolved in favor of the Maple Company, the associated indemnification receivable, recorded in other long-term assets on the consolidated balance sheets, would be reduced accordingly.

        As of March 31, 2018, September 30, 2017, and September 24, 2016, accrued interest of $6.6 million, $5.4 million, and $4 million, respectively, and no accrued penalties were included in the consolidated balance sheets related to unrecognized tax benefits. The Maple Company recognizes interest and penalties in income tax expense. Income tax expense included $1.2 million, $1.5 million and $0.7 million of interest for the periods ending March 31, 2018, September 30, 2017 and September 24, 2016, respectively. No penalties were recorded in income tax expense for the periods ending March 31, 2018, September 30, 2017 and September 24, 2016.

        The Maple Company released $3.9 million and $0.1 million of unrecognized tax benefits during the periods ending September 30, 2017 and September 24, 2016, respectively, due to the expiration of the statute of limitations. As of March 31, 2018 the Maple Company expects to release $12.6 million of unrecognized tax benefits in Fiscal Year 2018 due to the expiration of the statute of limitations.

Maple Parent Holdings Corp.

Notes to Consolidated Financial Statements (Continued)

13. Income Taxes (Continued)

        A reconciliation of increases and decreases in unrecognized tax benefits is as follows for September 24, 2016 to March 31, 2018 (in thousands):

	Successor
	March 31, 2018	September 30, 2017	September 24, 2016
	(Unaudited)
Beginning balance of unrecognized tax benefits	$33,225	$20,966	$19,768
Increases related to prior period tax positions		18,191	1,236
Decreases related to prior period tax positions	(1,949)	(6,235)	(130)
Increases related to current period tax positions		—	—
Decreases related to current period tax positions		—	—
Increases from effects of foreign currency exchange rates	(165)	303	92

Gross tax contingencies—balance	$31,111	$33,225	$20,966

        The Maple Company intends to submit a mutual agreement procedure ("MAP") request to the Canada-U.S. competent authorities for the 2012 and 2013 fiscal years. The Maple Company is currently under examination, or may be subject to examination, by various jurisdictions inside and outside the U.S. as well as U.S. states for fiscal years 2010 through 2016. The Maple Company believes it has appropriately provided for all tax contingencies.

14. Stockholders' Equity

Common Stock

Successor

        Maple has Class A and Class B common stock. Class A represents the ownership interest held by JAB. Class B represents the ownership interest held by Mondelez. Class A and Class B shareholders have entered into a Maple Shareholders' Agreement. Under the Maple Shareholders' Agreement, JAB is entitled to seven board seats, Mondelez is entitled to two board seats, and the Maple CEO is entitled to one seat. In addition, the Maple board may nominate an independent industry expert as an additional director for a total of 11 members. The Maple board will each have one vote except that one of Mondelez's two directors will be entitled to two votes. Mondelez has certain minority protection rights, including veto rights over specified decisions relating to the combined business. JAB and Mondelez have agreed not to transfer their shares in Maple before July 2018. Thereafter, either party may initiate a public offering process for its shares, subject, in the case of a proposed transfer by Mondelez, to a right of first offer in favor of JAB. Subject to certain exceptions, each of the parties to the Maple Shareholders' Agreement has agreed not to compete with the business of Maple for the duration of the Maple Shareholders' Agreement and for two years after such party ceases to be a party to the agreement.

Maple Parent Holdings Corp.

Notes to Consolidated Financial Statements (Continued)

14. Stockholders' Equity (Continued)

Common Stock Dividends

Successor

        Maple declared and paid dividends of $22.6 million, $55.3 million and $10.1 million to its shareholders in the successor periods ending March 31, 2018, September 30, 2017 and September 24, 2016, respectively, which includes dividends paid to NCI shareholders as quantified in Note 15 Employee Redeemable Non-Controlling Interest.

Predecessor

        During the first quarter of fiscal 2016, Keurig declared a quarterly dividend of $0.325 per common share, or $48.5 million in the aggregate, paid on February 16, 2016 to stockholders of record on January 15, 2016. In the predecessor period Keurig paid aggregate dividends of approximately $92.6 million.

Stock Repurchase Program

Predecessor

        On July 31, 2015, the Keurig Board of Directors authorized the repurchase of up to an additional $1 billion of Keurig's outstanding common stock over the following two years, at such times and prices as determined by Keurig's management (the "July 2015 repurchase authorization"). At various times beginning in fiscal 2012, and including the July 2015 repurchase authorization, Keurig's Board of Directors authorized Keurig to repurchase a total of $3.5 billion of Keurig's common stock.

        Prior to the Keurig Acquisition in March 2016, Keurig repurchased 4,364,186 shares on the open market for approximately $235 million.

Accumulated Other Comprehensive Income (Loss)

        The following tables provide the changes in the components of accumulated other comprehensive income (loss), net of tax (in thousands):

Successor

Accumulated Other Comprehensive Income (Loss)
Balance at March 3, 2016	$—
Foreign currency exchange impact	25,502

Balance at September 24, 2016	$25,502
Foreign currency exchange impact	80,581

Balance at September 30, 2017	$106,083
Foreign currency exchange impact (Unaudited)	(31,048)

Balance at March 31, 2018 (Unaudited)	$75,035

Maple Parent Holdings Corp.

Notes to Consolidated Financial Statements (Continued)

14. Stockholders' Equity (Continued)

Predecessor

	Cash Flow Hedges	Translation	Accumulated Other Comprehensive Income (Loss)
Balance at September 27, 2014	$8,952	$(63,003)	$(54,051)
Other comprehensive loss during the period	$(8,107)	$(137,129)	$(145,236)
Foreign currency exchange impact on cash flow hedges	$(15)	$—	$(15)

Balance at September 26, 2015	$830	$(200,132)	$(199,302)
Other comprehensive loss during the period	(118)	—	(118)
Foreign currency exchange impact	20	(9,232)	(9,212)

Balance at March 2, 2016	$732	$(209,364)	$(208,632)

15. Employee Redeemable Non-Controlling Interest and Mezzanine Equity Awards

        In August 2016, Keurig introduced the Executive Ownership Plan ("EOP"), under which certain employees can invest in shares of Keurig's immediate parent, Maple Parent Corporation, a wholly owned subsidiary of Maple. The EOP also provides the non-controlling interest shareholders with the right to put their shares back to the Company at fair value during certain periods. Since redemption of these shares is subject to certain conditions at the option of the holder, the fair value of the redeemable non-controlling interest and equity awards are classified within the "mezzanine equity" section of the consolidated balance sheets. The employee non-controlling interest represents the redemption value of shares purchased with cash. The mezzanine equity awards (recorded at fair value) include shares purchased with loans and the portion of restricted stock units for which compensation expense has been recognized. These put rights terminate upon an initial public offering or merger into a public company, when employees would then be able to sell shares on the open market.

        Shares financed through loans are treated as options, and accordingly neither the shares nor the notes are recorded on the consolidated balance sheets. The fair value of the options are recorded in mezzanine equity awards.

Maple Parent Holdings Corp.

Notes to Consolidated Financial Statements (Continued)

15. Employee Redeemable Non-Controlling Interest and Mezzanine Equity Awards (Continued)

        A summary of the activity under the EOP, is presented below:

	Successor
	October 1, 2017 to March 31, 2018 (Unaudited)	September 25, 2016 to September 30, 2017	December 4, 2015 to September 24, 2016
Balance, beginning of period	$218,792	$66,002	$—
Net income attributable to noncontrolling interests	8,067	4,958	—
Stock based compensation	25,794	57,577	5,658
Proceeds from (cash distributions to) redeemable NCI shareholders	—	4,642	60,344
Adjustment of non-controlling interests to fair value	36,702	86,382	—
Dividends paid to NCI shareholders	(642)	(1,445)	—
Currency translation adjustment and other	(695)	676	—

Ending balance	$288,018	$218,792	$66,002

16. Employee Compensation Plans

Predecessor

Equity-Based Incentive Plans

        On March 6, 2014, Keurig registered shares of common stock pursuant to the 2014 Omnibus Plan (the "2014 Plan"), which replaced the 2006 Incentive Plan (the "2006 Plan") and increased the total shares of common stock authorized for issuance to 8 million (the "Fungible Pool Limit"). Both plans provided for the issuance of several types of share-based incentive compensation including stock options, stock appreciation rights, restricted stock, restricted stock units and performance stock units. Stock options and stock appreciation rights were counted against the Fungible Pool Limit as 1.0 Fungible Pool Unit. Both the 2014 Plan and 2006 Plan required the exercise price for all awards requiring exercise to be no less than 100% of fair market value per share of common stock on the date of grant, with certain provisions which increase the option exercise price of an incentive stock option to 110% of the fair market value of the common stock if the grantee owns in excess of 10% of Keurig's common stock at the date of grant.

        Options under the 2006 Plan and 2014 Plan became exercisable over periods determined by the Keurig Board of Directors, generally in the range of three to four years.

Maple Parent Holdings Corp.

Notes to Consolidated Financial Statements (Continued)

16. Employee Compensation Plans (Continued)

        Option activity is summarized as follows:

	Number of Shares	Weighted Average Exercise Price (per share)
Outstanding at September 27, 2014	3,436,727	$25.24
Granted	201,798	$137.31
Exercised	(1,520,757)	$10.89
Forfeited/expired	(77,799)	$80.75
Outstanding at September 26, 2015	2,039,969	$44.91
Granted	666,763	$52.98
Exercised	(505,339)	$23.50
Forfeited/expired(1)	(31,655)	$69.86

Outstanding at March 2, 2016	2,169,738	$52.01

Exercisable at March 2, 2016	1,062,377	$39.97

(1)
At the time of Keurig Acquisition 204,510 shares were not exercised due to the grants being "out of the money". These shares were forfeited at the effective time of the Keurig Acquisition and therefore are not included in the table above.

        All outstanding options of Keurig became fully vested in connection with the Keurig Acquisition and settled for cash as part of the acquisition consideration.

        The following table summarizes information about stock options that had vested at September 26, 2015:

Number of options outstanding	Weighted average remaining contractual life (in years)	Weighted average exercise price
2,036,855	5.5	$44.83

        The following table summarizes information about stock options that had vested at March 2, 2016:

Number of options outstanding	Weighted average remaining contractual life (in years)	Weighted average exercise price
2,158,996	6.9	$51.97

        The following table summarizes information about stock options exercisable at September 26, 2015:

Number of options exercisable	Weighted average remaining contractual life (in years)	Weighted average exercise price
1,413,283	4.4	$28.82

Maple Parent Holdings Corp.

Notes to Consolidated Financial Statements (Continued)

16. Employee Compensation Plans (Continued)

        The following table summarizes information about stock options exercisable at March 2, 2016:

Number of options exercisable	Weighted average remaining contractual life (in years)	Weighted average exercise price
1,062,377	4.8	$39.97

        Compensation expense is recognized only for those options expected to vest, with forfeitures estimated based on Keurig's historical employee turnover experience and future expectations.

        Keurig used a blend of recent and historical volatility to estimate expected volatility at the measurement date. The expected life of options is estimated based on options vesting periods, contractual lives and an analysis of Keurig's historical experience.

        The intrinsic value of options exercised during the predecessor periods ending March 2, 2016 and September 26, 2015, were approximately $31 million and $107 million, respectively. Keurig's policy during the predecessor periods was to issue new shares upon exercise of stock options.

        The grant-date fair value of employee share options and similar instruments is estimated using the Black-Scholes option-pricing model with the following assumptions for grants issued during the predecessor periods ending March 2, 2016 and September 26, 2015.

	March 2, 2016	September 26, 2015
Average expected life	5.5 years	5.5 years
Average volatility	60%	57%
Dividend yield	2.45%	0.84%
Risk-free interest rate	1.68%	1.61%
Weighted average grant date fair value	$23.50	$66.19

Restricted Stock Units and Other Awards

        Keurig awarded RSUs, and PSUs to eligible employees (each, a "Grantee") which entitle the Grantee to receive shares of Keurig's common stock. RSUs and PSUs are awards denominated in units that are settled in shares of Keurig's common stock upon vesting. The fair value of RSUs, and PSUs was based on the closing price of Keurig's common stock on the grant date. Compensation expense for RSUs was recognized ratably over a Grantee's service period. Compensation expense for PSUs was also recognized over a Grantee's service period, but only if and when Keurig concluded that it was probable (more than likely) the performance condition(s) will be achieved. The assessment of probability of achievement was performed each quarter based on the relevant facts and circumstances at that time, and if the estimated grant-date fair value changes as a result of that assessment, the cumulative effect of the change on current and prior periods is recognized in the period of change. In addition, Keurig previously awarded deferred cash awards ("DCAs") to Grantees which entitle a Grantee to receive cash paid over time upon vesting. The vesting of DCAs was conditioned on a Grantee's continuing employment. These awards vested over periods determined by the Keurig Board of Directors, generally in the range of three to four years for RSUs, and DCAs, and three years for PSUs.

Maple Parent Holdings Corp.

Notes to Consolidated Financial Statements (Continued)

16. Employee Compensation Plans (Continued)

        The following table summarizes the number and weighted average grant-date fair value of nonvested RSUs:

	Share Units	Weighted Average Grant-Date Fair Value	Weighted Average Remaining Contractual Life (in Years)
Nonvested, September 27, 2014	409,173	$86.50	3.26
Granted	154,064	$116.80
Vested	(128,465)	$65.96
Forfeited	(20,359)	$114.12

Nonvested, September 26, 2015	414,413	$102.78	2.23
Granted	317,126	$55.90
Vested	(108,237)	$74.92
Forfeited	(16,468)	$92.44

Nonvested, March 2, 2016	606,834	$83.53	2.34

        As of March 2, 2016, total RSUs expected to vest totaled 599,213 million shares with an intrinsic value of $55.1 million.

        All of the RSU's of Keurig became fully vested in connection with the acquisition and were settled for cash as part of the acquisition consideration.

        The total intrinsic value of RSUs converted to shares of common stock during the predecessor periods ending March 2, 2016 and September 26, 2015 were $6 million and $15.5 million, respectively.

        The following table summarizes the number and weighted average grant-date fair value of unvested PSUs based on the target award amounts in the PSU agreements as of September 26, 2015:

	Share Units	Weighted Average Grant-Date Fair Value
Outstanding on September 27, 2014	195,782	$67.38
Granted	45,216	$138.08
Converted	(75,421)	$41.52
Forfeited	(5,451)	$124.73
Actual performance change(1)	(52,528)	$91.59

Outstanding on September 26, 2015(2)	107,598	$78.43

(1)
Reflects the net number of PSUs above and below target levels based on actual performance measured at the end of the performance period

(2)
The outstanding PSUs, for which the performance period has not ended as of September 26, 2015, at the threshold award and maximum award levels, were 65,392 and 149,804, respectively. Does not include shares underlying the performance stock units granted in fiscal 2014 as the performance period has concluded and the threshold performance criteria was not achieved.

Maple Parent Holdings Corp.

Notes to Consolidated Financial Statements (Continued)

16. Employee Compensation Plans (Continued)

        The following table summarizes the number and weighted average grant-date fair value of unvested PSUs based on the target award amounts in the PSU agreements as of March 2, 2016:

	Share Units	Weighted Average Grant-Date Fair Value
Outstanding on September 26, 2015	107,598	$78.43
Granted	55,873	$88.78
Converted	(65,392)	$39.98
Forfeited	(1,219)	$139.01

Outstanding on March 2, 2016(1)	96,860	$110.09

(1)
All of the PSUs became fully vested at target in connection with the acquisition and were settled for cash as part of the acquisition consideration.

Employee Stock Purchase Plan

        On March 6, 2014, Keurig registered shares pursuant to the 2014 Amended and Restated Employee Stock Purchase Plan ("2014 ESPP") which replaced the Amended and Restated Employee Stock Purchase Plan ("2008 ESPP"). Under these plans eligible employees could purchase shares of Keurig's common stock, subject to certain limitations, at the lesser of 85 percent of the beginning or ending withholding period fair market value as defined in the plan. There were two six-month withholding periods in each fiscal year. In connection with the Keurig Acquisition the 2014 ESPP was terminated.

        The grant-date fair value of employees' purchase rights granted during the predecessor periods ending March 2, 2016 and September 26, 2015, under Keurig's ESPP was estimated using the Black-Scholes option-pricing model with the following assumptions:

	March 2, 2016	September 26, 2015
Average expected life	6 months	6 months
Average volatility	57%	35%
Dividend yield	2.20%	1.55%
Risk-free interest rate	0.10%	0.10%
Weighted average grant date fair value	$16.27	$20.28

Maple Parent Holdings Corp.

Notes to Consolidated Financial Statements (Continued)

16. Employee Compensation Plans (Continued)

Stock-Based Compensation Expense

        Stock-based compensation expense recognized in the consolidated statements of operations in the predecessor periods ending March 2, 2016 and September 26, 2015 (in thousands):

	March 2, 2016	September 26, 2015
Options	76,854	13,464
RSUs/PSUs/RSAs	61,317	14,746
Equity stock plan	1,950	3,724

Total stock-based compensation expense recognized in the Consolidated Statements of Operations	$140,121	$31,934

Total related tax benefit	$54,502	$12,065

        As a result of the Keurig Acquisition the vesting of each Keurig in-the-money option, RSU, PSU, and deferred cash award that was outstanding immediately prior to the acquisition was fully accelerated. As of the effective date of the acquisition, each share issued under the 2014 Plan, 2014 ESPP Plan, 2008 ESPP Plan and 2006 Plan, was terminated, and each holder was then entitled to receive an amount in cash equal to $92.00, with option holders receiving this amount less the applicable exercise price. Keurig recognized $125.4 million in share based compensation expense as a result of the accelerated vesting and plan terminations, which is included in the $140.1 million stock-based compensation expense.

Successor

        In September 2016, Maple Subsidiary, the direct parent of Keurig and a subsidiary of Maple introduced a new employee compensation program. The program is comprised of an Executive Ownership Plan ("EOP") which allows certain designated employees the right to acquire an ownership interest in Maple Subsidiary; and a Long Term Incentive Plan ("LTIP") under which certain designated employees may be granted awards in the form of restricted stock units in Maple Subsidiary. RSUs are awards denominated in units that are settled in shares of Maple Subsidiary upon vesting. In general, RSUs vest based on a Grantee's continuing employment. The fair value of these awards is based on the most recent valuation of Maple Subsidiary at the time of grant. Compensation expense is recognized ratably over a Grantee's service period. These awards generally fully vest on the four year six-month anniversary of the date of grant.

Matching Awards

        Eligible employees who made a pre-established minimum investment in Maple subsidiary under the EOP are eligible to receive a matching award grant of RSUs which vest in a similar manner to the RSU awards granted under the LTIP. These matching awards are valued and expensed in the same manner as other RSU grants.

Maple Parent Holdings Corp.

Notes to Consolidated Financial Statements (Continued)

16. Employee Compensation Plans (Continued)

        The following table summarizes the number and weighted average grant-date fair value of nonvested RSU's:

	Share Units	Weighted Average Grant-Date Fair Value	Weighted Average Remaining Contractual Life (in Years)
Nonvested, March 3, 2016	—	$—	—
Granted	167,118	1,000	4.5

Nonvested, September 24, 2016	167,118	$1,000	4.5

Granted	17,877	1,812
Vested	(1,000)	1,000
Forfeited	(17,567)	1,052

Nonvested, September 30, 2017	166,428	$1,082	3.6

Granted	—	—
Vested	(1)	1,000
Forfeited	(3,526)	1,186

Nonvested, March 31, 2018 (Unaudited)	162,901	1,079	3.1

Loans to Employees

        Eligible employees were provided the option to finance a portion of their investment under the EOP with a loan from Maple Subsidiary. All loans outstanding as of September 30, 2017 are limited recourse loans which may be pre-paid by participants at any time. In consideration of these terms the Maple Company treats these financed shares in Maple Subsidiary as a similar instrument to a share option and records stock based compensation based upon the fair value at each balance sheet date using the Black-Scholes option-pricing model with the following assumptions for purchased shares in Maple Subsidiary. The risk-free interest rate is based on the implied yield available on U.S. Treasury zero-coupon issues with an equivalent remaining term. The dividend yield assumption is based on the Maple Company's anticipated cash dividend payouts. If redeemed, total outstanding shares financed through non-recourse loans would result in a cash obligation, net of outstanding balances on the non-recourse loans, to Keurig of $26.7 million, $20.9 million and $0 as of March 31, 2018, September 30, 2017 and September 24, 2016, respectively.

Maple Parent Holdings Corp.

Notes to Consolidated Financial Statements (Continued)

16. Employee compensation plans (Continued)

Stock-Based Compensation Expense

        Stock-based compensation expense recognized in the consolidated statements of operations in the successor periods ending March 31, 2018, March 25, 2017, September 30, 2017, and September 24, 2016 (in thousands):

	Successor
	March 31, 2018	March 25, 2017	September 30, 2017	September 24, 2016
	(Unaudited)	(Unaudited)
RSUs	$25,794	$31,872	$40,792	$906
Purchased Shares with loans	5,669	12,595	16,785	4,752

Total stock-based compensation expense recognized in the consolidated statements of operations	$31,463	$44,467	$57,577	$5,658

Total related tax benefit	$6,023	$7,288	$16,162	$360

        As of September 30, 2017, total unrecognized compensation cost related to all non-vested stock-based compensation arrangements was approximately $141.2 million. This unrecognized cost is expected to be recognized over a weighted-average period of approximately 3.5 years.

17. Employee Retirement Plans

Defined Contribution Plans

        The Maple Company has a defined contribution plan which meets the requirements of section 401(k) of the Code. All full-time U.S. employees of Keurig who are at least 18 years of age and have completed one month of service, and U.S. employees of Keurig who are not full-time employees but are at least 18 years of age and have completed one year of service, are eligible to participate in the plan. The plan allows employees to defer a portion of their salary on a pre-tax basis and Keurig matches 100% on the first 1% of eligible compensation, and then 60% on up to the next 5% of eligible compensation, capped at the Internal Revenue Service limits. The Maple Company contributions to the plan were $11.2 million and $6.3 million for the successor periods ending September 30, 2017 and September 24, 2016, respectively, and $4.1 million and $10.5 million for the predecessor periods ending March 2, 2016 and September 26, 2015.

        The Maple Company also has several Canadian Group Registered Retirement Savings Plans ("GRRSP") and a Deferred Profit Sharing Plan ("DPSP"). Under these plans, employees can contribute a certain percentage of their salary and the Maple Company can also make annual contributions to the plans. The Maple Company contributions to the Canadian plans were $1.3 million and $0.4 million for the successor periods ending September 30, 2017 and September 24, 2016, respectively, and $0.8 million and $1.3 million for the predecessor periods ending March 2, 2016 and September 26, 2015.

Defined Benefit Plans

        The Maple Company has a supplementary defined benefit retirement plan and a supplementary employee retirement plan (collectively the "Plans") for certain management employees in Canada. The

Maple Parent Holdings Corp.

Notes to Consolidated Financial Statements (Continued)

17. Employee Retirement Plans (Continued)

cost of the Plans is calculated according to actuarial methods that encompass management's best estimate regarding the future evolution of salary levels, the age of retirement of salaried employees and other actuarial factors. These Plans are not funded and there are no plan assets. Future benefits will be paid from the funds of the Maple Company.

        At September 30, 2017 and September 24, 2016, the projected benefit obligation was $1.4 million and $1.1 million, respectively. These amounts are classified in Other long-term liabilities. Net periodic pension benefit/(expense) was $(0.2) million and $(0.1) million for the successor periods ending September 30, 2017 and September 24, 2016, respectively, and $0.1 million and $(.01) million for the predecessor periods ending March 2, 2016 and September 26, 2015.

18. Deferred Compensation

Predecessor

        The Amended and Restated 2002 Deferred Compensation Plan, adopted October 1, 2015 (the "2002 Deferred Compensation Plan"), permitted certain highly compensated officers and employees of Keurig and non-employee directors to defer eligible compensation payable for services rendered to the Company. Participants could elect to receive deferred compensation in the form of cash payments or shares of Keurig common stock on the date or dates selected by the participant or on such other date or dates specified in the 2002 Deferred Compensation Plan. The 2002 Deferred Compensation Plan was in effect for compensation earned on or after September 29, 2002. The administrator of the plan did not designate any officers or employees as eligible participants. During the predecessor period between September 27, 2015 and March 2, 2016, rights to acquire 2,337 shares of Keurig common stock were granted and vested, and 14,048 rights to shares of Common Stock were exercised. During the fiscal year ended September 26, 2015, rights to acquire 4,844 shares of Keurig common stock were granted and vested, and 12,568 rights to shares of Keurig common stock were exercised.

        Effective January 1, 2015 Keurig also adopted an annual deferred compensation benefit plan for Vice Presidents and above. The annual deferred compensation plan was a non-qualified deferred compensation plan which provided additional retirement benefits to select executives by providing for an annual deferred compensation benefit equal to 4% of the executive's compensation that exceeded certain Internal Revenue Service limits applicable to the Company's 401(k) plan. Keurig recognized $0.3 million and $0.1 million in expenses for the annual non-qualified deferred compensation plan in the predecessor periods ending March 2, 2016 and September 26, 2015, respectively. These plans were terminated as part of the Keurig acquisition on March 3, 2016.

19. Commitments and Contingencies

Lease Commitments

        The Maple Company leases office and retail space, production, distribution and service facilities, and certain equipment under various non-cancellable operating leases, with terms ranging from one to twenty years. Property leases normally require payment of a minimum annual rental plus a pro-rata share of certain landlord operating expenses. Total rent expense, under all operating leases, approximated $23.1 million and $12.7 million for the successor periods ending September 30, 2017 and September 24, 2016, respectively. For the predecessor periods ending March 2, 2016 and September 26, 2015, total rent expense under all operating leases approximated $15.8 million and $20.0 million,

Maple Parent Holdings Corp.

Notes to Consolidated Financial Statements (Continued)

19. Commitments and Contingencies (Continued)

respectively. The Maple Company has subleases relating to certain of its operating leases. Sublease income for predecessor and successor periods was not material.

        In addition, the Maple Company leases a manufacturing facility which is accounted for as a capital lease. The initial term of the lease is fifteen years with six additional renewal terms of five years each at the Maple Company's option. The lease requires payment of a minimum annual rental and the Maple Company is responsible for property taxes, insurance and operating expenses.

        In June 2012, Keurig entered into an arrangement to lease approximately 425,000 square feet located in Burlington, Massachusetts.

        Due to the Maple Company's involvement in the Burlington, Massachusetts construction project, including its obligations to fund certain costs of construction exceeding amounts incurred by the lessor, the Maple Company was deemed to be the owner of the project, which includes a pre-existing structure on the site, even though the Maple Company is not the legal owner. Accordingly, total project costs incurred during construction were capitalized along with a corresponding financing obligation for the project costs that were incurred by the lessor. In addition, the Maple Company capitalized the estimated fair value of the pre-existing structure of $4.1 million at the date construction commenced as construction-in-progress with a corresponding financing obligation. Upon completion of the project, the Maple Company has continued involvement beyond a normal leaseback, and therefore, has not recorded a sale or derecognized the assets. As a result, the lease is accounted for as a financing transaction and the recorded asset and related financing obligation remains on the consolidated balance sheets. Additionally, the Maple Company has similar arrangements related to two properties in South Burlington, Vermont and has recorded the assets and a related financing obligation in a similar manner.

        As of September 30, 2017, future minimum lease payments under financing obligations, capital lease obligations and non-cancellable operating leases as well as minimum payments to be received under non-cancellable subleases are as follows (in thousands):

Fiscal year	Capital Leases	Operating Leases	Subleases	Financing Obligations
2018	$3,518	$11,812	$(493)	$11,966
2019	3,838	10,452	(503)	11,209
2020	3,838	9,562	(517)	11,419
2021	3,838	8,646	(196)	11,419
2022	3,838	7,097	(88)	11,419
Thereafter	16,629	10,604	(243)	84,447

Total	$35,499	$58,173	$(2,040)	$141,879

Less: amount representing interest	(11,216)			(45,856)

Present value of future minimum lease payments	$24,283			$96,023

        The financing obligations in the table above primarily represent the portion of the future minimum lease payments which have been allocated to the facilities in Burlington, Massachusetts and will be recognized as reductions to the financing obligation and as interest expense.

Maple Parent Holdings Corp.

Notes to Consolidated Financial Statements (Continued)

19. Commitments and Contingencies (Continued)

Legal Proceedings

Litigation Relating to Pending Merger of Maple and DPSG

        On March 28, 2018, two purported stockholders of Dr Pepper Snapple Group, Inc. ("DPSG") filed an action in the Delaware Court of Chancery (the "Court") captioned City of North Miami Beach General Retirement Plan v. Dr Pepper Snapple Group, Inc. et al., C.A. No. 2018-0227-AGB. The complaint follows the announcement of the Agreement and Plan of Merger by and Among Maple Parent Holdings Corp., DPSG, and Salt Merger Sub, Inc. dated as of January 29, 2018, and DPSG's filing of its Preliminary Proxy Statement on Schedule 14A with the United States Securities and Exchange Commission about that agreement and the contemplated transaction whereby Salt Merger Sub, Inc. will merge with and into Maple Parent Holdings Corp. ("Maple Parent"), which will then become a wholly owned subsidiary of DPSG. DPSG stockholders will continue to be DPSG stockholders and will receive from DPSG a special dividend of $103.75 per share.

        The complaint alleges that DPSG stockholders are entitled to appraisal rights in connection with the transaction, and the right to appraisal should have been disclosed to DPSG stockholders in the Preliminary Proxy Statement. The Company's indirect parent, Maple Parent, is named as a defendant in the complaint, along with DPSG, the individual members of the DPSG board of directors and Salt Merger Sub, Inc., which is a wholly owned subsidiary of DPSG. The Company is not named as a defendant.

        On April 11, 2018, the Court entered a scheduling order providing for expedited briefing and a hearing on the question of whether DPSG stockholders are entitled to appraisal. The briefing will be completed by May 18, 2018. A hearing will be held on May 25, 2018. We do not believe that the ultimate resolution of this matter will have a material adverse effect on our business, financial condition or results of operations. However, the results of this matter cannot be predicted with certainty, and no assurance can be given that the ultimate resolution of any legal or administrative proceedings or disputes will not have a material adverse effect on our business, financial condition or results of operations.

Litigation Relating to Concluded Merger of Keurig

        From December 15, 2015 through January 19, 2016, four putative class action lawsuits were filed in the Court of Chancery of the State of Delaware against Keurig, the then-current members of the Keurig Board, Acorn, Acquisition Sub, JAB and JAB Holding, relating to the proposed acquisition of Keurig by JAB. On January 29, 2016, the actions were consolidated under the caption In re Keurig Green Mountain, Inc. Stockholders Litig., Consol. C.A. 11815-CB (Del. Ch.). The consolidated action alleged that the members of the Keurig Board of Directors breached their fiduciary duties by, among other things, (i) initiating a process to sell Keurig that undervalued it, (ii) capping the price of Keurig at an amount that did not adequately reflect its true value, (iii) failing to sufficiently inform themselves of Keurig's value or disregarding that value, (iv) committing to the proposed transaction at the expense of any alternate potential acquirers, and (v) making false and misleading proxy disclosures. The consolidated action also alleged that Keurig, Acorn, Maple merger sub, JAB and JAB Holding aided and abetted those alleged breaches of fiduciary duties by the members of the Keurig Board of Directors. On March 11, 2016, the court entered a stipulated order dismissing the action with prejudice with respect to the named plaintiffs and without prejudice as to other members of the class, and on

Maple Parent Holdings Corp.

Notes to Consolidated Financial Statements (Continued)

19. Commitments and Contingencies (Continued)

July 26, 2016, the court denied the plaintiffs' application for an award of attorney's fees and ordered the action closed for all purposes.

        On January 27, 2016, a putative class action lawsuit (Montanio v. Keurig Green Mountain, Inc., Case No. 5:16-cv-00019-gwc) was filed in the United States District Court for the District of Vermont against Keurig, the then-current members of the Keurig Board of Directors, Acorn, Maple merger sub and JAB. The complaint alleges, among other things, (i) that the defendants violated federal securities laws by disseminating a proxy statement that was allegedly false and misleading, and which allegedly failed to disclose facts necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading and (ii) that the Keurig directors violated federal securities laws in exercising control over individuals alleged to have disseminated the proxy statement that was allegedly false and misleading. The complaint seeks, among other things, an order that the action may be maintained as a class action, certification of the plaintiff as a representative of the class and plaintiff's counsel as class counsel, a declaration that the proxy was materially false and misleading and in violation of certain federal securities laws, injunctive relief, rescissory damages in favor of the plaintiff and the class, and the fees and costs associated with the litigation. On March 29, 2016, the court appointed the plaintiff who filed the action as lead plaintiff, and in June 2016, the defendants moved to dismiss the action. On February 16, 2017 the court granted the motion and dismissed the case with prejudice. Plaintiffs filed a motion for reconsideration, which the court denied on August 28, 2017. The time for appeal expired on September 27, 2017 with no appeal being taken.

Prop 65 Litigation

        On May 9, 2011, an organization named Council for Education and Research on Toxics ("CERT"), purporting to act in the public interest, filed suit in Los Angeles Superior Court (Council for Education and Research on Toxics v. Brad Barry LLC, et al., Case No. BC461182) against several companies, including the Company, that roast, package, or sell coffee in California. The Brad Barry complaint alleges that coffee contains the chemical acrylamide and that the Company and the other defendants are required to provide warnings under section 25249.6 of the California Safe Drinking Water and Toxics Enforcement Act, better known as Proposition 65. Acrylamide is not added to coffee, but forms in trace amounts (parts per billion) as part of a chemical reaction that occurs in the coffee bean when it is roasted. Therefore, it is present in all roasted coffee. To date, the Company is unaware of any reliable method for reducing acrylamide levels in coffee without adversely affecting the quality of the product. The Brad Barry action has been consolidated for all purposes with another Proposition 65 case filed by CERT on April 13, 2010 over allegations of acrylamide in "ready to drink" coffee sold in restaurants, convenience stores, and donut shops. (Council for Education and Research on Toxics v. Starbucks Corp., et al., Case No. BC 415759). Keurig was not named in the Starbucks complaint. Keurig has joined a joint defense group ("JDG") organized to address CERT's allegations, and Keurig intends to vigorously defend against these allegations. The court ordered the case phased for discovery and trial. Trial of the first phase of the case commenced on September 8, 2014 and was limited to three affirmative defenses shared by all defendants in both cases.

        All other claims and defenses were deferred for subsequent phases if defendants did not prevail on the three Phase 1 defenses. On September 1, 2015, the trial court issued an interlocutory ruling adverse to defendants on all Phase 1 defenses. Litigation of the last remaining affirmative defense and remedies (i.e., Phase 2) commenced in earnest in January 2016. Fact discovery was completed on May 31, 2017. Expert discovery was completed in August 2017. Trial on the remaining affirmative defense to liability

Maple Parent Holdings Corp.

Notes to Consolidated Financial Statements (Continued)

19. Commitments and Contingencies (Continued)

commenced on September 5, 2017. On March 28, 2018, the trial court issued a preliminary interlocutory ruling adverse to defendants on the Phase 2 defenses. The ruling is not final. Should the trial court finalize its ruling against the defendants in this phase, the case will proceed to a third phase of trial regarding remedies issues including potential warnings to consumers of coffee and potential penalties. The trial court has not set a further trial date or proceedings on remedies issues.

        At this stage of the proceedings, prior to a trial on remedies issues, the Company is unable to predict the potential loss or effect on the Company or its operations that could be associated with the lawsuit. The trial court has discretion to impose zero penalties against the Company or to impose significant statutory penalties. Significant labeling or warning requirements that could potentially be imposed by the trial court may increase Company costs and adversely affect sales of coffee products. As such, this case may involve substantial expense and operational disruption, which could have a material adverse impact on our financial position and our results of operations. Furthermore, a future appellate court decision could reverse the trial court rulings. We can provide no assurances as to the outcome of any litigation.

Stockholder Litigation

        A consolidated putative securities fraud class action is presently pending against Keurig and two of its former officers and directors. During FY2017, the plaintiffs in one other previously-filed derivative action agreed to voluntarily dismiss their claims with prejudice on December 7, 2016.

        The pending putative securities fraud class action, captioned Louisiana Municipal Police Employees' Retirement System ("LAMPERS") v. Green Mountain Coffee Roasters, Inc., et al., Civ. No. 2:11-cv-00289, was filed in the United States District Court for the District of Vermont before the Honorable William K. Sessions, III. Plaintiffs' amended complaint alleged violations of the federal securities laws in connection with the Company's disclosures relating to its revenues and its inventory accounting practices. The amended complaint seeks compensatory damages, attorneys' fees, costs, and such other relief as the court should deem just and proper, on behalf of a class of all purchasers of the Company's common stock between February 2, 2011 and November 9, 2011. The initial complaint filed in the action on November 29, 2011, included counts for alleged violations of (1) Sections 11, 12(a)(2) and 15 of the Securities Act of 1933, as amended, (the "Securities Act") against the Company, certain of its officers and directors, and the Company's underwriters in connection with a May 2011 secondary common stock offering; and (2) Section 10(b) of the Exchange Act and Rule 10b-5 against the Company and the officer defendants, and for violation of Section 20(a) of the Exchange Act against the officer defendants. Pursuant to the Private Securities Litigation Reform Act of 1995 (the "PSLRA"), 15 U.S.C. § 78u-4(a)(3), plaintiffs had until January 30, 2012 to move the court to serve as lead plaintiff of the putative class. Competing applications were filed and the court appointed Louisiana Municipal Police Employees' Retirement System, Sjunde AP-Fonden, Board of Trustees of the City of Fort Lauderdale General Employees' Retirement System, Employees' Retirement System of the Government of the Virgin Islands, and Public Employees' Retirement System of Mississippi as lead plaintiffs on April 27, 2012. Pursuant to a schedule approved by the court, plaintiffs filed their amended complaint on October 22, 2012, and plaintiffs filed a corrected amended complaint on November 5, 2012. Plaintiffs' amended complaint did not allege any claims under the Securities Act against the Company, its officers and directors, or the Company's underwriters in connection with the May 2011 secondary common stock offering. Defendants moved to dismiss the amended complaint on March 1, 2013, and on December 20, 2013, the court issued an order dismissing the amended

Maple Parent Holdings Corp.

Notes to Consolidated Financial Statements (Continued)

19. Commitments and Contingencies (Continued)

complaint with prejudice. On January 21, 2014, plaintiffs filed a notice of appeal of the court's December 20, 2013 order in the United States Court of Appeals for the Second Circuit. Pursuant to a schedule entered by the appeals court, briefing on the appeal was completed on June 23, 2014. The Second Circuit heard oral argument on the appeal on December 1, 2014. On July 24, 2015, the Second Circuit issued an opinion vacating the district court's dismissal of the amended complaint and remanding the action to the district court. On September 29, 2015, defendants answered the complaint. On July 21, 2017, the court certified the class as requested. Fact and expert discovery are now completed. Summary judgment briefing concluded on December 15, 2017. No trial date has been set in the matter.

        The putative stockholder derivative action, a consolidated action captioned In re Green Mountain Coffee Roasters, Inc. Derivative Litigation, Civ. No. 2:10-cv-00233, premised on the same allegations asserted in the now dismissed Horowitz v. Green Mountain Coffee Roasters, Inc., Civ. No. 2:10-cv-00227 securities class action complaint, the LAMPERS action described above, and the now dismissed action captioned Fifield v. Green Mountain Coffee Roasters, Inc., Civ. No. 2:12-cv-00091, was filed in the United States District Court for the District of Vermont before the Honorable William K. Sessions, III. On November 29, 2010, the federal court entered an order consolidating two actions and appointing the firms of Robbins Umeda LLP and Shuman Law Firm as co-lead plaintiffs' counsel. On February 23, 2011, the federal court approved a stipulation filed by the parties providing for a temporary stay of that action until the court ruled on defendants' motions to dismiss the consolidated complaint in the Horowitz putative securities fraud class action. On March 7, 2012, the federal court approved a further joint stipulation continuing the temporary stay until the court either denied a motion to dismiss the Horowitz putative securities fraud class action or the Horowitz putative securities fraud class action was dismissed with prejudice. On April 27, 2012, the federal court entered an order consolidating the stockholder derivative action captioned Himmel v. Robert P. Stiller, et al., with two additional putative derivative actions, Musa Family Revocable Trust v. Robert P. Stiller, et al., Civ. No. 2:12-cv-00029, and Laborers Local 235 Benefit Funds v. Robert P. Stiller, et al., Civ. No. 2:12-cv-00042. On November 14, 2012, the federal court entered an order consolidating an additional stockholder derivative action, captioned Henry Cargo v. Robert P. Stiller, et al., Civ. No. 2:12-cv-00161, and granting plaintiffs leave to lift the stay for the limited purpose of filing a consolidated complaint. The consolidated complaint was asserted nominally on behalf of the Company against certain of its officers and directors. The consolidated complaint asserted claims for breach of fiduciary duty, waste of corporate assets, unjust enrichment, contribution, and indemnification and seeks compensatory damages, injunctive relief, restitution, disgorgement, attorney's fees, costs, and such other relief as the court should deem just and proper. On May 14, 2013, the court approved a joint stipulation filed by the parties providing for a temporary stay of the proceedings until the conclusion of the appeal in the Horowitz putative securities fraud class action. On August 1, 2013, after the plaintiffs in the Horowitz putative securities fraud class action dismissed their appeal with prejudice, the parties filed a further joint stipulation continuing the temporary stay until the court either denied a motion to dismiss the LAMPERS putative securities fraud class action or the LAMPERS putative securities fraud class action was dismissed with prejudice, which the court approved on August 2, 2013. On February 24, 2014, the court approved a further joint stipulation filed by the parties continuing the temporary stay until the appeals court ruled on the pending appeal in the LAMPERS putative securities fraud class action. The Second Circuit's July 24, 2015 decision on the LAMPERS appeal described above lifted the temporary stay. On December 7, 2016, the plaintiffs filed a stipulation voluntarily dismissing the consolidated action with prejudice.

Maple Parent Holdings Corp.

Notes to Consolidated Financial Statements (Continued)

19. Commitments and Contingencies (Continued)

        The Maple Company and the other defendants intend to continue to vigorously defend the LAMPERS matter. Additional lawsuits may be filed and, at this time, the Maple Company is unable to predict the outcome of the pending LAMPERS lawsuit, the possible loss or range of loss, if any, associated with the resolution of that lawsuit, or any potential effect that it may have on the Maple Company or its operations.

Antitrust Litigation

        On February 11, 2014, TreeHouse Foods, Inc., Bay Valley Foods, LLC, and Sturm Foods, Inc. filed suit against Green Mountain Coffee Roasters, Inc. and Keurig, Inc. in the U.S. District Court for the Southern District of New York (TreeHouse Foods, Inc. et al. v. Green Mountain Coffee Roasters, Inc. et al., No. 1:14-cv-00905-VSB). The TreeHouse complaint asserted claims under the federal antitrust laws and various state laws, contending that the Company has monopolized alleged markets for single serve coffee brewers and single serve coffee pods, including through its contracts with suppliers and distributors and in connection with the launch of the Keurig® 2.0. The TreeHouse complaint sought monetary damages, declaratory relief, injunctive relief, and attorneys' fees.

        On March 13, 2014, JBR, Inc. (d/b/a Rogers Family Company) filed suit against Keurig Green Mountain, Inc. in the U.S. District Court for the Eastern District of California (JBR, Inc. v. Keurig Green Mountain, Inc., No. 2:14-cv-00677-KJM-CKD). The claims asserted and relief sought in the JBR complaint were substantially similar to the claims asserted and relief sought in the TreeHouse complaint.

        Additionally, beginning on March 10, 2014, twenty-seven putative class actions asserting similar claims and seeking similar relief were filed on behalf of purported direct and indirect purchasers of the Company's products in various federal district courts. On June 3, 2014, the Judicial Panel on Multidistrict Litigation (the "JPML") granted a motion to transfer these various actions, including the TreeHouse and JBR actions, to a single judicial district for coordinated or consolidated pre-trial proceedings. An additional class action on behalf of indirect purchasers, originally filed in the Circuit Court of Faulkner County, Arkansas (Julie Rainwater et al. v. Keurig Green Mountain, Inc., No. 23CV-15-818), was similarly transferred on November 10, 2015. The actions are now pending before Judge Vernon S. Broderick in the Southern District of New York (In re: Keurig Green Mountain Single-Serve Coffee Antitrust Litigation, No. 1:14-md-02542-VSB) (the "Multidistrict Antitrust Litigation").

        On August 11, 2014, JBR filed a motion for a preliminary injunction, which the Company opposed. After a hearing, the district court in the Multidistrict Antitrust Litigation denied JBR's motion by order dated September 19, 2014. JBR appealed, and on October 26, 2015, the Court of Appeals affirmed the district court's denial of JBR's motion for a preliminary injunction.

        Consolidated putative class action complaints by direct purchaser and indirect purchaser plaintiffs were filed on July 24, 2014. The Company filed motions to dismiss these complaints and the complaints in the TreeHouse and JBR actions on October 6, 2014. On November 25, 2014, all plaintiffs filed amended complaints and on February 2, 2015 the Company again moved to dismiss. On November 29, 2017, the district court denied the Company's motions to dismiss the amended complaints in the TreeHouse, JBR, and direct purchaser actions. The district court, by the same order, partially granted the Company's motion to dismiss the amended complaint in the indirect purchaser action and dismissed five claims seeking injunctive relief. The district court has not yet issued a decision on the remaining

Maple Parent Holdings Corp.

Notes to Consolidated Financial Statements (Continued)

19. Commitments and Contingencies (Continued)

claims asserted in the indirect purchaser action. Discovery in the Multidistrict Antitrust Litigation has commenced.

        On September 30, 2014, a statement of claim was filed against the Company and Keurig Canada Inc. in Ontario, Canada by Club Coffee L.P. ("Club Coffee"), a Canadian manufacturer of single serve beverage pods, claiming damages of CDN $600 million and asserting a breach of competition law and false and misleading statements by the Company. Following the filing by the Company and Keurig Canada of a notice of motion for a motion to strike the claims made by Club Coffee for failure to state a reasonable cause of action, on August 31, 2015 Club Coffee filed a second amended statement of claim against the Company and Keurig Canada Inc. claiming the same amount of damages as in the original statement of claim.

        The Maple Company intends to vigorously defend all of the pending lawsuits. At this time, the Company is unable to predict the outcome of these lawsuits, the potential loss or range of loss, if any, associated with the resolution of these lawsuits or any potential effect they may have on the Company or its operations.

Employment Class Action

        A putative employment class action, captioned Alvaro Sanchez v. Keurig Green Mountain, Inc. and Does 1 - 100, was filed against Keurig in the Superior Court of California County of Monterey on July 14, 2015. The complaint alleges that the Company failed to pay proper wages and provide certain breaks to non-exempt temporary employees assigned by a temporary staffing agency to the Company's processing plant located in Castroville, California during the class period (which is defined as the period of time beginning four years before the commencement of the action through the date on which judgment on the action becomes final). The complaint seeks alleged damages, attorneys' fees, penalties, and injunctive and equitable relief on behalf of the putative class. The Maple Company filed its Answer denying all substantive allegations and removed the lawsuit to the United States District Court for the Northern District of California. Although the Maple Company strongly denies the allegations, it participated in a mediation in July 2017 and reached a settlement to resolve all claims on a classwide basis (subject to court approval) for approximately $92,000, inclusive of attorneys' fees. On April 6, 2018, the Court preliminarily approved the settlement on a class-wide basis. Barring any unforeseen circumstances (such as objections to the settlement), it is expected that the Court will issue its final approval in approximately July 2018.

Product Liability

        In November 2014, Keurig informed the U.S. Consumer Safety Commission (the "CPSC") and Health Canada that it identified a potential issue involving certain Keurig® MINI Plus (non-reservoir) brewers (K10 and B31 models), where on very rare occasions, hot liquid could escape the brewer. On December 23, 2014 Keurig issued a recall for its Keurig® MINI Plus brewers. On April 17, 2015 the CPSC notified Keurig that it had commenced a routine investigation of the recall and on September 9, 2016 the CPSC indicated to Keurig that they had concluded their investigation. The Division of Compliance for the CPSC concluded that Keurig failed to timely report the defect and would recommend to the CPSC that a "substantial civil penalty" be imposed on Keurig. The parties agreed on a $5.8 million fine and entered into a settlement agreement.

Maple Parent Holdings Corp.

Notes to Consolidated Financial Statements (Continued)

20. Related Party

        Keurig acquired a 30% investment in Bedford Systems, LLC in March 2017; the remaining 70% is owned by ABI. There were no material transactions between the Maple Company and ABI in fiscal year 2017, except as described in Note 8, Equity investments. The Maple Company charged approximately $0.2 million for providing transition services to Bedford Systems LLC as of September 30, 2017. In addition, the Maple Company shares several board members with ABI.

        Maple Subsidiary received $11.8 million and $60 million of cash from employees for new purchases of stock in the successor periods ending September 30, 2017 and September 24, 2016, respectively.

        Please refer to Note 10 Long-Term Debt, for a description of the Maple BV and Mondelez loans.

        Additionally, as a result of Keurig's purchase by JAB, Keurig has certain common ownership with Peet's Coffee, Caribou Coffee, and Krispy Kreme.

Peet's Coffee

        Keurig manufactures portion packs containing a selection of coffee and tea varieties under Peet's brands for sale in the United States and Canada. As part of this agreement Peet's issues purchase orders to the Company for portion packs to be supplied to Peet's and sold in select channels. In turn Keurig places purchase orders for Peet's raw materials to manufacture portion packs for sale by Keurig in select channels. The Company had sales of $45.3 million and $20.5 million for the successor periods ending September 30, 2017 and September 24, 2016, respectively, and $10.4 million for the predecessor period, with receivable balances of $1.3 million as of September 30, 2017 and $17.9 million as of September 24, 2016. The Maple Company also pays a royalty to Peet's for the use of its trademark in the Keurig system and accrued royalty payments of $0.2 million and $0.1 million as of September 30, 2017 and September 24, 2016, respectively. Additionally, the Maple Company accrued $1.4 million and $0.6 million for marketing related amounts due to Peet's under the terms of its agreement as of September 30, 2017 and September 24, 2016 respectively.

Caribou Coffee

        Keurig licenses the Caribou trademark for use in the Keurig system in the Maple Company owned channels. The Company recorded royalty expense of $8.6 million and $3.9 million in the successor periods ending September 30, 2017 and September 24, 2016, respectively. Subsequent to the acquisition by JAB, Keurig also made purchases of raw materials of $13.6 million and $9.5 million, as of September 30, 2017 and September 24, 2016, respectively. The Maple Company accrued royalty payments of $1.4 million and $0.8 million, as of September 30, 2017 and September 24, 2016, respectively. Additionally, the Maple Company had amounts due to Caribou of $1.4 million and $1.4 million as of September 30, 2017 and September 24, 2016, respectively, for the purchase of coffee, tea and other hot beverage products which Keurig packages into Caribou branded portion packs for resale.

Krispy Kreme

        Keurig licenses Krispy Kreme trademarks for use in the Keurig system in the Keurig owned channels. The Maple Company recorded royalty expense of approximately $1 million and $0.5 million for the successor periods ending September 30, 2017 and September 24, 2016, respectively. The Maple Company did not make any purchases of raw materials throughout fiscal year 2017 and made

Maple Parent Holdings Corp.

Notes to Consolidated Financial Statements (Continued)

20. Related Party (Continued)

$0.3 million in purchases of raw materials in the successor period ending September 24, 2016. As of September 30, 2017 and September 24, 2016 the Maple Company has accrued royalty payments of $0.3 million and $0.2 million, respectively.

21. Subsequent Events

        The Company evaluated subsequent events through March 7, 2018, the date on which the September 30, 2017 Consolidated financial statements were issued. For the period October 1, 2017 to March 31, 2018, the Company evaluated subsequent events through May 11, 2018, the date on which the interim financial statements were issued.

Announcement of Pending Merger with DPSG

        On January 29, 2018, Maple entered into an Agreement and plan of merger (the "Merger Agreement") by and among Maple, Dr Pepper Snapple Group, Inc. ("DPSG") and Salt Merger Sub Inc. ("Merger Sub"), whereby Merger Sub will be merged with and into Maple, with Maple surviving the merger as a wholly-owned subsidiary of DPSG (the "Transaction"). For financial reporting and accounting purposes, Maple will be the acquirer of DPSG upon completion of the Transaction.

        In consideration for the transaction, each share of common stock of Maple issued and outstanding immediately prior to the closing of the transaction (the "Effective Time") shall be converted into the right to receive a number of fully paid and nonassessable shares of common stock of DPSG determined pursuant to an exchange ratio set forth in the Merger Agreement (the "Acquisition Shares").

        The Merger Agreement indicates that Maple will provide a cash purchase consideration of approximately $18 billion.

        As a result of the transactions, the stockholders of Maple as of immediately prior to the Effective Time will own approximately 87% of DPSG's common stock, on a fully diluted basis, following the closing and the stockholders of DPSG as of immediately prior to the Effective Time will own approximately 13% of DPSG's common stock, on a fully diluted basis.

        The completion of the transactions requires the approval of the holders of DPSG's common stock of (i) an amendment to the DPSG' certificate of incorporation to increase the number of authorized shares of common stock and to change DPSG's name to "Keurig Dr Pepper Inc." and (ii) the issuance of the Acquisition Shares pursuant to the Merger Agreement (collectively, the "Stockholder Approvals").

        In addition to the Stockholder Approvals, the completion of the Transactions will depend upon a number of conditions being satisfied or waived, including, among others, obtaining all required regulatory approvals, authorization of the listing on the New York Stock Exchange of the Acquisition Shares, the absence of any injunction prohibiting the consummation of the Transaction and absence of any legal requirements enacted by any court or other governmental entity since the date of the Merger Agreement that remain in effect prohibiting consummation of the Transaction. The obligation of each party to consummate the Transaction is also conditioned on the other party's representations and warranties being true and correct (subject to certain materiality exceptions) and the other party having performed in all material respects its obligations under the Merger Agreement.

Maple Parent Holdings Corp.

Notes to Consolidated Financial Statements (Continued)

21. Subsequent Events (Continued)

        The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Stockholder Approvals or the effectiveness of Maple's stockholder consent or Merger Sub stockholder consent, by the mutual written consent of the parties, by either Maple or DPSG if the closing of the Transactions does not occur by October 29, 2018 or stockholder approvals are not obtained or a final and nonappealable government order prohibiting the closing of the Transaction is in place, or by Maple or DPSG in connection with certain breaches of the Merger Agreement by DPSG or Maple, respectively.

        If the Merger Agreement is terminated by DPSG pursuant to DPSG accepting a superior proposal and entering into an alternative acquisition agreement, by Maple if the DPSG Board of Directors changes its recommendation to stockholders to approve the Stockholder Approvals or fails to reaffirm such recommendation following receipt or public announcement of a competing acquisition proposal within five business days after Maple's request to do so, or by either DPSG or Maple because the closing does not occur by October 29, 2018 and there is an acquisition proposal outstanding at the time of such termination and within twelve months of termination of the Merger Agreement DPSG consummates or enters into an agreement with respect to an acquisition proposal, DPSG shall pay to Maple a termination fee in the amount of $700 million. If the Merger Agreement is terminated by DPSG because Maple is unable to obtain required financing on the terms required by the Merger Agreement, Maple shall pay to DPSG a reverse termination fee in the amount of $700 million.

        Maple has agreements with its financial advisors in relation to the pending Transactions with DPSG. Maple agreed to pay fees of approximately $87 million subject to consummation of the Transactions.

        On February 28, 2018, Maple entered (1) a Term Loan Agreement among Maple, the lenders party thereto (the "Term Lenders"), the other financial institutions party thereto and JP Morgan Chase Bank, N/A., as administrative agent, pursuant to which the Term Lenders have committed to provide $2.7 billion of a senior unsecured term loan facility (the "Term Loan Facility") for the purpose of funding (i) the merger and (ii) fees and expenses related to the merger and (2) a Credit Agreement among Maple, the lenders party thereto (the "Revolving Lenders"), the other financial institutions party thereto and JP Morgan Chase Bank, N/A., as administrative agent, pursuant to which the Revolving Lenders have committed to provide the $2.4 billion of revolving commitments (the "Revolving Credit Facilities"), for the purpose of funding (i) the merger, (ii) fees and expenses related to the merger, (iii) repayment of DPSG's and Maple's existing credit facilities and (iv) general corporate needs.

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UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

        The unaudited pro forma combined financial information is presented to illustrate the estimated effects of the pending merger between Maple and DPSG and the other Merger Transactions, as further described below, based on the historical financial position and results of operations of Maple and DPSG. It is presented as follows:

  •
  The unaudited pro forma combined balance sheet as of March 31, 2018 was prepared based on (i) the historical unaudited consolidated balance sheet of DPSG as of March 31, 2018 and (ii) the historical unaudited consolidated balance sheet of Maple as of March 31, 2018.

  •
  The unaudited pro forma combined statement of income for the twelve months ended December 31, 2017 was prepared based on (i) the historical audited consolidated statement of income of DPSG for the fiscal year ended December 31, 2017 and (ii) the historical audited consolidated statement of income of Maple for the fiscal year ended September 30, 2017, and the historical unaudited consolidated statements of income of Maple for the thirteen weeks ended December 30, 2017 and December 24, 2016. For purposes of preparing the statement of income of Maple for the trailing twelve months ended December 30, 2017 used in the unaudited pro forma combined statement of income, Maple's results for the fiscal year ended September 30, 2017 were combined with its results for the thirteen weeks ended December 30, 2017 and its results for the thirteen weeks ended December 24, 2016 were subtracted.

  •
  The unaudited pro forma combined statement of income for the three months ended March 31, 2018 was prepared based on (i) the historical unaudited consolidated statement of income of DPSG for the fiscal quarter ended March 31, 2018 and (ii) the historical unaudited consolidated statement of income of Maple for the thirteen weeks ended March 31, 2018.

        DPSG operates on a fiscal year that ends on December 31 of each year. Maple operates on a 52- or 53-week fiscal year that ends on the last Saturday in September. Maple's twelve months ended December 30, 2017 was a 53-week period. Subsequent to the merger, the combined company is expected to adopt a fiscal year that ends on December 31 of each year.

        The merger will be accounted for as a reverse acquisition using the acquisition method of accounting in accordance with ASC 805. Maple will be the acquirer solely for financial accounting purposes. The unaudited pro forma combined financial information set forth below primarily gives effect to the following (the "Merger Transactions"):

  •
  adjustments to conform the accounting policies of DPSG to those of Maple;

  •
  the consummation of the merger;

  •
  the application of the acquisition method of accounting in connection with the merger, which includes the estimated special cash dividend to the holders of record of the outstanding shares of DPSG common stock as of a record date immediately prior to the effective time of the merger;

  •
  the financing of the Bridge Facility, the Term Loan Facility and the Revolving Credit Facilities in connection with the merger.

  •
  the funding of the Equity Commitment and the issuance of new equity in connection with the merger; and

  •
  transaction costs in connection with the merger and related financing.

        In addition, with respect to the unaudited pro forma combined statements of income, the unaudited pro forma adjustments are expected to have a continuing impact on the combined company's results of operations. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma financial information. The unaudited pro forma combined balance sheet data gives effect to the Merger Transactions as if they had occurred on March 31, 2018. The unaudited pro forma combined statement of income data for the twelve months ended December 31, 2017 and three months ended March 31, 2018 give effect to the Merger Transactions as if they had occurred on January 1, 2017.

        The unaudited pro forma combined financial information has been presented for informational purposes only and is not necessarily indicative of what the combined company's financial position or results of operations actually would have been had the Merger Transactions been completed as of the dates indicated. In addition, the unaudited pro forma combined financial information does not purport to project the future financial position or operating results of the combined company. The historical consolidated financial information has been adjusted in the accompanying unaudited pro forma combined financial information to give effect to unaudited pro forma events that are directly attributable to the Merger Transactions, factually supportable and, with respect to the unaudited pro forma combined statements of income, expected to have a continuing impact on the results of operations of the combined company. The accompanying unaudited pro forma combined statements of income do not include any pro forma adjustments to reflect certain expected financial benefits of the merger, such as tax savings, cost synergies or revenue synergies, or the anticipated costs to achieve those benefits, including the cost of integration activities, or restructuring actions which may be achievable or the impact of any non-recurring activity and one-time transaction related costs.

        The unaudited pro forma combined financial information has been prepared using the acquisition method of accounting under existing GAAP standards, which are subject to change. Maple will be deemed the acquirer in the merger for accounting purposes and DPSG will be treated as the acquiree, based on a number of factors considered at the time of preparation of this registration statement. The acquisition accounting is dependent upon certain valuations and other studies that have yet to progress to a stage where there is sufficient information for a definitive measurement. The combined company will complete the valuations and other studies upon completion of the Merger Transactions and will finalize the purchase price allocation as soon as practicable within the measurement period, but in no event later than one year following the closing date of the merger. The assets and liabilities of DPSG and other pro forma adjustments have been measured based on various preliminary estimates using assumptions that DPSG and Maple believe are reasonable, based on information that is currently available. Accordingly, the pro forma adjustments are preliminary. Differences between these preliminary estimates and the final acquisition accounting will occur and could be significant, and these differences could have a material impact on the accompanying unaudited pro forma combined financial information and the combined company's future results of operation and financial position.

        The unaudited pro forma combined financial information has been compiled in a manner consistent with the accounting policies adopted by Maple. Upon completion of the merger, the combined company will perform a detailed review of DPSG's accounting policies. As a result of that review, the combined company may identify additional differences between the accounting policies of the two companies that, when conformed, could have a material impact on the consolidated financial statements of the combined company. Additionally, certain financial information of DPSG as presented in its historical consolidated financial statements has been reclassified to conform to the historical presentation in Maple's consolidated financial statements for purposes of preparation of the unaudited pro forma combined financial information. Transactions between Maple and DPSG during the periods presented in the unaudited pro forma combined financial information were not significant.

        This unaudited pro forma combined financial information was derived from the following historical consolidated financial statements of Maple and DPSG:

  •
  Separate historical financial statements of Maple as of and for the fiscal year ended September 30, 2017, and as of and for the thirteen weeks ended March 31, 2018, December 30, 2017 and December 24, 2016;

  •
  Separate historical financial statements of DPSG as of and for the fiscal year ended December 31, 2017, and as of and for the three months ended March 31, 2018 and the related notes in DPSG's 2017 Form 10-K and first quarter 2018 Form 10-Q and incorporated by reference into this registration statement.

        This unaudited pro forma combined financial information should be read in conjunction with the accompanying notes, as well as the following historical consolidated financial statements of Maple and DPSG, and the related notes of DPSG.

Pro Forma Combined Balance Sheets

As of March 31, 2018

	Historical As of March 31, 2018
(in millions, except share and per share data)	Dr Pepper Snapple Group, Inc.	Maple Parent Holdings Corp.	Reclassifications			Pro Forma Merger Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$13	$122	$			$(135)	5(b)	$—
Restricted cash and restricted cash equivalents	16	—		—		—		16
Accounts receivable:								—
Trade, net	700	370		—		—		1,070
Other	49	—		(49)	4(a)	—		—
Inventories	243	389		(25)	4(b)	34	5(c)	641
Income taxes receivable	—	48		—		—		48
					4(a)
Prepaid expenses and other current assets	225	62		74	4(b)	—		361

Total current assets	1,246	991		—		(101)		2,136
Property, plant and equipment, net	1,198	770		—		—		1,968
Investments in unconsolidated subsidiaries	36	93		—		53	5(d)	182
Goodwill	3,564	9,788		—		6,452	5(e)	19,804
Other intangible assets, net	3,784	3,808		—		16,306	5(f)	23,898
Other non-current assets	286	142		—		—		428
Deferred tax assets	65	28		—		—		93

Total assets	$10,179	$15,620		$—		$22,710		$48,509

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$377	$1,628		$—		$—		$2,005
Accrued Expenses	—	179		631	4(c)	195	5(h)	1,005
Deferred revenue	64	3		—		(64)	5(g)	3
Short-term borrowings and current portion of long-term obligations	383	219		(14)	4(d)	—		588
Current portion of capital lease and financing obligations	—	6		14	4(d)	—		20
Income taxes payable	39	2		—		—		41
Other current liabilities	761	5		(631)	4(c)	—		135

Total current liabilities	1,624	2,042		—		131		3,797
Long-term obligations	4,135	2,869		(172)	4(e)	9,627	5(i)	16,459
Long-term obligations—related party	—	1,815		—		(1,815)	5(j)	—
Capital lease and financing obligations, less current	—	96		172	4(e)	—		268
Deferred tax liabilities	623	1,017		—		4,660	5(k)	6,300
Non-current deferred revenue	1,038	—		—		(1,038)	5(g)	—
Other non-current liabilities	273	55		—		—		328

Total liabilities	7,693	7,894		—		11,565		27,152
Commitments and contingencies
Non-controlling Interest	—	288		—		(288)	5(l)	—
Stockholders' equity:
Preferred stock	—	—		—		—		—
Common stock	2	—		—		12	5(l)	14
Additional paid-in capital	—	6,385		—		14,050	5(l)	20,435
Retained earnings	2,667	978		—		(2,812)	5(l)	833
Accumulated other comprehensive income (loss)	(183)	75		—		183	5(l)	75

Total stockholders' equity	2,486	7,438		—		11,433		21,357

Total liabilities and stockholders' equity	$10,179	$15,620		$—		$22,710		$48,509

See the accompanying notes to the unaudited pro forma combined financial information.

Pro Forma Combined Statement of Income

Twelve months ended December 31, 2017

	Historical
	For the twelve months ended
	December 31, 2017	December 30, 2017 (unaudited)
(in millions, except share and per share data)	Dr Pepper Snapple Group, Inc.	Maple Parent Holdings Corp.	Reclassification		Pro Forma Merger Adjustments		Pro Forma Combined
Net sales	$6,690	$4,226	$—		$(64)	6(a)	$10,852
Cost of sales	2,695	2,224	—		—		4,919

Gross profit	3,995	2,002	—		(64)		5,933
Selling, general and administrative expenses	2,556	845	(763)	4(f)4(g) 4(h)4(i)	—		2,638
Transportation and warehousing expenses	—	240	843	4(f)	—		1,083
Transaction costs	—	—	19	4(g)	—		19
Depreciation and amortization	102	—	(102)	4(i)	—		—
Other operating income, net	(51)	—	—		—		(51)
Restructuring expenses	—	51	3	4(h)	—		54

Income from operations	1,388	866	—		(64)		2,190
Interest expense	164	155	1	4(j)	372	6(b)	692
Interest expense—Related Party	—	100	—		(100)	6(c)	—
Interest income	(3)	—	3	4(k)			—
Loss on early extinguishment of debt	62	59	—		—		121
Gain on financial instruments, net	—	(2)	(1)	4(j)	—		(3)
Loss on foreign currency, net	—	27	—		—		27
Other loss (income), net	(8)	5	(3)	4(k)	—		(6)

Income before provision (benefit) for income taxes and equity in loss of unconsolidated subsidiaries	1,173	522	—		(336)		1,359
Provision (benefit) for income taxes	95	(335)	—		(130)	6(d)	(370)

Income before equity in loss of unconsolidated subsidiaries	1,078	857	—		(206)		1,729
Equity in loss of unconsolidated subsidiaries, net of tax	(2)	—	—		—		(2)

Net income	1,076	857	—		(206)		1,727

Net income attributable to employee redeemable non-controlling interest and mezzanine equity awards	—	(10)	—		10	6(e)	—

Net Income Attributable to the combined company	$1,076	$847	$—		$(196)		$1,727

Earnings per common share:
Basic	$5.91						$1.24
Diluted	5.89						1.23
Weighted average common shares outstanding:
Basic	182.0				1,209.3		1,391.3
Diluted	182.8				1,224.4		1,407.2

See the accompanying notes to the unaudited pro forma condensed combined financial information.

Pro Forma Combined Statement of Income

Three months ended March 31, 2018

	Historical
	For the three months ended
	March 31, 2018 (unaudited)
(in millions, except share and per share data)	Dr Pepper Snapple Group, Inc.	Maple Parent Holdings Corp.	Reclassification		Pro Forma Merger Adjustments		Pro Forma Combined
Net sales	$1,594	$948	$—		$(16)	6(a)	$2,526
Cost of sales	681	476	—		—		1,157

Gross profit	913	472	—		(16)		1,369
Selling, general and administrative expenses	626	190	(199)	4(f)4(g)4(i)	—		617
Transportation and warehousing expenses	—	56	214	4(f)	—		270
Transaction costs	—	36	12	4(g)	—		48
Depreciation and amortization	27	—	(27)	4(i)	—		—
Other operating (income) expense, net	1	—	—		—		1
Restructuring expenses	—	6	—		—		6

Income from operations	259	184	—		(16)		427
Interest expense	41	25	—		94	6(b)	160
Interest expense—Related Party	—	25	—		(25)	6(c)	—
Interest income	(1)	—	1	4(k)	—		—
Loss on early extinguishment of debt	—	1	—		—		1
Gain on financial instruments, net	—	(28)	—		—		(28)
Loss on foreign currency, net	—	13	—		—		13
Other loss (income), net	—	8	(1)	4(k)	—		7

Income before provision (benefit) for income taxes and equity in loss of unconsolidated subsidiaries	219	140	—		(85)		274
Provision (benefit) for income taxes	54	51	—		(23)	6(d)	82

Income before equity in loss of unconsolidated subsidiaries	165	89	—		(62)		192
Equity in loss of unconsolidated subsidiaries, net of tax	(6)	—	—		—		(6)

Net income	159	89	—		(62)		186

Net income attributable to employee redeemable non-controlling interest and mezzanine equity awards	—	(1)	—		1	6(e)	—

Net Income Attributable to the combined company	$159	$88	$—		$(61)		$186

Earnings per common share:
Basic	$0.88						$0.13
Diluted	0.88						0.13
Weighted average common shares outstanding:
Basic	179.9				1,209.0		1,388.9
Diluted	180.8				1,224.0		1,404.8

See the accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

1. Description of the Merger Transactions

        On January 29, 2018, DPSG entered into the merger agreement by and among DPSG, Maple and Merger Sub. Pursuant to the terms of the merger agreement, Merger Sub will be merged with and into Maple, with Maple surviving the merger as a wholly owned subsidiary of DPSG. For financial reporting and accounting purposes, Maple will be the acquirer of DPSG upon completion of the merger.

        Maple is the indirect parent of Keurig, a leading producer of specialty coffee and innovative single-serve brewing systems. The combined businesses will create Keurig Dr Pepper Inc., a new beverage company of scale with a portfolio of iconic consumer brands and expanded distribution capability to reach virtually every point of sale in North America.

        In consideration for the merger, each share of Maple common stock issued and outstanding immediately prior to the effective time shall be converted into the right to receive a number of fully paid and nonassessable shares of DPSG common stock pursuant to an exchange ratio set forth in the merger agreement, which is the product of (i) 6.6923 and (ii) the quotient obtained by dividing the number of fully diluted DPSG shares by the number of fully diluted Maple shares, each calculated in accordance with the merger agreement as of the close of business on the business day immediately preceding the closing date and after giving effect to the Maple Parent Restructuring, subject to any withholding of taxes required by law. See Note 5 for the exchange ratio used in the pro forma financial information.

        The merger agreement provides that DPSG will declare a special cash dividend equal to $103.75 per share, subject to any withholding of taxes required by law, payable to holders of its common stock as of the record date for the special cash dividend.

        As a result of the merger, the holders of equity interests of Maple as of immediately prior to the effective time will collectively own approximately 87% of the outstanding shares of the common stock of the combined company, on a fully diluted basis, and the holders of DPSG common stock as of immediately prior to the effective time will own approximately 13% of the outstanding shares of the common stock of the combined company, on a fully diluted basis.

        Maple expects to finance the special cash dividend payable to DPSG stockholders, as well as other fees and expenses related to the merger and the other Merger Transactions, primarily through debt financing, the issuance of equity to the Sponsor and cash on hand. As such, Maple has already secured an Equity Commitment from the Sponsor and commitments for the Bridge Facility and for a new Term Loan Facility and new Revolving Credit Facilities, each as described further elsewhere in this registration statement in the section entitled "Description of the Merger—Financing Matters," and is offering the Notes described in this registration statement.

2. Basis of Presentation

        The unaudited pro forma combined financial information is prepared in accordance with Article 11 of SEC Regulation S-X. The historical consolidated financial information has been adjusted in the accompanying unaudited pro forma combined financial information to give effect to unaudited pro forma events that are:

  •
  directly attributable to the merger;

  •
  factually supportable; and

  •
  with respect to the unaudited pro forma combined statements of income, expected to have a continuing impact on the results of operations of the combined company.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION (Continued)

2. Basis of Presentation (Continued)

        The merger will be treated as a business combination for accounting purposes, with Maple as the deemed accounting acquirer and DPSG as the deemed acquiree. Therefore, the historical basis of Maple's assets and liabilities will not be affected by the merger. In identifying Maple as the acquiring entity, the companies took into account the structure of the merger, relative outstanding share ownership and the composition of the combined company's board of directors.

        The unaudited pro forma combined financial information was prepared using the acquisition method of accounting in accordance with ASC 805, which requires, among other things, that assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date.

        The acquisition method of accounting uses the fair value concepts defined in ASC 820, "Fair Value Measurement" ("ASC 820"). Fair value is defined in ASC 820 as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Market participants are assumed to be buyers or sellers in the most advantageous market for the asset or liability. Fair value measurement for an asset assumes the highest and best use by these market participants.

        Fair value measurements can be highly subjective and it is possible the application of reasonable judgment could develop different assumptions resulting in a range of alternative estimates using the same facts and circumstances.

        Fair value estimates were determined based on preliminary discussions between Maple and DPSG management, due diligence efforts and information available in public filings. The allocation of the aggregate merger consideration used in the preliminary unaudited pro forma combined financial information is based on preliminary estimates. The estimates and assumptions are subject to change as of the effective time of the merger. The final determination of the allocation of the aggregate merger consideration will be based on the actual tangible and intangible assets and the liabilities of DPSG at the effective time of the merger. Refer to Note 6 for additional information.

        For pro forma purposes, the valuation of consideration transferred is based on, amongst other things, the number of DPSG common stock outstanding as of March 31, 2018. Refer to Note 5 for additional information. This is used for pro forma purposes only. The consideration transferred will ultimately be based on the number of DPSG common stock outstanding as of immediately prior to the effective time, which could materially change.

        DPSG operates on a fiscal year that ends on December 31 of each year. Maple operates on a 52- or 53-week fiscal year that ends on the last Saturday in September. Subsequent to the merger, the combined company will adopt a fiscal year ending on December 31.

        The selected unaudited pro forma combined balance sheet data gives effect to the Merger Transactions as if it had occurred on March 31, 2018. The selected unaudited pro forma combined statements of income data for the twelve months ended December 31, 2017 and for the three months ended March 31, 2018, gives effect to the Merger Transactions as if it had occurred on January 1, 2017.

        The unaudited pro forma combined financial information is presented solely for informational purposes and is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company. The unaudited pro forma combined financial information has not been adjusted to give effect to certain expected financial benefits of the merger, such as tax savings,

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION (Continued)

2. Basis of Presentation (Continued)

cost synergies or revenue synergies, or the anticipated costs to achieve these benefits, including the cost of integration activities. The unaudited pro forma combined financial information does not reflect possible adjustments related to restructuring or integration activities that have yet to be determined or transaction or other costs following the combination that are not expected to have a continuing impact on the business of the combined company. Further, one-time transaction-related expenses anticipated to be incurred prior to, or concurrent with, the closing of the merger are not included in the unaudited pro forma combined statements of income. However, the impact of such transaction expenses is reflected in the unaudited pro forma combined balance sheet as a decrease to retained earnings and as an increase to accrued expenses.

3. Accounting Policies

        The unaudited pro forma combined financial information has been compiled in a manner consistent with the accounting policies of Maple. Following the merger, the combined company will conduct a review of accounting policies of DPSG in an effort to determine if differences in accounting policies require further reclassification of results of operations or reclassification of assets or liabilities to conform to Maple's accounting policies and classifications. As a result of that review, the combined company may identify differences among the accounting policies of the companies that, when conformed, could have a material impact on the unaudited pro forma combined financial information.

4. DPSG Reclassifications

        Certain financial information of DPSG has been reclassified to conform to the historical presentation in Maple's consolidated financial statements as set forth below.

        Reclassification of the unaudited pro forma combined balance sheet and income statement as of March 31, 2018:

A.    Other Receivables / Prepaid Expenses and Other Current Assets

        Current assets of $49 million were reclassified from "Other receivables" to "Prepaid expenses and other current assets", as other receivables are included in prepaid expenses and other current assets in Maple's balance sheet presentation.

B.    Inventories / Prepaid Expenses and Other Current Assets

        Spare parts inventories of $25 million were reclassified from "Inventories" to "Prepaid expenses and other current assets" to conform to Maple's balance sheet presentation.

C.    Other Current Liabilities / Accrued Expenses

        Current liabilities of $631 million were reclassified from "Other current liabilities" to "Accrued expenses" for certain operating expenses, which excludes dividends payable, derivative instruments and liabilities associated with the Bai Brands merger, to conform to Maple's balance sheet presentation.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION (Continued)

4. DPSG Reclassifications (Continued)

D.    Short-Term Borrowings and Current Portion of Long-Term Obligations / Current Portion of Capital Lease Financing

        Current liabilities of $14 million related to capital leases were reclassified from "Short-term borrowings and current portion of long-term obligations" to the "Current portion of capital lease financing" to conform to Maple's balance sheet presentation.

E.    Long-Term Obligations / Capital Lease and Financing Obligations, Less Current

        Long-term obligations of $172 million related to capital leases were reclassified from "Long-term obligations" to "Capital lease and financing obligations, less current" to conform to Maple's balance sheet presentation.

        Reclassification of the unaudited pro forma combined statements of income for the twelve months ended December 31, 2017 and for the three months ended March 31, 2018:

F.     Selling, General and Administrative Expenses / Transportation and Warehousing Expenses

        Transportation and warehousing expenses of $843 million and $214 million for the twelve months ended December 31, 2017 and for the three months ended March 31, 2018, respectively, were reclassified from "Selling, general and administrative expenses" to "Transportation and warehousing expenses" to conform to Maple's statement of income presentation.

G.    Selling, General and Administrative Expenses / Transaction Costs

        Transaction costs of $19 million and $12 million for the twelve months ended December 31, 2017 and for the three months ended March 31, 2018, respectively, were reclassified from "Selling, general and administrative expenses" to "Transaction costs" to conform to Maple's statement of income presentation.

H.    Selling, General and Administrative Expenses / Restructuring Expenses

        Restructuring expenses of $3 million for the twelve months ended December 31, 2017 were reclassified from "Selling, general and administrative expenses" to "Restructuring expenses" to conform to Maple's statement of income presentation. DPSG did not incur restructuring expenses for the three months ended March 31, 2018.

I.      Depreciation and Amortization / Selling, General and Administrative Expenses

        Depreciation and amortization expenses of $102 million and $27 million for the twelve months ended December 31, 2017 and for the three months ended March 31, 2018, respectively, were reclassified from "Depreciation and amortization" to "Selling, general and administrative expenses" to conform to Maple's statement of income presentation.

J.     Interest Expense / Gain on Financial Instruments, Net

        Gains of $1 million for the twelve months ended December 31, 2017 associated with economic interest rate hedges were reclassified from "Interest expense" to "Gain on financial instruments, net" to conform to Maple's statement of income presentation. DPSG did not incur gains or losses on economic interest rate hedges for the three months ended March 31, 2018.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION (Continued)

4. DPSG Reclassifications (Continued)

K.    Interest Income / Other Loss (Income), Net

        Interest income of $3 million and $1 million for the twelve months ended December 31, 2017 and for the three months ended March 31, 2018, respectively, was reclassified from "Interest income" to "Other loss (income), net" to conform to Maple's statement of income presentation.

5. Unaudited Pro Forma Combined Balance Sheet Adjustments

        The following provides explanations of the various adjustments to the unaudited pro forma combined balance sheet.

        Pursuant to the Equity Commitment, Maple will issue new shares of its common stock to the Sponsor to finance the transaction for aggregate gross proceeds totaling $9,000 million, which will be used to fund, in part the special cash dividend. As further described in Note 1, each share of Maple common stock issued and outstanding immediately prior to the effective time of the merger will be converted into a number of newly issued shares of Keurig Dr Pepper common stock pursuant to the exchange ratio described in Note 1. Below is a preliminary estimate of the purchase consideration to DPSG stockholders and the allocation of the purchase price to acquired identifiable assets and assumed liabilities.

(in millions)	Amounts as of the Transaction Date
Purchase consideration
Preliminary estimate of fair value of DPSG common shares outstanding	$21,619
Preliminary estimate of fair value of stock-based awards to vest at close	294

Fair value of total estimated consideration transferred	$21,913

Historical book value of net assets acquired
Book value of net assets acquired at March 31, 2018	$2,486
Adjustments to reflect preliminary fair value of assets acquired and liabilities assumed:
Inventories	34
Investment in unconsolidated subsidiaries	53
Other intangible assets	16,306
Deferred revenue	64
Long-term debt	140
Deferred tax liabilities	(4,660)
Non-current deferred revenue	1,038
Goodwill	6,452

Estimate of consideration expected to be transferred	$21,913

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION (Continued)

5. Unaudited Pro Forma Combined Balance Sheet Adjustments (Continued)

A.    Preliminary Estimate of Fair Value of Common Shares

        The total estimated merger consideration is calculated as follows:

(in millions, except share and per share data)
Number of DPSG ordinary shares outstanding as of March 31, 2018	180,218,713
Outstanding share-based awards as of March 31, 2018 expected to vest at close	2,449,097

Total shares of DPSG common stock outstanding as of closing of the merger	182,667,810
DPSG share price as of April 27, 2018	$119.96

Preliminary Estimate of fair value of common shares	$21,913

        DPSG's share price was used because, as a privately held company, Maple does not have a readily observable market price at the time of this registration statement. When evaluating the trading value of DPSG common stock as an estimate of the fair value of equity consideration exchanged, management determined that the trading value of DPSG common stock includes the value of the special cash dividend. Subsequent to the announcement of the merger, the DPSG stock increased to a price reflective of the special cash dividend and the dilution to equity value of existing shares that will result from the issuance of additional shares upon consummation of the merger. Since the special cash dividend has not yet been declared and the record date for the special cash dividend will not occur until the close of business on the business day immediately preceding the closing date of the merger, and since holders of DPSG common stock as of such record date will receive the special cash dividend for each share of DPSG common stock held by such holder, while continuing to own the same shares of DPSG common stock held by such holders as of time of such record date, the value of the special cash dividend continues to be reflected in the trading price (i.e., DPSG common stock is not currently trading ex-dividend).

        A 20% increase to the DPSG share price would increase the purchase price by $4.38 billion, and a 20% decrease in share price would decrease the purchase price by $4.38 billion, both with a corresponding change to goodwill. The actual purchase price will fluctuate until the closing date of the merger and the final valuation could differ significantly from the current estimate. If these fluctuations were to occur before the effective time of the merger, adjustments to reflect the preliminary fair values and goodwill would be:

Share Price Sensitivity Analysis	20% increase in DPSG share price	20% decrease in DPSG share price
Preliminary fair value of common shares issued	$25,943	$17,295
Preliminary fair value of replacement stock-based awards	353	235
Preliminary fair value adjustment to goodwill	10,835	2,069

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION (Continued)

5. Unaudited Pro Forma Combined Balance Sheet Adjustments (Continued)

B.
Cash and Cash Equivalents

        Cash and cash equivalents have been adjusted for the following:

(in millions)
Equity Investment by Sponsor(1)	$9,000
Proceeds from Financing(2)	12,400
Proceeds from short-term borrowing against New Credit Facilities(3)	286
Pay-down of existing Keurig Green Mountain debt(4)	(2,869)
Special Cash Dividend Payment(5)	(18,952)

Total pro forma adjustment to cash and cash equivalents	$(135)

(1)
Represents funds provided by the Sponsor in an amount of $9,000 million. See 5(L).

(2)
Represents the amount expected to be issued by Maple. See 5(I).

(3)
In the event that Maple planned distributions related to the special cash dividend and pay-down of existing debt would exceed cash on hand, Maple has multiple options available to secure additional funds, including but not limited to cash flow from operations and additional investment from the Sponsor. While Maple anticipates that cash flow from operations, in addition to the planned loan issuance will provide sufficient liquidity to fund the special cash dividend, pro forma rules prohibit the inclusion of certain of these more likely anticipated cash flows as adjustments in the combined pro forma financial statements above. Accordingly, this adjustment reflects a draw on Maple's committed revolving credit facility to fund any deficit as a result of other pro forma cash adjustments above. See 5(I).

(4)
Represents pay-down of existing Keurig debt. See 5(I).

(5)
Represents the estimated special cash dividend to the holders of record of the outstanding shares of DPSG common stock as of a record date immediately prior to the effective time of the merger of $103.75 per share in respect of such shares of DPSG common stock held by them. See 5(L).
C.
Inventories

        Represents an adjustment of $34 million based on the preliminary fair value estimate as part of purchase accounting.

D.    Investments in unconsolidated subsidiaries

        Represents an adjustment of $53 million to increase the carrying value of DPSG's investment in unconsolidated subsidiaries to reflect the fair value of these investments based on the most recent orderly equity transaction.

E.    Goodwill

        Represents the excess of the purchase price over the preliminary fair value of the underlying net tangible and identifiable intangible assets net of liabilities and is estimated to be $10,016 million, which is an increase of $6,452 million over DPSG's book value of goodwill prior to the merger. The estimated goodwill to be recognized is attributable to operational and general and administrative cost synergies

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION (Continued)

5. Unaudited Pro Forma Combined Balance Sheet Adjustments (Continued)

resulting from the warehouse and transportation integration, direct procurement savings on overlapping materials, purchasing scale on indirect spend categories and optimization of duplicate positions and processes. The combined company may also enjoy revenue synergies, driven by a strong portfolio of brands with exposure to higher growth segments and the ability to leverage DPSG's and Maple's collective distribution strength. The goodwill created in the merger is not expected to be deductible for tax purposes.

F.     Other Intangible Assets

        Represents adjustments to record the preliminary estimated fair value of intangibles of approximately $20,090 million, which is an increase of $16,306 million over DPSG's book value of other intangible assets prior to the merger. The general categories of the acquired identified intangible assets are expected to be the following:

(in millions)	Estimated Useful Life	DPSG Historical Carrying Value	Estimated Fair Value Adjustment	Estimated Fair Value
Brands	Indefinite	$3,697	$16,306	$20,003
Distribution rights	Indefinite	32	—	32
Customer relationships	7 years	26	—	26
Non-compete agreements	2 - 4 years	19	—	19
Allied brand distribution rights	5 - 15 years	10	—	10

Total		$3,784	$16,306	$20,090

        The fair value estimate for all identifiable intangible assets is preliminary and is based on assumptions that market participants would use in pricing an asset, based on the most advantageous market for the asset (i.e., its highest and best use). This preliminary fair value estimate could include assets that are not intended to be used, may be sold, or are intended to be used in a manner other than their best use. The final determination of fair value of intangible assets, as well as estimated useful lives, remains subject to change. The finalization may have a material impact on the valuation of intangible assets and the purchase price allocation, which is expected to be finalized subsequent to the merger.

G.    Current and Non-current Deferred Revenue

        Represents the reduction to current and non-current deferred revenue, which includes $64 million and $1,038 million related to the fair value adjustments for DPSG which were required to be made in purchase price accounting as no continuing performance obligations exist by DPSG currently exist for the arrangements with PepsiCo and Coca-Cola. The only performance obligation DPSG has (and the combined entity will have) with PepsiCo and Coca-Cola is to be prepared to sell and deliver all concentrates used in the manufacture of beverages under the arrangements as PepsiCo and Coca-Cola place orders for these concentrates.

H.    Accrued Expenses

        Represents an adjustment of $195 million to accrue for the transaction costs and accrued deferred financing fees of Maple and DPSG.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION (Continued)

5. Unaudited Pro Forma Combined Balance Sheet Adjustments (Continued)

I.      Long Term Obligations

        Long term obligations have been adjusted for the following:

(in millions)
Unsecured loan issuance(1)	$12,400
Pay down of existing Keurig Green Mountain debt(1)	(2,869)
Short-term borrowing against revolving credit facility(1)	286
Deferred debt issuance costs (net)	(50)
Fair value adjustment to decrease DPSG existing debt(2)	(140)

Total	$9,627

(1)
Represents $8,000 million aggregate principal amount of senior unsecured loans under the Bridge Facility and the $2,700 million of term loan facility and $1,700 million under the revolving credit facility under the new credit facilities executed on February 28, 2018.

(2)
Represents the estimated fair value adjustment of $140 million related to DPSG's historical long-term debt, being assumed by Maple in the transaction. The trading value of DPSG's outstanding long-term debt as of March 31, 2018 was used to estimate the fair value of this debt at $4,085 million, or a reduction of $140 million to the carrying value of $4,225 million.

        DPSG expects that all series of senior unsecured notes outstanding under the Indentures will remain outstanding following the closing date. The Indentures require DPSG (or any successor to DPSG) to offer to repurchase all outstanding notes of a series at 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase if DPSG undergoes a change of control and the credit rating of the relevant series is downgraded to below investment grade by each of Moody's and S&P within 60 days after the change of control. Because the merger will constitute a change of control of DPSG, if the credit ratings of any series of notes issued pursuant to the Indentures are downgraded to below investment grade within 60 days following the effectiveness of the merger, the combined company would be required to offer to repurchase all outstanding notes of each such series on such terms. However, following the announcement of the Merger Transactions and based on their disclosed terms, each of S&P, on January 29, 2018, and Moody's, on January 30, 2018, released public statements indicating their expectation that the combined company would continue to be rated investment grade following the closing. On May 11, 2018, DPSG's long-term credit ratings were downgraded by Moody's, but still maintained investment grade. Accordingly, based on such statements, DPSG's current ratings as well as, the proposed capital structure of the combined company, including the proposed refinancing of certain indebtedness of Maple outstanding prior to the consummation of the merger, the anticipated value creation and synergies of the merger and the anticipated timing of the closing of the merger, DPSG anticipates that these notes will continue to be rated investment grade following the closing date and that the combined company will not be required to make a change of control offer.

J.     Long Term Obligations—Related Party

        Represents the capitalization of related party debt of $1,815 million with the Sponsor and Mondelēz LLC into additional paid in capital prior to the merger.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION (Continued)

5. Unaudited Pro Forma Combined Balance Sheet Adjustments (Continued)

K.    Deferred Tax Liabilities

        Represents the estimated adjustment of $4,381 million related to DPSG's historical deferred tax liabilities deemed to be assumed by Maple in the merger and the adjustment of $279 million to write-off the deferred tax asset associated with the deferred revenue pro forma adjustment. The estimate of deferred taxes was determined based on the changes in the book basis of the net assets to be acquired compared to the historical basis reflected in DPSG's historical financial statements. An estimated weighted average statutory rate of 26.50% was applied. This estimate of deferred income tax is preliminary and is subject to change based on the combined company's final determination of the assets acquired and liabilities assumed by jurisdiction and their respective fair values, adjustments to valuation allowances, and the applicable jurisdictional tax rate.

        The estimated adjustment of $4,381 million related to DPSG's historical deferred tax liabilities deemed to be assumed by the combined company in the merger is calculated as follows:

(in millions) Item	Amount	Note
Increase in fair value of:
Intangible assets	$16,306	5(f	)
Long-term obligations	140	5(i	)
Investment in unconsolidated subsidiaries	53	5(d	)
Inventories	34	5(c	)

Total increase in fair value of assets acquired and liabilities assumed by Maple in the merger	$16,533

Estimated weighted average statutory rate	26.50%
Estimated adjustment related to DPSG's historical deferred tax liabilities deemed to be assumed by Maple	$4,381

        The estimated weighted average statutory rate of 26.50% was derived from the assumption that the majority of the increase in fair value was in the U.S., which resulted in the combination of the U.S. federal statutory rate of 21.0% and an estimated state statutory rate of 5.5%.

L.     Total Stockholders' Equity

        Represents the elimination of DPSG common stock, retained earnings, and accumulated other comprehensive loss, as well as the following adjustments to reflect the capital structure of the combined company:

          (a)   Removal of Maple Employee redeemable non-controlling interest and mezzanine equity awards of $288 million related to shares held by certain employees in the Keurig Green Mountain, Inc. Executive Ownership Plan which will be converted into shares of the combined company upon the merger.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION (Continued)

5. Unaudited Pro Forma Combined Balance Sheet Adjustments (Continued)

          (b)   An increase in common stock of $12 million represents the adjustment to the aggregate historical par value of Maple and DPSG, to reflect 1.39 billion shares outstanding at a total par value of $14 million ($0.01 par value per share) calculated as follows:

(in millions, except share and per share data)
Number of shares of DPSG common stock outstanding as of March 31, 2018	180,218,713
Outstanding share-based awards as of March 31, 2018 expected to vest at close	2,449,097

Total shares of DPSG common stock outstanding as of merger close	182,667,810

Shares of Maple common stock outstanding	8,200,000
Shares of Maple common stock issued for equity investment by the Sponsor	4,222,795
Shares of Maple Sub common stock outstanding converted to Maple common stock	90,151

Total shares of Maple common stock outstanding at effective time of the merger	12,512,946
Exchange Ratio(1)	96.427

Number of combined company shares expected to be issued to the Sponsor and Mondelēz LLC as of closing of the merger	1,206,585,844

Total estimated combined company shares following the closing of the merger	1,389,253,654
Par value per share	$0.01

Common stock total par value at merger	$14

(1)
The exchange ratio above is computed as of March 31, 2018. Under the terms of the merger agreement, the exchange ratio will be based on the number of shares of DPSG common stock and Maple common stock outstanding, on a fully diluted basis, at the close of business on the business day immediately preceding the closing date. The exchange ratio in the table above assumes the impact of the equity investment by the Sponsor as the pro forma adjustment to the combined balance sheet.

          (c)   Adjustments to additional paid in capital as follows:

(in millions)
Merger consideration	$21,913
Special Dividend payment(1)	(18,952)
Equity investment by Sponsor(1)	9,000
Capitalization of related party debt(2)	1,815
Elimination of historical Maple redeemable non-controlling interest	288
Par value common stock	(14)

Total	$14,050

(1)
See 5(B) above.

(2)
Represents the adjustment related to the capitalization of related party debt with the Sponsor and Mondelēz LLC as of March 31, 2018—See 5(J).

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION (Continued)

5. Unaudited Pro Forma Combined Balance Sheet Adjustments (Continued)

          (d)   Adjustments to retained earnings as follows:

(in millions)
Elimination of historical DPSG retained earnings	$(2,667)
Maple transaction costs(1)	(100)
DPSG transaction costs(1)	(45)

Total	$(2,812)

(1)
Represents the adjustment related to transaction costs, primarily advisory fees to be paid at closing of the merger.

          (e)   Eliminate $183 million of historical accumulated comprehensive loss on DPSG.

6. Income Statement Adjustments

        The following provides explanations of the various adjustments to the unaudited pro forma combined statement of income.

A.    Net Sales

        Represents a decrease of $64 million and $16 million for the twelve months ended December 31, 2017 and for the three months ended March 31, 2018, respectively, to net sales to remove the historical deferred revenue associated with the arrangements with PepsiCo and Coca-Cola, which were eliminated in the fair value adjustments for DPSG in purchase price accounting.

        As of January 1, 2018, DPSG adopted Revenue from Contracts with Customers (Topic 606) ("ASC 606"). The new guidance sets forth a new five-step revenue recognition model which replaces the prior revenue recognition guidance in its entirety and is intended to eliminate numerous industry-specific pieces of revenue recognition guidance that have historically existed in GAAP. Maple, as a private company, was not required to adopt ASC 606 as of January 1, 2018 and is currently evaluating the impact of ASC 606 on Maple's financial statements. As a result, no pro forma adjustment to net sales has been included for the three months ended March 31, 2018 to conform revenue recognition policies. The adoption of ASC 606 resulted in an immaterial impact to net sales for the three months ended March 31, 2018 for DPSG.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION (Continued)

6. Income Statement Adjustments (Continued)

B.    Interest Expense

        Represents an increase to interest expense of $372 million and $94 million for the twelve months ended December 31, 2017 and for the three months ended March 31, 2018, respectively, which includes the following:

(in millions)	For the twelve months ended December 31, 2017	For the three months ended March 31, 2018
Proceeds from financing(1)	$483	$121
Elimination of Maple historical expense(2)	(155)	(25)
Short-term borrowing against new credit facilities(3)	9	2
Amortization of deferred debt issuance costs	56	1
Amortization of fair value step up of existing DPSG debt(4)	(21)	(5)

Total	$372	$94

(1)
Represents additional interest expense calculated at an estimated 4.25% interest rate on the $8,000 million aggregate principal amount of senior unsecured loans under the Bridge Facility and an assumed interest rate of 3.25% on the $2,700 million of term loan facility and $1,700 million under the revolving credit facility under the new credit facilities executed on February 28, 2018. The assumed interest rate of 3.25% represents the applicable London Interbank Offer Rate ("LIBOR") plus 125 basis points estimated to coincide with the timing of the completion of the merger.

(2)
Represents the elimination of Maple historical interest expense as a result of the pay down of existing Keurig Green Mountain debt. See 5(I) above.

(3)
Represents additional interest expense calculated at the assumed interest rate of 3.25% on the $286 million under the revolving credit facility discussed above.

(4)
Decrease as a result of the step-up in fair value of existing DPSG debt (as if the Merger Transactions had occurred on January 1, 2017), which is recognized as a reduction to interest expense over the remaining term of the existing debt.

        A 1/8 percent increase or decrease in the interest rates assumed above would result in an aggregate increase or decrease to interest expense of $61 million and $15 million for the twelve months ended December 31, 2017 and for the three months ended March 31, 2018, respectively.

C.    Interest Expense—Related Party

        Represents a decrease of $100 million and $25 million for the twelve months ended December 31, 2017 and for the three months ended March 31, 2018, respectively, due to the capitalization of related party debt of $1,815 million with Mondelēz LLC into additional paid in capital to reflect the capital structure of the combined company.

D.    Provision for Income Taxes

        Represents the income tax effect for unaudited pro forma combined statement of income adjustments related to the merger using a 38.80% and 26.50% weighted average statutory tax rate for

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION (Continued)

6. Income Statement Adjustments (Continued)

the twelve months ended December 31, 2017 and for the three months ended March 31, 2018, respectively. Because the adjustments contained in this unaudited pro forma combined financial information are based on estimates, the effective tax rate will likely vary from the effective rate in periods subsequent to the merger. Additionally, certain adjustments reflect transactions that will occur within legal entities located in jurisdictions which are subject to valuation allowances and a tax benefit is not expected to be realized on a more likely than not basis. Adjustments to established deferred tax assets and liabilities as well as the recognition of additional deferred tax assets and liabilities upon detailed analysis of the acquired assets and assumed liabilities may occur in conjunction with the finalization of the purchase accounting, and these items could be material.

        The TCJA was enacted on December 22, 2017, which reduced the U.S. federal statutory tax rate from 35% to 21% effective January 1, 2018, which should be considered going forward. As a result of the TCJA, the combined statement of income for the year ended December 31, 2017 includes an income tax benefit of $781 million primarily due to the reduction of the net U.S. deferred tax liabilities resulting from the 14% decrease in the U.S. federal statutory tax rate.

E.    Net Income Attributable to Employee Redeemable Non-Controlling Interest and Mezzanine Equity Awards ("Non-controlling Interest")

        Represents an increase of $10 million and $1 million for the twelve months ended December 31, 2017 and for the three months ended March 31, 2018, respectively, to net income attributable to non-controlling interest as the Maple Non-controlling Interest was eliminated to reflect the capital structure of the combined company.

7. Earnings per Share

        The unaudited pro forma weighted average number of basic shares outstanding is calculated by adding the number of combined company shares expected to be issued to the stockholders of Maple after giving effect to the pre-closing Maple conversion ratio and the historical weighted average number of basic shares of DPSG, which will remain outstanding as shares in the combined company on a 1:1 basis.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION (Continued)

7. Earnings per Share (Continued)

        The unaudited pro forma weighted average number of basic and diluted shares outstanding for the twelve months ended December 31, 2017 and for the three months ended March 31, 2018 is calculated as follows:

(in millions)	For the twelve months ended December 31, 2017	For the three months ended March 31, 2018
Weighted average DPSG shares outstanding—basic	182.0	179.9
Adjusted for:
DPSG unvested stock options, restricted stock units, performance stock units and dividend equivalent units as of December 31, 2017 and March 31, 2018(1)	2.7	2.4
Shares issued to Maple stockholders outstanding as of December 31, 2017 and March 31, 2018	1,206.6	1,206.6

Adjusted weighted average shares outstanding—basic	1,391.3	1,388.9

(1)
In accordance with the terms of the individual award agreements, all unvested stock options, restricted stock units, performance stock units and dividend equivalent units will vest immediately upon the closing of the merger.

(in millions)	For the twelve months ended December 31, 2017	For the three months ended March 31, 2018
Pro forma weighted basic shares outstanding	1,391.3	1,388.9
Dilutive impact of DPSG awards outstanding	—	—
Dilutive impact of Maple awards outstanding	15.9	15.9

Adjusted weighted average shares outstanding—diluted	1,407.2	1,404.8

ANNEX A

        LETTER OF TRANSMITTAL

To Tender

Any and All Outstanding 3.430% Senior Notes due 2027
Issued on June 15, 2017
and
Any and All Outstanding 4.500% Senior Notes due 2045
Issued on June 15, 2017

of

Dr Pepper Snapple Group, Inc.

Pursuant to the Exchange Offer and Prospectus dated                , 2018

The Exchange Agent for the Exchange Offer is:

By Registered or Certified Mail

Wells Fargo Bank, N.A.
Corporate Trust Operations
MAC N9300-070
P.O. Box 1517
Minneapolis, MN 55480

By Air Courier Service

Wells Fargo Bank, N.A.
Corporate Trust Operations
MAC N9300-070
600 Fourth Street South, 7th Floor
Minneapolis, MN 55479

Facsimile Transmission
612-667-6282
Confirm by Telephone:
1-800-344-5128

        IF YOU WISH TO EXCHANGE CURRENTLY OUTSTANDING (i) 3.430% SENIOR NOTES DUE 2027 ISSUED ON JUNE 15, 2017 FOR AN EQUAL AGGREGATE PRINCIPAL AMOUNT OF 3.430% SENIOR NOTES DUE 2027 REGISTERED UNDER THE SECURITIES ACT OR (ii) 4.500% SENIOR NOTES DUE 2045 ISSUED ON JUNE 15, 2017 FOR AN EQUAL AGGREGATE PRINCIPAL AMOUNT OF 4.500% SENIOR NOTES DUE 2045 REGISTERED UNDER THE SECURITIES ACT, IN EACH CASE, PURSUANT TO THE EXCHANGE OFFER, YOU MUST VALIDLY TENDER (AND NOT WITHDRAW) OUTSTANDING NOTES TO THE EXCHANGE AGENT PRIOR TO 11:59 P.M. NEW YORK CITY TIME ON                        , 2018 BY CAUSING AN AGENT'S MESSAGE TO BE RECEIVED BY THE EXCHANGE AGENT PRIOR TO SUCH TIME.

        The undersigned hereby acknowledges receipt of the prospectus, dated                , 2018 (the "Prospectus"), of Dr Pepper Snapple Group, Inc., a Delaware corporation (the "Company"), and this Letter of Transmittal (the "Letter of Transmittal"), which together describe the Company's offer (the "Exchange Offer") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), to exchange its issued and outstanding 3.430% Senior Notes due 2027 (the "2027 Additional Notes") for a like principal amount of its 3.430% Senior Notes due 2027 registered under the Securities Act issued on June 15, 2017 (the "2027 Exchange Notes") and its issued and outstanding 4.500% Senior Notes due 2045 issued on June 15, 2017 (the "2045 Additional Notes" and, together with the 2027 Additional Notes, the "Additional Notes") for a like principal amount of its 4.500% Senior Notes due 2045 registered under the Securities Act (the "2045 Exchange Notes" and, together with the 2027 Exchange Notes, the "Exchange Notes").

        The Company reserves the right, at any time or from time to time, to extend the Exchange Offer at its discretion, in which event the term "Expiration Time" shall mean the latest time and date to which the Company extends the Exchange Offer. To extend the Exchange Offer, the Company will notify the Exchange Agent of any extension. The Company will notify the holders of Additional Notes of the extension via a press release issued no later than 9:00 a.m. New York City time on the business day after the previously scheduled Expiration Time.

        This Letter of Transmittal is to be used by holders of the Additional Notes. Tender of Additional Notes is to be made according to the Automated Tender Offer Program ("ATOP") of The Depository Trust Company ("DTC") pursuant to the procedures set forth in the Prospectus under the caption "The Exchange Offer—Procedures for Tendering." DTC participants that are accepting the Exchange Offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent's DTC account. DTC will then send a computer-generated message known as an "agent's message" to the exchange agent for its acceptance. For you to validly tender your Additional Notes in the Exchange Offer, the Exchange Agent must receive, prior to the Expiration Time, an agent's message under the ATOP procedures that confirms that:

  •
  DTC has received your instructions to tender your Additional Notes; and

  •
  you agree to be bound by the terms of this Letter of Transmittal.

        By using the ATOP procedures to tender Additional Notes, you will not be required to deliver this Letter of Transmittal to the Exchange Agent. However, you will be bound by its terms, and you will be deemed to have made the acknowledgments and the representations and warranties it contains, just as if you had signed it.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

        1.     By tendering Additional Notes in the Exchange Offer, you acknowledge receipt of the Prospectus and this Letter of Transmittal.

        2.     By tendering Additional Notes in the Exchange Offer, you represent and warrant that you have full authority to tender the Additional Notes described above and will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the tender of Additional Notes.

        3.     The tender of the Additional Notes pursuant to all of the procedures set forth in the Prospectus will constitute an agreement between you and the Company as to the terms and conditions set forth in the Prospectus.

        4.     The Exchange Offer is being made in reliance upon interpretations contained in no-action letters issued to third parties by the staff of the Securities and Exchange Commission (the "Commission"), including Exxon Capital Holdings Corp., Commission No-Action Letter (available May 13, 1988), Morgan Stanley & Co., Inc., Commission No-Action Letter (available June 5, 1991) and Shearman & Sterling, Commission No-Action Letter (available July 2, 1993), that the Exchange Notes issued in exchange for the Additional Notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof (other than a broker-dealer who purchased Additional Notes exchanged for such Exchange Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act of 1933, as amended (the "Securities Act") and any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders are not participating in, and have no arrangement with any person to participate in, the distribution of such Exchange Notes.

        5.     By tendering Additional Notes in the Exchange Offer, you represent and warrant that:

          a.     the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of your business, whether or not you are the holder;

          b.     neither you nor any such other person is engaging in or intends to engage in a distribution of such Exchange Notes;

          c.     neither you nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Exchange Notes;

          d.     neither you nor any such other person is an "affiliate," as such term is defined under Rule 405 promulgated under the Securities Act, of the Company or the Guarantors; and

          e.     if you are a broker-dealer that will receive Exchange Notes for your own account in exchange for Additional Notes, you acquired those Additional Notes as a result of market-making activities or other trading activities and you will deliver the prospectus, as required by law, in connection with any resale of the Exchange Notes.

        6.     If you are a broker-dealer that will receive Exchange Notes for your own account in exchange for Additional Notes that were acquired as a result of market-making activities or other trading activities, you acknowledge, by tendering Additional Notes in the Exchange Offer, that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an "underwriter" within the meaning of the Securities Act. If you are a broker-

dealer and Additional Notes held for your own account were not acquired as a result of market-making or other trading activities, such Additional Notes cannot be exchanged pursuant to the Exchange Offer.

        7.     Any of your obligations hereunder shall be binding upon your successors, assigns, executors, administrators, trustees in bankruptcy and legal and personal representatives.

☐ CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:
Address:

        If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Additional Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1.     Book-Entry Confirmations.

        Any confirmation of a book-entry transfer to the Exchange Agent's account at DTC of Additional Notes tendered by book-entry transfer (a "Book-Entry Confirmation"), as well as an agent's message, and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth herein prior to 11:59 P.M. New York City time on            , 2018.

2.     Partial Tenders.

        Tenders of Additional Notes will be accepted only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The entire principal amount of Additional Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise communicated to the Exchange Agent. If the entire principal amount of all Additional Notes is not tendered, then Additional Notes for the principal amount of Additional Notes not tendered and Exchange Notes issued in exchange for any Additional Notes accepted will be delivered to the holder via the facilities of DTC promptly after the Additional Notes are accepted for exchange.

3.     Validity of Tenders.

        The Company will determine in its sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered Additional Notes and withdrawal of tendered Additional Notes. The Company's determination will be final and binding. The Company reserves the absolute right to reject any Additional Notes not properly tendered or any Additional Notes the Company's acceptance of which might, in the opinion of counsel for the Company, be unlawful. The Company also reserves the absolute right to waive any defect, irregularities or conditions of tender as to particular Additional Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions on this Letter of Transmittal) will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of Additional Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Additional Notes, neither the Company, the Exchange Agent, nor any other person will incur any liability for failure to give such notification. Tenders of Additional Notes will not be deemed made until such defects or irregularities have been cured or waived. Any Additional Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holder promptly following the Expiration Time.

Offer to Exchange
up to
$100,000,000 of 3.430% Senior Notes due 2027
that have been registered under the Securities Act of 1933
for any and all outstanding
$100,000,000 of 3.430% Senior Notes due 2027
that have not been registered under the Securities Act of 1933 and up to
$300,000,000 of 4.500% Senior Notes due 2045
that have been registered under the Securities Act of 1933
for any and all outstanding
$300,000,000 of 4.500% Senior Notes due 2045
that have not been registered under the Securities Act of 1933

PROSPECTUS

                , 2018

        Until                , 2018, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

        This prospectus incorporates by reference business and financial information about us that is not included in or delivered with this prospectus. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Securities and Exchange Commission (the "SEC") will automatically update and supersede this information. You may request a copy of any document incorporated by reference in this prospectus (including exhibits to those documents specifically incorporated by reference in this document), at no cost by visiting our website at www.drpeppersnapplegroup.com or by writing or calling us at Dr Pepper Snapple Group, Inc., 5301 Legacy Drive, Plano, Texas 75024, Attn: Investor Relations, Telephone: (972) 673-7000.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.    Indemnification of Directors and Officers

        Set forth below is a description of certain provisions of the Amended and Restated Certificate of Incorporation, as amended to date (the "Certificate of Incorporation") of Dr Pepper Snapple Group, Inc. (the "Company") and the Delaware General Corporation Law (the "DGCL"). This description is intended as a summary only and is qualified in its entirety by reference to the Certificate of Incorporation and the DGCL.

DELAWARE GENERAL CORPORATION LAW

        Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe their conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made against expenses in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

CERTIFICATE OF INCORPORATION

Limitation on Liability of Directors

        Pursuant to authority conferred by Section 102 of the DGCL, Article Seventh of our Certificate of Incorporation eliminates the personal liability of directors to us or our stockholders for monetary damages for breach of fiduciary duty, including, without limitation, directors serving on committees of our board of directors, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL.

Indemnification and Insurance

        In accordance with Section 145 of the DGCL, Article Eighth of the Certificate of Incorporation grants our directors and officers a right to indemnification for all expenses, liabilities and losses relating to civil, criminal, administrative or investigative actions, suits or proceedings to which they are a party (other than an action or suit by us or in our right, in which case our directors and officers have a right to indemnification for all expenses, except in respect of any claim, issue or matter as to which such officer or director is adjudged to be liable to us) (1) by reason of the fact that they are or were our directors or officers, (2) by reason of the fact that, while they are or were our directors or officers, they are or were serving at our request as directors or officers of another corporation, partnership, joint venture, trust or entity or (3) by reason of any action alleged to have been taken or omitted in such person's capacity as our director or officer or in any other capacity while serving at our request as directors or officers of another corporation, partnership, joint venture, trust or entity.

        Article Eighth of the Certificate of Incorporation further provides for the mandatory advancement of expenses incurred by officers and directors in defending such proceedings in advance of their final disposition upon delivery to us by the indemnitee of an undertaking to repay all amounts so advanced if it is ultimately determined that such indemnitee is not entitled to be indemnified under Article Eighth. We may not indemnify or make advance payments to any person in connection with proceedings initiated against us by such person without the authorization of our board of directors.

        In addition, Article Eighth of the Certificate of Incorporation provides that directors and officers therein described shall be indemnified to the fullest extent permitted by the DGCL, and if the DGCL is subsequently amended to expand further the indemnification or advancements permitted, then we shall indemnify such directors and officers to the fullest extent permitted by the DGCL, as so amended.

        Article Eighth of the Certificate of Incorporation allows the indemnification to continue after an indemnitee has ceased to be our director or officer and to inure to the benefit of the indemnitee's heirs, executors and administrators.

        Article Eighth of the Certificate of Incorporation further provides that the right to indemnification is not exclusive of any other right that any indemnitee may be entitled under any law, any agreement or vote of stockholders or disinterested directors or otherwise.

        The Certificate of Incorporation authorizes us to purchase insurance for our directors and officers and persons who serve at our request as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or entity against any liability incurred in such capacity, whether or not we would have the power to indemnify such persons against such expense or liability under the DGCL. We intend to maintain insurance coverage for our officers and directors as well as insurance coverage to reimburse us for potential costs of our corporate indemnification of directors and officers.

ITEM 21.    Exhibits

        The Exhibits listed on the accompanying Index to Exhibits preceding the signature pages hereto are filed as part of, or incorporated by reference into, this registration statement.

ITEM 22.    Undertakings

        The undersigned registrants hereby undertake:

          1.     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          2.     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3.     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          4.     That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if such registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          5.     That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          6.     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          7.     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and

  Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

          8.     To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          9.     To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of January 29, 2018, by and among Dr Pepper Snapple Group, Inc., Maple Parent Holdings Corp. and Salt Merger Sub, Inc. (filed as Exhibit 2.1 to the Company's Current Report on Form 8-K (filed January 31, 2018) and incorporated herein by reference).

3.1	Amended and Restated Certificate of Incorporation of Dr Pepper Snapple Group, Inc. (filed as Exhibit 3.1 to the Company's Current Report on Form 8-K (filed on May 12, 2008) and incorporated herein by reference).

3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Dr Pepper Snapple Group, Inc. effective as of May 17, 2012 (filed as Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q (filed July 26, 2012) and incorporated herein by reference).

3.3	Certificate of Second Amendment to Amended and Restated Certificate of Incorporation of Dr Pepper Snapple Group, Inc. effective as of May 19, 2016 (filed as Exhibit 3.1 to the Company's Current Report on Form 8-K (filed May 20, 2016) and incorporated herein by reference).

3.4	Amended and Restated By-Laws of Dr Pepper Snapple Group, Inc. effective as of January 25, 2016 (filed as Exhibit 3.2 to the Company's Current Report on Form 8-K (filed January 25, 2016) and incorporated herein by reference).

4.1	Indenture, dated as of December 15, 2009, between the Company and Wells Fargo Bank, N.A., as trustee (filed as Exhibit 4.1 to the Company's Form 8-K filed on December 23, 2009 and incorporated herein by reference).

4.2	Seventh Supplemental Indenture, dated as of December 14, 2016, among Dr Pepper Snapple Group, Inc., the guarantors party thereto and Wells Fargo Bank, N.A., as trustee (filed as Exhibit 4.1 to the Company's Current Report on Form 8-K (filed on December 14, 2016) and incorporated herein by reference).

4.3	Fifth Supplemental Indenture, dated as of November 9, 2015, among Dr Pepper Snapple Group, Inc., the guarantors party thereto and Wells Fargo Bank, N.A., as trustee (filed as Exhibit 4.1 to the Company's Current Report on Form 8-K (filed on November 10, 2015) and incorporated herein by reference).

4.4	Ninth Supplemental Indenture, dated as of June 15, 2017, among Dr Pepper Snapple Group, Inc., the guarantors party thereto, and Wells Fargo Bank, N.A., as trustee (filed as Exhibit 4.1 to the Company's Current Report on Form 8-K (filed on June 15, 2017) and incorporated herein by reference).

4.5	Registration Rights Agreement, dated June 15, 2017, between Dr Pepper Snapple Group, Inc., the guarantors party thereto, Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC, and J.P. Morgan Securities LLC (filed as Exhibit 4.2 to the Company's Current Report on Form 8-K (filed on June 15, 2017) and incorporated herein by reference).

5.1	Opinion of Baker Botts L.L.P. (incorporated by reference to Exhibit 5.1 to the Company's Registration Statement on Form S-4, 333-223832, filed on March 21, 2018).

12.1	Computation of Ratio of Earnings to Fixed Charges (incorporated herein by reference to Exhibit 12.1 to the Company's Quarterly Report on Form 10-Q, filed on April 25, 2018).

Exhibit Number		Description of Exhibit
23.1	*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2	*	Consent of Deloitte & Touche LLP, Independent Auditors.

23.3	*	Consent of PricewaterhouseCoopers, LLP, Independent Registered Public Accounting Firm.

23.4		Consent of Baker Botts L.L.P. (contained in Exhibit 5.1).

24.1	*	Powers of Attorney (set forth on signature page to the registration statement).

25.1		Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, in respect of the 3.430% Senior Notes due 2027 (incorporated by reference to Exhibit 25.1 to the Company's Registration Statement on Form S-4, 333-223832, filed on March 21, 2018).

25.2		Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, in respect of the 4.500% Senior Notes due 2045 (incorporated by reference to Exhibit 25.2 to the Company's Registration Statement on Form S-4, 333-223832, filed on March 21, 2018).

*
Filed herewith.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on May 14, 2018.

DR PEPPER SNAPPLE GROUP, INC.
By:	/s/ JAMES L. BALDWIN James L. Baldwin Executive Vice President & General Counsel

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on May 14, 2018.

SIGNATURE	TITLE

* Larry D. Young	President, Chief Executive Officer and Director (Principal Executive Officer)
* Martin M. Ellen	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
* Angela A. Stephens	Senior Vice President and Controller (Principal Accounting Officer)
* Wayne R. Sanders	Chairman of the Board
* David E. Alexander	Director
* Antonio Carillo	Director
* José Gutiérrez	Director

SIGNATURE	TITLE

* Pamela H. Patsley	Director
* Ronald G. Rogers	Director
* Dunia A. Shive	Director
* M. Anne Szostak	Director

*
The undersigned, by signing his name hereto, does execute this Amendment No. 1 to the Registration Statement on behalf of the persons identified above pursuant to a power of attorney.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on May 14, 2018.

184 Innovations, Inc.
234DP AVIATION, LLC
A & W CONCENTRATE COMPANY
AMERICAS BEVERAGES MANAGEMENT GP
AMTRANS, INC.
Bai Brands LLC
BEVERAGES DELAWARE INC.
DP BEVERAGES INC.
DPS AMERICAS BEVERAGES, LLC
DPS BEVERAGES, INC.
DPS HOLDINGS INC.
DR PEPPER/SEVEN-UP BEVERAGE SALES COMPANY
DR PEPPER/SEVEN UP MANUFACTURING COMPANY
DR PEPPER/SEVEN UP, INC.
MOTT'S DELAWARE LLC
MOTT'S LLP
MSSI LLC
NANTUCKET ALLSERVE, LLC
SNAPPLE BEVERAGE CORP.
THE AMERICAN BOTTLING COMPANY
By:	/s/ Larry D. Young Larry D. Young President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the 14 day of May, 2018.

SIGNATURE	TITLE

/s/ LARRY D. YOUNG Larry D. Young	President, Chief Executive Officer and Director (Principal Executive Officer)
* Martin M. Ellen	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
* Angela A. Stephens	Senior Vice President and Controller (Principal Accounting Officer)
* James L. Baldwin	Executive Vice President & General Counsel

*
The undersigned, by signing his name hereto, does execute this Amendment No. 1 to the Registration Statement on behalf of the persons identified above pursuant to a power of attorney.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on May 14, 2018.

SPLASH TRANSPORT, INC.
By:	/s/ DERRY HOBSON Derry Hobson President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the 21 day of March, 2018.

SIGNATURE	TITLE

/s/ DERRY HOBSON Derry Hobson	President and Director (Principal Executive Officer)
* Greg Collins	Senior Vice President and Director (Principal Financial Officer and Principal Accounting Officer)
* Lisa Dalfonso	Vice President and Secretary
* Arthur Swanson	Vice President and Assistant Secretary

*
The undersigned, by signing his name hereto, does execute this Amendment No. 1 to the Registration Statement on behalf of the persons identified above pursuant to a power of attorney.